EXHIBIT 10.1

================================================================================


                      AMENDED AND RESTATED CREDIT AGREEMENT


                                      among


                         FAIRPOINT COMMUNICATIONS, INC.
                        (f/k/a MJD Communications, Inc.),


                          VARIOUS LENDING INSTITUTIONS,


                             BANK OF AMERICA, N.A.,
                              as SYNDICATION AGENT,


                              WACHOVIA BANK, N.A.,
                             as DOCUMENTATION AGENT,

                                       and

       DEUTSCHE BANK TRUST COMPANY AMERICAS (f/k/a Bankers Trust Company),
                             as ADMINISTRATIVE AGENT

                     ---------------------------------------

                           Dated as of March 30, 1998

                                       and


                    Amended and Restated as of March 6, 2003

                    -----------------------------------------


================================================================================

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                                TABLE OF CONTENTS
                                   (continued)

SECTION 1.     AMOUNT AND TERMS OF CREDIT....................................................1

     1.01   Commitment.......................................................................1

     1.02   Minimum Borrowing Amounts, etc...................................................2

     1.03   Notice of Borrowing..............................................................3

     1.04   Disbursement of Funds............................................................3

     1.05   Notes............................................................................4

     1.06   Conversions......................................................................5

     1.07   Pro Rata Borrowings..............................................................6

     1.08   Interest.........................................................................6

     1.09   Interest Periods.................................................................7

     1.10   Increased Costs, Illegality, etc.................................................8

     1.11   Compensation....................................................................10

     1.12   Change of Lending Office........................................................10

     1.13   Replacement of Lenders..........................................................10

     1.14   Incremental Revolving Commitments...............................................11

SECTION 1A. LETTERS OF CREDIT...............................................................13

SECTION 2.     FEES.........................................................................17

     2.01   Fees............................................................................17

     2.02   Voluntary Reduction of Commitments..............................................18

     2.03   Mandatory Adjustments of Commitments, etc.......................................19

SECTION 3.     PAYMENTS.....................................................................19

     3.01   Voluntary Prepayments...........................................................19

     3.02   Mandatory Prepayments...........................................................20

     3.03   Method and Place of Payment.....................................................23

     3.04   Net Payments....................................................................23

SECTION 4.     CONDITIONS PRECEDENT.........................................................25

     4.01   Conditions Precedent to Restatement Effective Date and the Initial
            Incurrence of Loans.............................................................26

     4.02   Conditions Precedent to All Loans...............................................29

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                                TABLE OF CONTENTS
                                   (continued)

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SECTION 5.     REPRESENTATIONS, WARRANTIES AND AGREEMENTS...................................30

     5.01   Company Status..................................................................30

     5.02   Company Power and Authority.....................................................30

     5.03   No Violation....................................................................30

     5.04   Litigation......................................................................31

     5.05   Use of Proceeds; Margin Regulations.............................................31

     5.06   Governmental Approvals..........................................................31

     5.07   Investment Company Act..........................................................32

     5.08   Public Utility Holding Company Act..............................................32

     5.09   True and Complete Disclosure....................................................32

     5.10   Financial Condition; Financial Statements.......................................32

     5.11   Security Interests..............................................................33

     5.12   Compliance With Statutes........................................................33

     5.13   Tax Returns and Payments........................................................33

     5.14   Compliance with ERISA...........................................................34

     5.15   Subsidiaries....................................................................35

     5.16   Intellectual Property...........................................................35

     5.17   Environmental Matters...........................................................35

     5.18   Labor Relations.................................................................35

     5.19   Subordination...................................................................35

SECTION 6.     AFFIRMATIVE COVENANTS........................................................36

     6.01   Information Covenants...........................................................36

     6.02   Books, Records and Inspections..................................................37

     6.03   Insurance.......................................................................38

     6.04   Payment of Taxes................................................................38

     6.05   Company Franchises..............................................................38

     6.06   Compliance with Statutes, etc...................................................38

     6.07   ERISA...........................................................................38

     6.08   Good Repair.....................................................................39

     6.09   End of Fiscal Years; Fiscal Quarters............................................39

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                                TABLE OF CONTENTS
                                   (continued)

                                                                                          Page
                                                                                          ----
     6.10   Approvals.......................................................................40

     6.11   CoBank Capital..................................................................40

SECTION 7.     NEGATIVE COVENANTS...........................................................40

     7.01   Changes in Business.............................................................40

     7.02   Consolidation, Merger, Sale or Purchase of Assets, etc..........................40

     7.03   Liens...........................................................................42

     7.04   Indebtedness....................................................................44

     7.05   Capital Expenditures............................................................46

     7.06   Advances, Investments and Loans.................................................46

     7.07   Limitation on Creation of Subsidiaries..........................................47

     7.08   Modifications...................................................................48

     7.09   Dividends, etc..................................................................48

     7.10   Transactions with Affiliates....................................................49

     7.11   Interest Coverage Ratio.........................................................50

     7.12   Leverage Ratio..................................................................50

     7.13   Senior Secured Leverage Ratio...................................................51

     7.14   Limitation On Issuance of Equity Interests......................................51

     7.15   Designated Senior Debt..........................................................51

SECTION 8.     EVENTS OF DEFAULT............................................................52

     8.01   Payments........................................................................52

     8.02   Representations, etc............................................................52

     8.03   Covenants.......................................................................52

     8.04   Default Under Other Agreements..................................................52

     8.05   Bankruptcy, etc.................................................................52

     8.06   ERISA...........................................................................53

     8.07   Pledge Agreement................................................................53

     8.08   Subsidiary Guaranty.............................................................54

     8.09   Judgments.......................................................................54

SECTION 9.     DEFINITIONS..................................................................54

SECTION 10.    THE AGENTS...................................................................78

                                TABLE OF CONTENTS
                                   (continued)

                                                                                          Page
                                                                                          ----
     10.01  Appointment.....................................................................78

     10.02  Nature of Duties................................................................79

     10.03  Lack of Reliance on the Agents..................................................79

     10.04  Certain Rights of the Administrative Agent......................................79

     10.05  Reliance........................................................................80

     10.06  Indemnification.................................................................80

     10.07  Each Agent in its Individual Capacity...........................................80

     10.08  Holders.........................................................................80

     10.09  Resignation by the Administrative Agent.........................................80

SECTION 11.    MISCELLANEOUS................................................................81

     11.01  Payment of Expenses. etc........................................................81

     11.02  Right of Setoff.................................................................82

     11.03  Notices.........................................................................82

     11.04  Benefit of Agreement............................................................83

     11.05  No Waiver; Remedies Cumulative..................................................85

     11.06  Payments Pro Rata...............................................................85

     11.07  Calculations; Computations......................................................85

     11.08  Governing Law: Submission to Jurisdiction; Venue; Waiver of Jury Trial..........86

     11.09  Counterparts....................................................................86

     11.10  Effectiveness...................................................................87

     11.11  Headings Descriptive............................................................87

     11.12  Amendment or Waiver.............................................................87

     11.13  Survival........................................................................88

     11.14  Domicile of Loans...............................................................88

     11.15  Confidentiality.................................................................88

     11.16  Lender Register.................................................................89

     11.17  Additions of New Lenders........................................................89

     11.18  Special Acknowledgments. Authorizations and Agreements in Connection with
            Amendment and Restatement, etc..................................................89

                                TABLE OF CONTENTS
                                   (continued)


ANNEX I     --  Commitments
ANNEX II    --  Addresses
ANNEX III   --  Subsidiaries
ANNEX IV    --  ERISA
ANNEX V     --  Existing Liens
ANNEX VI    --  Scheduled Existing Indebtedness
ANNEX VII   --  Existing Investments
ANNEX VIII  --  Affiliate Transactions
ANNEX IX    --  Existing Letters of Credit

EXHIBIT A   --  Form of Notice of Borrowing
EXHIBIT B-1 --  Form of A Term Note
EXHIBIT B-2 --  Form of C Term Note-Floating Rate
EXHIBIT B-3 --  Form of C Term Note-Fixed Rate
EXHIBIT B-4 --  Form of RF Note
EXHIBIT C   --  Form of Section 3.04 Certificate
EXHIBIT D-1 -- Form of Opinion of Paul, Hastings, Janofsky & Walker LLP EXHIBIT D-2 -- Form of Opinion of White & Case LLP
EXHIBIT E   --  Form of Officer's Certificate
EXHIBIT F   --  Form of Subsidiary Guaranty
EXHIBIT G   --  Form of Pledge Agreement
EXHIBIT H   --  Form of Solvency Certificate
EXHIBIT I   --  Form of Assignment Agreement
EXHIBIT J   --  Form of Letter of Credit Request
EXHIBIT K   --  Form of Incremental Revolving Commitment Agreement

          AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 30, 1998 and amended and restated as of March 6, 2003, among FAIRPOINT COMMUNICATIONS, INC. (f/k/a MJD Communications, Inc.), a Delaware corporation (the "BORROWER"), the Lenders from time to time party hereto, BANK OF AMERICA, N.A., as Syndication Agent (the "SYNDICATION AGENT"), WACHOVIA BANK, N.A., as Documentation Agent (the "DOCUMENTATION AGENT"), and DEUTSCHE BANK TRUST COMPANY AMERICAS (f/k/a Bankers Trust Company), as Administrative Agent (the "ADMINISTRATIVE AGENT" and, together with the Syndication Agent and the Documentation Agent, collectively, the "AGENTS"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 9 are used herein as so defined.

                              W I T N E S S E T H:

          WHEREAS, the Borrower, the Existing Lenders and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Administrative Agent, are parties to a Credit Agreement, dated as of March 30, 1998 (as amended, modified or supplemented to, but not including, the Restatement Effective Date, the "ORIGINAL CREDIT AGREEMENT"); and

          WHEREAS, the parties hereto wish to amend and restate the Original Credit Agreement in the form of this Agreement to, INTER ALIA, permit the Transaction on the terms and subject to the conditions provided herein and make available to the Borrower the respective credit facilities provided for herein;

          NOW, THEREFORE, the parties hereto agree that the Original Credit Agreement shall be and hereby is amended and restated in its entirety as follows:

          SECTION 1. AMOUNT AND TERMS OF CREDIT.

          1.01 COMMITMENT. Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make and/or continue a loan or loans (each, a "Loan" and, collectively, the "Loans") to the Borrower, as set forth below:

          (i) Loans under the A Term Facility (each, an "A TERM LOAN" and, collectively, the "A TERM LOANS") (i) shall be made to the Borrower by each Lender with an A Term Commitment pursuant to a single drawing on the Restatement Effective Date, (ii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, PROVIDED that all A Term Loans made as part of the same Borrowing shall, unless specifically provided herein, consist of Loans of the same Type and (iii) shall not exceed in aggregate principal amount for any Lender in respect of any incurrence of A Term Loans the A Term Commitment, if any, of such Lender as in effect immediately prior to such incurrence. Once repaid, A Term Loans may not be reborrowed.

          (ii) Each Existing C Term Loan-Floating Rate made by an Existing C Term Loan-Floating Rate Lender to the Borrower pursuant to the Original Credit Agreement and outstanding on the Restatement Effective Date (immediately prior to giving effect thereto) (each such Existing C Term Loan-Floating Rate as continued as provided below, a "C TERM LOAN-FLOATING RATE" and, collectively, the "C TERM LOANS-FLOATING RATE") (i) shall be continued by such Existing C Term Loan-Floating Rate Lender on the Restatement Effective Date, (ii) except as hereinafter provided, shall, at the option of the Borrower, be maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, PROVIDED that (x) all C Term Loans-Floating Rate made as part of the same Borrowing shall, unless specifically provided herein, consist of Loans of the same Type and (y) each Existing C Term Loan-Floating Rate maintained as a Eurodollar Loan under, and as defined in, the Original Credit Agreement shall remain (upon continuation as a C Term Loan-Floating Rate on the Restatement Effective Date) subject to the same Interest Period applicable to it prior to such continuation, and (iii) shall not exceed for any Existing C Term Loan-Floating Rate Lender in initial principal amount, that amount which equals the aggregate outstanding principal amount of the Existing C Term Loans-Floating Rate made by such Existing C Term Loan-Floating Rate Lender and outstanding on the Restatement Effective Date (immediately prior to giving effect thereto) as set forth on Annex I hereto. Once repaid, C Term Loans-Floating Rate may not be reborrowed.

          (iii) Each Existing C Term Loan-Fixed Rate made by CoBank to the Borrower pursuant to the Original Credit Agreement and outstanding on the Restatement Effective Date (immediately prior to giving effect thereto) (each such Existing C Term Loan-Fixed Rate as continued as provided below, a "C TERM LOAN-FIXED RATE" and, collectively, the "C TERM LOANS-FIXED RATE") (i) shall be continued by CoBank on the Restatement Effective Date, (ii) in the case of any C Term Loan-Fixed Rate subject to an FRE Date which has expired, shall, except as hereinafter provided, at the option of the Borrower, be maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, PROVIDED that all such C Term Loans-Fixed Rate made as part of the same Borrowing shall, unless specifically provided herein, consist of Loans of the same Type, and (iii) shall not exceed for CoBank in initial principal amount, that amount which equals the aggregate outstanding principal amount of the Existing C Term Loans-Fixed Rate made by CoBank and outstanding on the Restatement Effective Date (immediately prior to giving effect thereto) as set forth on Annex I hereto. Once repaid, C Term Loans-Fixed Rate may not be reborrowed.

          (iv) Loans under the Revolving Facility (each, an "RF LOAN" and, collectively, the "RF LOANS") (i) shall be made to the Borrower at any time and from time to time on and after the Restatement Effective Date (or, in the case of Incremental RF Loans, the respective Incremental Revolving Commitment Date) and prior to the Final Maturity Date, (ii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, PROVIDED that all RF Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Loans of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof, and (iv) shall not exceed (giving effect to any incurrence thereof and the use of the proceeds of such incurrence) for any Lender in aggregate principal amount at any time outstanding that amount which, when added to such Lender's Percentage of Letter of Credit Outstandings at such time, equals the Revolving Commitment, if any, of such Lender at such time.

          1.02 MINIMUM BORROWING AMOUNTS, ETC. The aggregate principal amount of each Borrowing shall not be less than the Minimum Borrowing Amount. More than one Borrowing may be incurred on any day, PROVIDED that at no time shall there be outstanding more than twelve Borrowings of Eurodollar Loans.

          1.03 NOTICE OF BORROWING. (a) Whenever the Borrower desires to incur Loans under any Facility (other than the C Term Loans to be continued on the Restatement Effective Date), it shall give the Administrative Agent at its Notice Office, (x) prior to 12:00 Noon (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each proposed incurrence of Eurodollar Loans and (y) prior to 11:00 A.M. (New York time) on the proposed date thereof, written notice (or telephonic notice promptly confirmed in writing) of each proposed incurrence of Base Rate Loans. Each such notice (each, a "NOTICE OF BORROWING") shall be in the form of Exhibit A and shall be irrevocable and shall specify (i) the Facility pursuant to which such incurrence is being made, (ii) the aggregate principal amount of the Loans to be made pursuant to such incurrence, (iii) the date of incurrence (which shall be a Business Day) and (iv) whether the respective Borrowing shall consist of Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed incurrence of Loans of such Lender's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

          (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent and any Letter of Credit Issuer, prior to receipt of written confirmation may act without liability upon the basis of and consistent with such telephonic notice, believed by the Administrative Agent or such Letter of Credit Issuer, as the case may be, in good faith to be from an Authorized Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's or such Letter of Credit Issuer's record of the terms of such telephonic notice, unless such record reflects gross negligence or willful misconduct on the part of the Administrative Agent or such Letter of Credit Issuer, as the case may be.

          1.04 DISBURSEMENT OF FUNDS. (a) No later than 1:00 P.M. (New York time) (2:00 P.M. (New York time) in the case of Base Rate Loans made pursuant to same day notice) on the date specified in each Notice of Borrowing, each Lender with a Commitment under the respective Facility will make available its PRO RATA share of each Borrowing requested to be made on such date. All such amounts shall be made available to the Administrative Agent in Dollars and immediately available funds at the Payment Office and the Administrative Agent promptly will make available to the Borrower by depositing to its account at the Payment Office or as otherwise directed in the applicable Notice of Borrowing the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the date of the proposed incurrence that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may notify the Borrower, and, upon receipt of such notice, the Borrower shall promptly pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Effective Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 1.08, for the respective Loans.

          (b) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

          1.05 NOTES. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made to it by each Lender shall be evidenced (i) if A Term Loans, by a promissory note substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, an "A TERM NOTE" and, collectively, the "A TERM NOTES"), (ii) if C Term Loans-Floating Rate, by a promissory note substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each, a "C TERM NOTE-FLOATING RATE" and, collectively, the "C TERM NOTES-FLOATING RATE"), (iii) if C Term Loans-Fixed Rate, by promissory notes substantially in the form of Exhibit B-3 (each, a "C TERM NOTE-FIXED RATE" and, collectively, the "C TERM NOTES-FIXED RATE"), and (iv) if RF Loans, by a promissory note substantially in the form of Exhibit B-4 with blanks appropriately completed in conformity herewith (each, an "RF NOTE" and, collectively, the "RF NOTES").

          (b) The A Term Note issued to each Lender that makes any A Term Loan shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender and be dated the Restatement Effective Date (or, if issued after the Restatement Effective Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the A Term Commitment of such Lender on the Restatement Effective Date (or, if issued after the Restatement Effective Date, be in a stated principal amount equal to the outstanding principal amount of A Term Loans of such Lender at such time) and be payable in the principal amount of A Term Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section
3.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (c) The C Term Note-Floating Rate issued to each Lender with outstanding C Term Loans-Floating Rate shall (i) be executed by the Borrower,
(ii) be payable to the order of such Lender and be dated the Restatement Effective Date (or, if issued after the Restatement Effective Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the C Term Loans-Floating Rate continued by such Lender on the Restatement Effective Date (or, if issued after the Restatement Effective Date, be in a stated principal amount equal to the outstanding principal amount of C Term Loans-Floating Rate of such Lender at such time) and be payable in the principal amount of C Term Loans-Floating Rate evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section
3.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (d) The C Term Note-Fixed Rate issued to each Lender with outstanding C Term Loans-Fixed Rate shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender and be dated the Restatement Effective Date, (iii) be in a stated principal amount equal to the relevant C Term Loans-Fixed Rate continued by CoBank on the Restatement Effective Date (or, in the case of a new C Term Note-Fixed Rate issued pursuant to Section 1.13 or 11.04, the respective C Term Loans-Fixed Rate evidenced thereby at the time of issuance) and be payable in the principal amount of C Term Loans-Fixed Rate evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in Section 1.08(c) in respect of the C Term Loans-Fixed Rate evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 3.02 and
(vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (e) The RF Note issued to each RF Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such RE Lender and be dated the Restatement Effective Date (or, in the case of any RF Note issued after the Restatement Effective Date, the date of issuance thereof), (iii) be in a stated principal amount equal to the Revolving Commitment of such RF Lender and be payable in the principal amount of the RF Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 3.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (f) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Loans.

          1.06 CONVERSIONS. The Borrower shall have the option to convert on any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of the Loans owing pursuant to a single Facility into a Borrowing or Borrowings pursuant to such Facility of another Type of Loan, PROVIDED that (i) no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans and C Term Loans-Fixed Rate may not be converted into Eurodollar Loans when a Default under Section 8.01 or an Event of Default is in existence on the date of the proposed conversion if the Administrative Agent or the Required Lenders shall have determined in its or their sole discretion not to permit such conversion, (iii) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in number as provided in Section 1.02 and (iv) no conversion of any C Term Loan-Fixed Rate shall be made pursuant to this Section 1.06 until the FRE Date applicable thereto has occurred, at which time such Loans shall be converted into Eurodollar Loans and/or Base Rate Loans as elected by the Borrower (or, in the absence of giving any such notice, shall be automatically converted into Base Rate Loans) and such resulting Eurodollar Loans and Base Rate Loans shall thereafter be subject to conversion as provided in this Section 1.06. Each such conversion shall be effected by the Borrower giving the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' (or one Business Day's, in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each, a "NOTICE OF CONVERSION") specifying the Loans to be so converted (including the relevant Facility), the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans.

          1.07 PRO RATA BORROWINGS. All A Term Loans and RF Loans under this Agreement shall be made by the Lenders PRO RATA on the basis of their A Term Commitments or Revolving Commitments, as the case may be, if any. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

          1.08 INTEREST. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until the earlier of repayment or conversion thereof and maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Base Rate Margin PLUS the Base Rate in effect from time to time.

          (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until the earlier of repayment or conversion thereof and maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Eurodollar Margin PLUS the relevant Eurodollar Rate.

          (c) The unpaid principal amount of each C Term Loan-Fixed Rate shall bear interest until maturity (whether by acceleration or otherwise) as provided in the C Term Note-Fixed Rate evidencing the same.

          (d) Interest in respect of any overdue amount payable hereunder shall accrue at a rate per annum equal to the Base Rate in effect from time to time PLUS the sum of (i) 2% and (ii) the Applicable Base Rate Margin, PROVIDED that principal in respect of Eurodollar Loans and C Term Loans-Fixed Rate (prior to the applicable FRE Date) shall bear interest from the date the same becomes due (whether by acceleration or otherwise) until (x) in the case of Eurodollar Loans, the end of the Interest Period then applicable to such Eurodollar Loan and (y) in the case of C Term Loans-Fixed Rate until paid in full, at a rate per annum no less than one which is equal to 2% in excess of the rate of interest applicable thereto on such date.

          (e) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period,
(iii) in respect of each such Loan, on any prepayment or conversion (on the amount prepaid or converted), at

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maturity (whether by acceleration or otherwise) and, after such maturity, on demand and (iv) in respect of the C Term Loans-Fixed Rate, as provided in the relevant C Term Note-Fixed Rate.

          (f) All computations of interest hereunder shall be made in accordance with Section 11.07(b).

          (g) The Administrative Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Borrower and the Lenders thereof.

          1.09 INTEREST PERIODS. (a) At the time the Borrower gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, it shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three, six or, to the extent available to all Lenders with a Commitment and/or outstanding Loans under the respective Facility, nine or twelve month period. Notwithstanding anything to the contrary contained above:

          (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

          (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iv) no Interest Period with respect to a Borrowing of RF Loans or A Term Loans shall extend beyond the Final Maturity Date;

          (v) no Interest Period with respect to any C Term Loans-Floating Rate or C Term Loans-Fixed Rate outstanding as Eurodollar Loans may be elected that would extend beyond any date upon which a Scheduled Repayment is required to be made in respect of such Loans if, after giving effect to the selection of such Interest Period, the aggregate principal amount of C Term Loans-Floating Rate or C Term Loans-Fixed Rate outstanding as Eurodollar Loans, respectively, maintained as Eurodollar Loans with Interest Periods ending after such date would exceed the aggregate principal amount of C Term Loans-Floating Rate or C Term Loans-Fixed Rate outstanding as Eurodollar

     Loans, as the case may be, permitted to be outstanding after such Scheduled Repayment; and

          (vi) no Interest Period may be elected at any time when a Default under Section 8.01 or an Event of Default is then in existence if the Administrative Agent or the Required Lenders shall have determined in its or their sole discretion not to permit such election.

          (b) If, upon the expiration of any Interest Period, the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of such expiration.

          1.10 INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

          (i) on any date for determining the Eurodollar Rate for any Interest Period that, by reason of any changes arising after the Pre-Closing Start Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate or the making or continuance of any Eurodollar Loan has become impracticable as a result of a contingency occurring after the Pre-Closing Start Date which materially and adversely affects the interbank Eurodollar market;

          (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans (other than taxes covered by Section 3.04 and any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Original Effective Date in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar
     Rate) and/or (y) other circumstances affecting the interbank Eurodollar market or the position of such Lender in such market; or

          (iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Lender customarily complies even though the failure to comply therewith would not be unlawful);

then, and in any such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall (x) on such date and (y) within ten Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, within 10 Business Days after the Borrower's receipt of written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine after consultation with the Borrower) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, describing the basis for such increased costs and showing the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii), the Borrower shall within the time period required by law) either (x) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 1.10(a)(ii) or (iii), or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent, require the affected Lender to convert each such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstances described in Section 1.10(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan (or such earlier date as shall be required by applicable law)); PROVIDED that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

          (c) If any Lender shall have determined that the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, in each case after the Pre-Closing Start Date, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency first made after the Pre-Closing Start Date, has or would have the effect of reducing the rate of return on such Lender's or its parent corporation's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or its parent corporation's policies with respect to capital adequacy), then from time to time, within 10

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Business Days after demand by such Lender (with a copy to the Administrative
Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall describe the basis for such claim and set forth in reasonable detail the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice.

          1.11 COMPENSATION. (a) The Borrower shall, without duplication, compensate each Lender, upon its written request (which request shall set forth the basis for requesting such compensation and reasonably detailed calculations thereof), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding in any event the loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by any Lender or the Administrative Agent) a Borrowing of Eurodollar Loans by the Borrower does not occur on a date specified theref or in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any prepayment, repayment or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.10(b).

          (b) Notwithstanding anything in this Agreement to the contrary, to the extent any notice or request required by Section 1.10, 1.11, 1A.06 or 3.04 of this Agreement is given by any Lender more than 120 days after such Lender obtained, or reasonably should have obtained, knowledge of the occurrence of the event giving rise to the additional costs, reductions in amounts, losses, taxes or other additional amounts of the type described in such Section, such Lender shall not be entitled to compensation under Section 1.10, 1.11, 1A.06 or 3.04 of this Agreement for any amounts incurred or accruing prior to the giving of such notice to the Borrower.

          1.12 CHANGE OF LENDING OFFICE. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 1.l0(a)(ii) or
(iii), 1.10(c), 1A.06 or 3.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, PROVIDED that such designation is made on such terms that such Lender and its lending office suffer no material economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section
1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 1.10, 1A.06 or 3.04.

          1.13 REPLACEMENT OF LENDERS. (x) Upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c),
Section 1A.06 or Section 3.04 with

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respect to any Lender which results in such Lender charging to the Borrower increased costs materially in excess of those being charged generally by the Lenders, (y) if a Lender becomes a Defaulting Lender and/or (z) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required RE/A TF Lenders and the Required C TF Lenders, the Borrower shall have the right, if no Default under Section 8.01 or Event of Default then exists, to replace such Lender (the "REPLACED LENDER") with one or more other Eligible Transferee or Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "REPLACEMENT LENDER") reasonably acceptable to the Administrative Agent, PROVIDED that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment Agreements pursuant to Section 11.04(b) (and with all fees payable pursuant to said Section 11.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued and unpaid interest on, all outstanding Loans of the Replaced Lender, and of all Unpaid Drawings to the extent such Lender funded its share thereof as provided in
Section 1 A.05, and (B) an amount equal to all accrued and unpaid Fees owing to the Replaced Lender pursuant to Section 2.01, and (y) the respective Letter of Credit Issuer the portion, if any, of any payment made by it under any Letter of Credit that was required to be funded by the Replaced Lender if not reimbursed by the Borrower and not funded by the Replaced Lender and (ii) all obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender by the Borrower concurrently with such replacement. Upon the execution of the respective Assignment Agreements, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions applicable to the Replaced Lender under this Agreement, which shall survive as to such Replaced Lender.

          1.14 INCREMENTAL REVOLVING COMMITMENTS. (a) So long as the Incremental Commitment Requirements are satisfied at the time of the delivery of the request referred to below, the Borrower shall have the right to request that one or more Lenders (and/or one or more other Persons which will become Lenders as provided below) provide Incremental Revolving Commitments and, subject to the applicable terms and conditions contained in this Agreement, make RF Loans pursuant thereto; it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Incremental Revolving Commitment as a result of any such request by the Borrower, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Revolving Commitment and executed and delivered to the Administrative Agent an Incremental Revolving Commitment Agreement in respect thereof as provided in clause (b) of this
Section 1.14, such Lender shall not be obligated to fund any RF Loans in excess of its Revolving Commitment as in effect prior to giving effect to such Incremental Revolving Commitment provided pursuant to this Section 1.14, (ii) any Lender (or, in the circumstances contemplated by clause (v) below, any other Person which will qualify as an Eligible Transferee) may so provide an Incremental Revolving Commitment without the consent of any other Lender, (iii) each provision of Incremental Revolving Commitments on a given date pursuant to this Section 1.14 shall be in a minimum aggregate amount (for all Lenders (including, in the circumstances contemplated by clause (v) below, Eligible Transferees who will become Lenders)) of at least $2,500,000 and in integral multiples of $1,000,000 in excess thereof, (iv) the aggregate amount of all Incremental Revolving Commitments permitted to be provided pursuant to this
Section 1.14 shall not exceed $10,000,000, (v) the Borrower may request Incremental Revolving Commitments from Persons reasonably acceptable to the Administrative Agent which would qualify as Eligible Transferees hereunder, PROVIDED that any such Incremental Revolving Commitments provided by any such Eligible Transferee which is not already a Lender shall be in a minimum amount (for such Eligible Transferee) of at least $2,500,000 (and with the fees to be paid to such Eligible Transferee to be no greater than those fees to be paid to the then existing Lenders (if any) providing Incremental Revolving Commitments) and (vi) all actions taken by the Borrower pursuant to this Section 1.14 shall be done in coordination with the Administrative Agent.

          (b) In connection with the Incremental Revolving Commitments to be provi(led pursuant to this Section 1.14, the Borrower, the Administrative Agent and each such Lender or other Eligible Transferee (each, an "INCREMENTAL RF LENDER") which agrees to provide an Incremental Revolving Commitment shall execute and deliver to the Administrative Agent an Incremental Revolving Commitment Agreement substantially in the form of Exhibit K (appropriately completed), with the effectiveness of such Incremental RF Lender's Incremental Revolving Commitment to occur upon delivery of such Incremental Revolving Commitment Agreement to the Administrative Agent, the payment of any fees required in connection therewith (including, without limitation, any agreed upon up-front or arrangement fees owing to the Administrative Agent) and the satisfaction of the Incremental Commitment Requirements and any other conditions precedent that may be set forth in such Incremental Revolving Commitment Agreement. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Revolving Commitment Agreement, and at such time, (i) the Total Revolving Commitment under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Incremental Revolving Commitments, (ii) Annex I shall be deemed modified to reflect the revised Revolving Commitments of the affected Lenders and (iii) to the extent requested by any Incremental RF Lender, RF Notes will be issued at the Borrower's expense, to such Incremental RF Lender, to be in conformity with the requirements of Section 1.05 (with appropriate modification) to the extent needed to reflect the new RF Loans made by such Incremental RF Lender.

          (c) At the time of any provision of Incremental Revolving Commitments pursuant to this Section 1.14, the Borrower shall, in coordination with the Administrative Agent, repay outstanding RF Loans of certain of the RF Lenders, and incur additional RF Loans from certain other RF Lenders (including the Incremental RF Lenders), in each case to the extent necessary so that all of the RF Lenders participate in each outstanding Borrowing of RF Loans PRO RATA on the basis of their respective Revolving Commitments (after giving effect to any increase in the Total Revolving Commitment pursuant to this Section 1.14) and with the Borrower being obligated to pay to the respective RF Lenders any costs of the type referred to in Section 1.11 in connection with any such repayment and/or Borrowing.

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          SECTION 1A. LETTERS OF CREDIT.

          1A.01   LETTERS OF CREDIT. (a) Subject to and upon the terms and
conditions herein set forth, the Borrower may request that a Letter of Credit Issuer at any time and from time to time on or after the Restatement Effective Date and prior to the date which is thirty Business Days prior to the Final Maturity Date issue, for the account of the Borrower and in support of such obligations of the Borrower and/or its Subsidiaries that are incurred in the ordinary course of business or are acceptable to the Administrative Agent and, subject to and upon the terms and conditions herein set forth, such Letter of Credit Issuer agrees to issue from time to time, irrevocable standby letters of credit (each such letter of credit, a "LETTER OF CREDIT" and, collectively, the "LETTERS OF CREDIT") denominated in Dollars and issued on a sight basis, in such form as may be approved by such Letter of Credit Issuer and the Administrative Agent.

          (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued if after giving effect thereto (x) the Letter of Credit Outstandings would exceed $5 million or (y) the sum of all Letter of Credit Outstandings (less any portion thereof subject to Section 1A.0 1(c) Arrangements) and the then aggregate outstanding principal amount of all RF Loans made by Non-Defaulting Lenders would exceed the Adjusted Total Revolving Commitment at such time and (ii) each Letter of Credit shall have an expiry date occurring not later than one year after such Letter of Credit's date of issuance, PROVIDED that any such Letter of Credit may be extendible for successive periods of up to one year on terms acceptable to the respective Letter of Credit Issuer and in no event shall any Letter of Credit have an expiry date occurring later than ten Business Days prior to the Final Maturity Date.

          (c) Notwithstanding the foregoing, in the event a Lender Default exists, the respective Letter of Credit Issuer shall not be required to issue any Letter of Credit unless such Letter of Credit Issuer has entered into arrangements satisfactory to it and the Borrower ("SECTION 1A.01(c) ARRANGEMENTS") to eliminate such Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Defaulting Lender or Lenders, which may include requiring that the Borrower cash collateralize such Defaulting Lender's or Lenders' Percentage of the Letter of Credit Outstandings.

          (d) Annex IX hereto contains a description of all letters of credit issued pursuant to the Original Credit Agreement and outstanding on the Restatement Effective Date. Each such letter of credit, including any extension or renewal thereof (each, as amended from time to time in accordance with the terms hereof and thereof, an "EXISTING LETTER OF CREDIT") shall constitute a "Letter of Credit" for all purposes of this Agreement, issued, for purposes of Sections 1A.04(a) and 1A.05, on the Restatement Effective Date.

          1A.02   MINIMUM STATED AMOUNT. The initial Stated Amount of each
Letter of Credit shall be not less than $100,000 or such lesser amount as is acceptable to the respective Letter of Credit Issuer.

          1A.03   LETTER OF CREDIT REQUESTS; NOTICES OF ISSUANCE. (a) Whenever
it desires that a Letter of Credit be issued, the Borrower shall give the Administrative Agent and the respective Letter of Credit Issuer written notice (which may include by way of facsimile transmission) in the form of Exhibit J hereto prior to 1:00 P.M. (New York time) at least three

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Business Days (or such shorter period as may be acceptable to such Letter of
Credit Issuer) prior to the proposed date of issuance (which shall be a Business
Day) (each, a "LETTER OF CREDIT REQUEST"), which Letter of Credit Request shall include any documents that such Letter of Credit Issuer customarily requires in connection therewith.

          (b) Each Letter of Credit Issuer shall, promptly after each issuance or amendment of a Letter of Credit by it, notify the Administrative Agent and the Borrower in writing of such issuance or amendment, and such notice shall be accompanied by a copy of such issuance or amendment. After receipt of such notice, the Administrative Agent shall notify each RF Lender, in writing, of such issuance or amendment, and if any RF Lender shall so request, the Administrative Agent shall provide such RF Lender with a copy of such issuance or amendment.

          1A.04   AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS. (a) The Borrower
hereby agrees to reimburse the respective Letter of Credit Issuer, by making payment to the Administrative Agent at the Payment Office, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit (each such amount so paid or disbursed until reimbursed, an "UNPAID DRAWING") immediately after, and in any event on the date on which the Borrower is notified by such Letter of Credit Issuer of, such payment or disbursement with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 3:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the Applicable Base Rate Margin PLUS the Base Rate as in effect from time to time (PLUS an additional 2% per annum if not reimbursed by the third Business Day after the date of such notice of payment or disbursement), such interest also to be payable on demand.

          (b) The Borrower's obligation under this Section 1A.04 to reimburse the respective Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Letter of Credit Issuer, the Administrative Agent or any Lender, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; PROVIDED, HOWEVER, that the Borrower shall not be obligated to reimburse such Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer as determined by a final judgment issued by a court of competent jurisdiction.

          1A.05   LETTER OF CREDIT PARTICIPATIONS. (a) Immediately upon the
issuance by any Letter of Credit Issuer of any Letter of Credit, such Letter of Credit Issuer shall be deemed to have sold and transferred to each other RF Lender, and each such RF Lender (each, a "PARTICIPANT") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto (although the Letter of Credit Fee shall be payable directly to the Administrative Agent for the account of the RF Lenders as provided in Section 2.01(g) and the Participants shall have no right to receive any portion of any Facing Fees) and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Commitments pursuant to Section 1.13,
1.14 or 11.04(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 1A.05 to reflect the new Percentages of the RF Lenders.

          (b) In determining whether to pay under any Letter of Credit, the applicable Letter of Credit Issuer shall not have any obligation relative to the Participants other than to deterniine that any documents required to be delivered under such Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Letter of Credit Issuer under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct as determined by a final judgment issued by a court of competent jurisdiction shall not create for such Letter of Credit Issuer any resulting liability.

          (c) In the event that any Letter of Credit Issuer makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Letter of Credit. Issuer pursuant to Section 1A.04(a), such Letter of Credit Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Letter of Credit Issuer, the amount of such Participant's Percentage of such payment in Dollars and in same day funds; PROVIDED, HOWEVER, that no Participant shall be obligated to pay to the Administrative Agent its Percentage of such unreimbursed amount for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer as determined by a final judgment issued by a court of competent jurisdiction. If the Administrative Agent so notifies any Participant required to fund an Unpaid Drawing under a Letter of Credit prior to 1:00 P.M. (New York time) on any Business Day, such Participant shall make available to the Administrative Agent for the account of the respective Letter of Credit Issuer such Participant's Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Percentage of the amount of such Unpaid Drawing available to the Administrative Agent for the account of the respective Letter of Credit Issuer, such Participant agrees to pay to the Administrative Agent for the account of such Letter of Credit Issuer, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Letter of Credit Issuer at the overnight Federal Funds Effective Rate. The failure of any Participant to make available to the Administrative Agent for the account of the respective Letter of Credit Issuer its Percentage of any Unpaid Drawing under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Letter of Credit Issuer its Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Letter of Credit Issuer such other Participant's Percentage of any such payment.

          (d) Whenever any Letter of Credit Issuer receives a payment of a reimbursement obligation (including interest on Unpaid Drawings) as to which the Administrative Agent has received for the account of such Letter of Credit Issuer any payments from any Participant pursuant to clause (c) above, such Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Participant which has paid its Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's Percentage of the amount of the payment of such reimbursement obligation, including interest paid thereon to the extent accruing after the purchase of the respective participations.

          (e) The obligations of the Participants to make payments to the Administrative Agent for the account of the respective Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever (provided that no Participant shall be required to make payments resulting from the Administrative Agent's gross negligence or willful misconduct as determined by a final judgment issued by a court of competent jurisdiction) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

          (ii) the existence of any claim, set-off, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Letter of Credit Issuer, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

          (v)     the occurrence of any Default or Event of Default.

          (d) To the extent the respective Letter of Credit Issuer is not indemnified by the Borrower, the Participants will reimburse and indemnify such Letter of Credit Issuer, in proportion to their respective Percentages, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Letter of Credit Issuer in performing its respective duties in any way relating to or arising out of its issuance of Letters of Credit; PROVIDED that no Participants shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Letter of Credit Issuer's gross negligence or willful misconduct as determined by a final judgment issued by a court of competent jurisdiction.

          1A.06   INCREASED COSTS. If, at any time after the Pre-Closing Start
Date, the adoption or effectiveness of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central lender or comparable agency charged with the interpretation or administration thereof, or compliance by any Letter of Credit Issuer or any Participant with any request or directive (whether or not having the force of law) by any such authority, central lender or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by any Letter of Credit Issuer or such Participant's participation therein, or (ii) shall impose on any Letter of Credit Issuer or any Participant any other conditions affecting this Agreement, any Letter of Credit or such Participant's participation therein; and the result of any of the foregoing is to increase the cost to any Letter of Credit Issuer or such Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by any Letter of Credil Issuer or such Participant hereunder (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges), then, upon demand to the Borrower by any Letter of Credit Issuer or such Participant (a copy of which notice shall be sent by such Letter of Credit Issuer or such Participant to the Administrative Agent), the Borrower shall pay to such Letter of Credit Issuer or such Participant such additional amount or amounts as will compensate such Letter of Credit Issuer or such Participant for such increased cost or reduction. A certificate submitted to the Borrower by such Letter of Credit Issuer or such Participant, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Participant to the Administrative Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate such Letter of Credit Issuer or such Participant as aforesaid shall be conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1A.06 upon the subsequent receipt thereof

          SECTION 2. FEES.

          2.01 FEES. (a) The Borrower agrees to pay to the Administrative Agent a commitment commission (the "COMMITMENT COMMISSION") for the account of each RF Lender that is a Non-Defaulting Lender for the period from and including the Restatement Effective Date to but not including the date upon which the Total Revolving Commitment has been terminated, computed for each day at the rate per annum equal to the Applicable CC Percentage for such day on the unutilized Revolving Commitment on such day of such Lender. Such Commitment Commission shall be due and payable in arrears on the last Business Day of each calendar quarter and on the date upon which the Total Revolving Commitment is terminated.

          (b) So long as any Letter of Credit is outstanding and has not been fully collateralized pursuant to Section 3.02(A)(a)(i) and/or Section 8, the Borrower agrees to pay to the Administrative Agent, for the account of each Non-Defaulting Lender, PRO RATA on the basis of their respective Percentages, a fee in respect of each Letter of Credit (the "LETTER OF CREDIT

FEE") computed for each day at a per annum rate equal to the Applicable Eurodollar Margin for RF Loans on such day multiplied by the Stated Amount of all Letters of Credit outstanding on such day (less any amount thereof as to which Section 1A.01(c) Arrangements are in place). Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter.

          (c) So long as any Letter of Credit is outstanding and has not been fully collateralized pursuant to Section 3.02(A)(a)(i) and/or Section 8, the Borrower agrees to pay to the respective Letter of Credit Issuer a fee in respect of each Letter of Credit issued by it (the "FACING FEE") computed for each day at the rate of 0.25% per annum on the Stated Amount of all such Letters of Credit outstanding on such day, PROVIDED that there will be a minimum Facing Fee per year for each Letter of Credit of $500 (which is not an additional fee). Accrued Facing Fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter.

          (d) The Borrower agrees to pay directly to the respective Letter of Credit Issuer upon each issuance of, payment under, and/or amendment of, a Letter of Credit such amount, if any, as shall at the time of such issuance, payment or amendment be the administrative charge which such Letter of Credit Issuer is customarily charging for issuances of, payments under or amendments of, letters of credit issued by it.

          (e) The Borrower shall pay to (x) each Agent on the Restatement Effective Date, for its own account and/or for distribution to the Lenders, such fees as heretofore agreed by the Borrower and the Agents and (y) the Administrative Agent, for its own account, such other fees as agreed to between the Borrower and the Administrative Agent, when and as due.

          (f) The Borrower shall pay to the Administrative Agent for distribution to each Incremental RF Lender such fees and other amounts, if any, as are specified in the Incremental Revolving Commitment Agreement, with the fees and other amounts, if any, to be payable on the Incremental Revolving Commitment Date.

          (g)     All computations of Fees shall be made in accordance with
Section 11.07(b).

          2.02 VOLUNTARY REDUCTION OF COMMITMENTS. Upon at least one Business Day's prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice shall be deemed to be given on a certain day only if given before 2:00 P.M. (New York time) on such day and shall be promptly transmitted by the Administrative Agent to each of the Lenders), the Borrower shall have the right, without premium or penalty, to reduce, in whole or in part, the unutilized Total Revolving Commitment, PROVIDED that (x) any such partial reduction shall apply to proportionately and permanently reduce the Revolving Commitment of each Lender with such a Commitment, (y) no such reduction shall reduce any Non-Defaulting Lender's Revolving Commitment in an amount greater than the then unutilized Revolving Commitment of such Lender and (z) any partial reduction pursuant to this Section
2.02 shall be in the amount of at least $1,000,000.

          2.03 MANDATORY ADJUSTMENTS OF COMMITMENTS, ETC. (a) The Total A Term Commitment and the Total Revolving Commitment (and the A Term Commitment and Revolving Commitment of each Lender with such a Commitment) shall terminate in its entirety on the Expiration Date unless the Restatement Effective Date has occurred on or before such date.

          (b) The Total A Term Commitment shall terminate in its entirety on the Restatement Effective Date (after giving effect to the making of A Term Loans on such date).

          (c) The Total Revolving Commitment (to the extent outstanding) shall be reduced on each date on which (x) no Term Loans are outstanding (after giving effect to the application on or prior to such date of the provisions of
Section 3.02(A)) and (y) Term Loans, if still outstanding, would be required to be repaid pursuant to Section 3.02(A)(c), (d), (e), (f) or (g) by the amount, if any, by which the amount required to be applied pursuant to said Sections as a result of the events described therein (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of Term Loans being repaid as a result of such events.

          (d) The Total Revolving Commitment shall terminate in its entirety on the earlier of (x) the Final Maturity Date and (y) the date on which a Change of Control occurs.

          (e) Each partial reduction of the Commitments under a Facility pursuant to this Section 2.03 shall apply proportionately to the Commitment under such Facility of each Lender.

          SECTION 3. PAYMENTS.

          3.01 VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay Loans (other than a C Term Loan-Fixed Rate prior to its FRE Date, with any prepayment in respect thereof to be as set forth in the C Term Notes-Fixed
Rate) in whole or in part, without premium or penalty, from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent at the Payment Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are A Term Loans, C Term Loans-Floating Rate, C Term Loans-Fixed Rate or RF Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower prior to 12:00 Noon (New York time) on the Business Day prior to the date of such prepayment, and which notice shall promptly be transmitted by the Administrative Agent to each of the Lenders; (ii) each partial prepayment of any Borrowing shall be in an aggregate principal amount of at least $1,000,000, PROVIDED that no partial prepayment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; (iii) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans, PROVIDED that at the Borrower's election in connection with any prepayment of RF Loans pursuant to this Section 3.01, such prepayment shall not be applied to any RF Loans of a Defaulting Lender; and (iv) each prepayment of Term Loans pursuant to this
Section 3.01 shall be applied (I)(x) FIRST, to C Term Loans-Fixed Rate (other than a C Term Loan-Fixed Rate prior to its FRE Date) in an amount equal to the C Term Fixed Rate Percentage and the C Term Loans-Floating Rate in an amount equal to the C Term Floating Rate Percentage and (y) SECOND, after repayment in full of all such C Term Loans, to A Term Loans and (II) in the case of a prepayment of C Term Loans (other than a C Term Loan-Fixed Rate prior to its FRE Date), shall reduce the remaining Scheduled Repayments of the C Term Loans (x) FIRST, in direct order of maturity to those Scheduled Repayments which will be due and payable within twelve months after the date of the respective payment and (y) SECOND, to the extent in excess thereof, on a PRO RATA basis (based upon the then remaining principal amount of each such Scheduled Repayment). C Term Loan-Fixed Rate prepaid as provided in the C Term Notes-Fixed Rate shall reduce the remaining Scheduled Repayments of the C Term Loans (x) FIRST, in direct order of maturity to those Scheduled Repayments which will be due and payable within twelve months after the date of the respective payment and (y) SECOND, to the extent in excess thereof, on a PRO RATA basis (based upon the then remaining principal amount of each such Scheduled Repayment).

          3.02    MANDATORY PREPAYMENTS.

          (A)     REQUIREMENTS:

          (a) If on any date (and after giving effect to all other repayments on such date) the aggregate outstanding principal amount of RF Loans made by Non-Defaulting Lenders and the Letter of Credit Outstandings (less any amount thereof as to which Section 1A.0l (c) Arrangements are in place) exceeds the Adjusted Total Revolving Commitment as then in effect, the Borrower shall repay on such date the principal of outstanding RF Loans of Non-Defaulting Lenders in an aggregate amount equal to such excess. If, after giving effect to such repayment, the Letter of Credit Outstandings (LESS any amount thereof as to which Section 1A.01(c) Arrangements are in place) exceeds the Adjusted Total Revolving Commitment then in effect, the Borrower shall pay to the Collateral Agent an amount in cash and/or Cash Equivalents equal to such excess and the Collateral Agent shall hold such payment as security for the obligations of the Borrower in respect of Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Collateral Agent (which shall permit certain investments in Cash Equivalents reasonably satisfactory to the Collateral Agent, until all proceeds are applied to such secured obligations or until all Letters of Credit so secured expire undrawn, at which time such amount shall be returned to the Borrower).

          (b) On each date set forth below, the Borrower shall repay the principal amount of C Term Loans-Floating Rate and C Term Loans-Fixed Rate, respectively, set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 3.01 and 3.02(B), a "SCHEDULED REPAYMENT"):

Date                      Floating Rate Amount      Fixed Rate Amount
----                      --------------------      -----------------
March 31, 2003              $           0.00          $ 517,419.62

June 30, 2003               $           0.00          $ 527,768.01

September 30, 2003          $           0.00          $ 538,323.34

Date                      Floating Rate Amount      Fixed Rate Amount
----                      --------------------      -----------------
December 31, 2003           $           0.00          $ 549,089.84

March 31, 2004              $   4,894,458.57          $ 560,071.63

June 30, 2004               $   4,894,458.57          $ 571,273.07

September 30, 2004          $   4,894,458.57          $  49,807.00

December 31, 2004           $   4,894,458.57          $  68,029.95

March 31, 2005              $   4,894,458.57          $  68,029.95

June 30, 2005               $   4,894,458.57          $  68,029.95

September 30, 2005          $   4,894,458.57          $  68,029.95

December 31, 2005           $   4,894,458.57          $  68,029.95

March 31, 2006              $   7,341,687.86          $ 102,044.92

June 30, 2006               $   7,341,687.86          $ 102,044.92

September 30, 2006          $   7,341,687.86          $ 102,044.92

December 31, 2006           $   7,341,687.86          $ 102,044.92

Final Maturity Date         $  55,177,580.01          $ 737,918.08

          (c) On the fifth Business Day following the date of receipt thereof on or after the Original Effective Date by the Borrower and/or any of its Subsidiaries of the Net Cash Proceeds from any Asset Sale, an amount equal to 100% of the Net Cash Proceeds from such Asset Sale shall be applied as a mandatory repayment of principal of the then outstanding Term Loans and if no Term Loans are then outstanding, to the RF Loans, PROVIDED that up to 100% of the Net Cash Proceeds from Asset Sales shall not be required to be used to so repay Loans to the extent (i) the Borrower elects, as hereinafter provided, to cause such Net Cash Proceeds to be used within 180 days (or, in the case of a Special Asset Sale, 270 days) of such Asset Sale to finance Permitted Acquisitions (a "REINVESTMENT ELECTION") or (ii) in the case of Net Cash Proceeds from a Non-Core Asset Sale and so long as RF Loans in an aggregate principal amount equal to at least such amount of Net Cash Proceeds were incurred to finance Permitted Acquisitions within 90 days prior to the date of receipt of such Net Cash Proceeds, the Borrower applies all (and not less than all) of such Net Cash Proceeds to repay outstanding principal of RF Loans in accordance with Section 3.01 (a "REPAYMENT ELECTION"). The Borrower may exercise
(x) its Repayment Election with respect to a Non-Core Asset Sale if (A) no Default or Event of Default exists and (B) the Borrower delivers a written notice signed by an Authorized Officer of the Borrower to the Administrative Agent no later than five Business Days following the respective Non-Core Asset Sale stating that it has incurred RF Loans in an aggregate principal amount equal to or greater than the Net Cash Proceeds received from such Non-Core Asset Sale to finance a Permitted Acquisition within the time period specified in clause
(ii) above and specifying the relevant Permitted Acquisition(s) consummated during such period and (y) its Reinvestment Election with respect to an Asset Sale if (A) no Default or Event of Default exists and (B) the Borrower delivers a Reinvestment Notice to the Administrative Agent no later than five Business Days following the date of the consummation of the respective Asset Sale, with such Reinvestment Election being effective with respect to the Net Cash Proceeds of such Asset Sale equal to the Anticipated Reinvestment Amount specified in such Reinvestment Notice. Notwithstanding the foregoing provisions of this
Section 3.02(A)(c), in no event shall the Borrower or any of its Subsidiaries use any proceeds from any Asset Sale to make any voluntary or mandatory repayment or prepayment of Permitted Subordinated Debt or New Senior Notes and, in each case, before any such obligation to use such proceeds to make such repayment shall arise, the Borrower or the respective Subsidiary shall reinvest the respective amounts as permitted above in this Section 3.02(A)(c) or apply such proceeds as a mandatory prepayment and/or commitment reduction in accordance with the requirements of Section 3.02(B).

          (d) On the Business Day following the receipt thereof by the Borrower, an amount equal to 100% of the cash proceeds (net of underwriting discounts and commissions, private placement and/or initial purchaser fees and other reasonable fees and expenses associated therewith) from the issuance of Permitted Subordinated Debt by the Borrower (other than the Excluded Permitted Subordinated Debt Proceeds) shall be applied as a mandatory repayment of principal of the then outstanding Term Loans.

          (e) On the date of the receipt thereof by the Borrower, an amount equal to 75% of the cash proceeds (net of underwriting discounts and commissions, private placement and/or initial purchaser fees and other reasonable fees and expenses associated therewith) of any sale or issuance of its equity or of any equity contribution (other than equity issued to management and other employees of the Borrower and its Subsidiaries) shall be applied as a mandatory repayment of principal of the then outstanding Term Loans.

          (f) On the Reinvestment Prepayment Date with respect to a Reinvestment Election, an amount equal to the Reinvestment Prepayment Amount, if any, for such Reinvestment Election shall be applied as a repayment of the principal amount of the then outstanding Term Loans.

          (g) On each Excess Cash Payment Date, an amount equal to the Applicable Prepayment Percentage of the Excess Cash Flow for the relevant Excess Cash Flow Payment Period shall be applied as a mandatory repayment of the principal amount of the then outstanding C Term Loans.

          (h) To the extent not theretofore repaid pursuant to the provisions of this Agreement, (i) all outstanding RF Loans shall be repaid in full upon the termination of the Total Revolving Commitment, (ii) all outstanding A Term Loans shall be repaid in full on the Final Maturity Date and
(iii) all outstanding Term Loans shall be repaid in full on the date a Change of Control occurs.

          (B)     APPLICATION:

          (a) Each mandatory repayment of Term Loans required to be made pursuant to Section 3.02(A)(c), (d), (e) or (f) shall be applied (i)(x) FIRST, to outstanding C Term Loans and (y) SECOND, after repayment in full of all C Term Loans, to outstanding A Term Loans and (ii) in the case of a repayment of C Term Loans-Fixed Rate or C Term Loans-Floating Rate, to reduce PRO RATA the then remaining Scheduled Repayments of such Loans. Each mandatory repayment of C Term Loans required pursuant to Section 3.02(A)(g) shall be applied to (i) outstanding C Term Loans-Fixed Rate in an amount equal to the C Term Fixed Rate Percentage and the C Term Loans-Floating Rate in an amount equal to the C Term Floating Rate Percentage and (ii) to reduce PRO RATA the then remaining Scheduled Repayments of C Term Loans-Fixed Rate or C Term Loans-Floating Rate, as the case may be.

          (b) With respect to each prepayment of Loans required by Section 3.02(A), (other than C Term Loans-Fixed Rate to the extent provided in the relevant C Term Note-Fixed Rate), the Borrower may designate the Types of Loans which are to be prepaid and the specific Borrowing(s) under the affected Facility pursuant to which made, PROVIDED that (i) if any prepayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for such Borrowing, such Borrowing shall be immediately converted into Base Rate Loans; (ii) each prepayment of any Loans under a Facility made pursuant to a given Borrowing shall be applied PRO RATA among such Loans; and (iii) except for the differing treatments of Defaulting Lenders and Non-Defaulting Lenders as expressly provided in Section 3.02(A)(a), each prepayment of any Eurodollar Loans made pursuant to a Borrowing shall be applied PRO RATA among such Eurodollar Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

          3.03 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable account of the Lenders entitled thereto, not later than 1:00 P.M. (New York time) on the date when due and shall be made in immediately available funds and in Dollars at the Payment Office, it being understood that written notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 1:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

          3.04 NET PAYMENTS. (a) All payments made by the Borrower hereunder and/or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 3.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement and/or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or therein. If any amounts are payable in respect of Taxes pursuant to the prece(ling sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

          (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Original Effective Date (or the Restatement Effective Date, in the case of any Lender that first becomes a party hereto on the Restatement Effective Date), or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 11.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor form or, in the case of any delivery prior to the Restatement Effective Date, predecessor form)) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or W-8BEN (with respect to a complete exemption under an income tax treaty) (or, in the case of any delivery prior to the Restatement Effective Date, predecessor form) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit C (any such certificate, a "SECTION 3.04 CERTIFICATE") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or

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successor form or, in the case of any delivery prior to the Restatement
Effective Date, predecessor form) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Restatement Effective Date, when a lapse of time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section
3.04 Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 3.04(b). Notwithstanding anything to the contrary contained in Section 3.04(a), but subject to Section 11.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable by it hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 3.04(a) hereof to gross-up payments to be made by it to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 3.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 3.04 and except as set forth in Section 11.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Lender in the manner set forth in Section 3.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Restatement Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such income or similar taxes.

          (c)     If the Borrower pays any additional amount under this
Section 3.04 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid, such Lender shall pay to the Borrower an amount that the Lender shall, in its sole discretion (but acting in good faith), determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such refund, reduction or credit.

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          SECTION 4. CONDITIONS PRECEDENT.

          4.01 CONDITIONS PRECEDENT TO RESTATEMENT EFFECTIVE DATE AND THE INITIAL INCURRENCE OF LOANS. The occurrence of the Restatement Effective Date pursuant to Section 11.10, the obligation of the Lenders to continue and/or make Loans hereunder and the obligation of each Letter of Credit Issuer to issue Letters of Credit hereunder, in each case on the Restatement Effective Date, are subject to the satisfaction of each of the following conditions at such time:

          (a) EFFECTIVENESS: NOTES. (i) This Agreement shall have been executed and delivered as provided in Section 11.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each Lender the appropriate Note or Notes executed by the Borrower, in each case, in the amount, maturity and as otherwise provided herein.

          (b) OPINIONS OF COUNSEL. The Administrative Agent shall have received opinions, addressed to each Agent and each of the Lenders and dated the Restatement Effective Date, from (i) Paul, Hastings, Janofsky & Walker LLP (and/or other counsel reasonably acceptable to the Agents), special counsel to the Credit Parties, which opinion shall cover the matters contained in Exhibit D-1 hereto, and (ii) White & Case LLP, special counsel to the Agents, which opinion shall cover the matters contained in Exhibit D-2 hereto, which opinions shall be in form and substance reasonably satisfactory to the Administrative Agent.

          (c) COMPANY PROCEEDINGS. (i) The Administrative Agent shall have received a certificate, dated the Restatement Effective Date, signed by an Authorized Officer of the Borrower in the form of Exhibit E with appropriate insertions and deletions, together with (x) copies of the certificate of incorporation, by-laws or other organizational documents of each Credit Party and (y) the resolutions of each Credit Party referred to in such certificate and all of the foregoing (including each such organizational document) shall be reasonably satisfactory to the Administrative Agent and (z) a statement that all of the applicable conditions set forth in Sections 4.01(e), (f), (g), (k) and
(1) and 4.02(b) have been satisfied as of such date.

          (ii) On the Restatement Effective Date, all Company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of Company proceedings and governmental approvals, if any, which the Agents may have reasonably requested in connection therewith, such documents and papers, where appropriate, to be certified by proper Company or governmental authorities.

          (d) PLANS; ETC. On or prior to the Restatement Effective Date, there shall have been made available to the Administrative Agent true and correct copies of the following documents (in each case except to the extent already delivered or made available for review by the Administrative Agent on or prior to the Original Effective Date), in each case as same will be in effect on the Restatement Effective Date after the consummation of the Transaction:

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          (i)     all Plans (and for each Plan that is required to file an
     annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of the Borrower or any of its Subsidiaries or any ERISA Affiliate (provided that the foregoing shall apply in the case of any multiemployer plan, as defined in 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan);

          (ii) any collective bargaining agreements or any other similar agreement or arrangements covering the employment arrangements of the employees of the Borrower or any of its Subsidiaries;

          (iii) all agreements entered into by the Borrower or any Subsidiary governing the terms and relative rights of its capital stock;

          (iv) any material agreement with respect to the management of the Borrower or any of its Subsidiaries;

          (v) any material employment agreements entered into by the Borrower or any of its Subsidiaries; and

          (vi) any tax sharing, tax allocation and other similar agreements entered into by the Borrower and/or any of its Subsidiaries with any entity not a Credit Party;

     with all of the foregoing to be reasonably satisfactory to the Administrative Agent.

          (e) ADVERSE CHANGE, ETC. Since December 31, 2002, nothing shall have occurred, and neither Agent shall have first become aware of any facts or conditions not previously known, in each case which any Agent shall reasonably determine (a) has had, or is reasonably likely to have, a material adverse effect on the rights or remedies of the Lenders or the Agents hereunder or under any other Credit Document, or on the ability of the Credit Parties taken as a whole to perform their obligations under the Credit Documents or (b) has had or is reasonably likely to have a Material Adverse Effect.

          (f) LITIGATION. There shall be no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened (a) with respect to this Agreement or any other Credit Document or (b) which any Agent shall reasonably determine has had or is reasonably likely to have (i) a Material Adverse Effect or (ii) a material adverse effect on the rights or remedies of the Lenders or the Agents hereunder or under any other Credit Document or on the ability of the Credit Parties taken as a whole to perform their obligations under the Credit Documents.

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          (g)     APPROVALS. All necessary material governmental and third party approvals in connection with the Credit Documents (including, without limitation, all necessary material approvals required by the FCC and the applicable PUCs) shall have been obtained and remain in effect.

          (h) SUBSIDIARY GUARANTY. Each Intermediary Holding Company that is a Subsidiary on the Restatement Effective Date shall have duly authorized, executed and delivered an Amended and Restated Subsidiary Guaranty in the form of Exhibit F hereto (as so amended and restated and as the same may be further modified, amended, amended and restated or supplemented from time to time in accordance with the terms hereof and thereof, the "SUBSIDIARY GUARANTY"), and the Subsidiary Guaranty shall be in full force and effect.

          (i) PLEDGE AGREEMENT. The Borrower and each Parent Company that is a Subsidiary on the Restatement Effective Date shall have each duly authorized, executed and delivered an Amended and Restated Pledge Agreement in the form of Exhibit G (as so amended and restated and as the same may be further modified, amended, amended and restated or supplemented from time to time in accordance with the terms thereof and hereof, the "PLEDGE AGREEMENT") and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the certificates representing the certificated Collateral owned by such Persons, endorsed in blank or accompanied by executed and undated transfer powers, and the Pledge Agreement shall be in full force and effect.

          (j) SOLVENCY. The Borrower shall have delivered to the Administrative Agent a solvency certificate, dated the Restatement Effective Date and in the form of Exhibit H hereto.

          (k) NEW SENIOR NOTES. On the Restatement Effective Date, the Borrower shall have received gross cash proceeds of $225,000,000 from the issuance by it of a like principal amount of New Senior Notes and shall have utilized the full amount of the cash proceeds to make payments owing in connection with the Transaction prior to the utilization by the Borrower of any proceeds of Loans for such purpose. On the Restatement Effective Date, (w) the issuance of the New Senior Notes shall have been consummated in accordance with the terms and conditions of the Senior Notes Documents and all applicable law,
(x) the Administrative Agent shall have received true and correct copies of all New Senior Notes Documents, (y) all New Senior Notes Documents and all terms and conditions thereof (including, without limitation, amortization, maturities, interest rates, covenants, defaults and remedies) shall be in form and substance reasonably satisfactory to each Agent and the Required Lenders and (z) all such New Senior Notes Documents shall be in full force and effect. All conditions precedent to the consummation of the issuance of the New Senior Notes as set forth in the New Senior Notes Documents shall have been satisfied, and not waived unless consented to by each Agent, to the reasonable satisfaction of each Agent.

          (l) REFINANCING. (i) On the Restatement Effective Date (after giving effect to the incurrence of Loans on such date), (x) all outstanding AF Loans, RF Loans and B Term Loans (as each such term is defined in the Original Credit Agreement) shall be repaid in full, and (y) all accrued interest on all outstanding extensions of credit pursuant to the Original Credit Agreement, and all regularly accruing fees pursuant to the Original Credit Agreement, shall be paid in full on, and through, the Restatement Effective Date (whether or not same would

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otherwise then be due and payable pursuant to the Original Credit Agreement
(other than accrued and unpaid interest with respect to the C Term Loans)). On the Restatement Effective Date, (w) the Borrower shall have repurchased 12,899.64 shares of Series A Preferred Stock for aggregate cash consideration of $8,645,000, (x) the Borrower shall have repurchased Permitted Subordinated Debt in an aggregate principal amount not to exceed $14,000,000 (and paid all accrued interest thereon), (y) the Borrower shall have contributed and/or loaned cash in an amount not to exceed $1,600,000 to FairPoint Carrier Services to enable FairPoint Carrier Services to purchase from Wachovia loans in an aggregate principal amount of $2,300,000 outstanding under the FairPoint Carrier Services Credit Agreement and (z) the Administrative Agent shall have received evidence in form, scope and substance reasonably satisfactory to it that the matters set forth in this Section 4.01 (l)(ii) have been satisfied at such time.

          (iii) On the Restatement Effective Date and after giving effect to the consummation of the Transaction, the Borrower and its Subsidiaries shall have no outstanding preferred equity or Indebtedness, except for (i) Indebtedness pursuant to or in respect of the Credit Documents, (ii) Indebtedness pursuant to the New Senior Notes Documents, (iii) Permitted Subordinated Debt incurred prior to the Restatement Effective Date in an aggregate outstanding principal amount equal to $386.0 million, (iv) Series A Preferred Stock with an aggregate liquidation preference of approximately $91.90 million, and (v) such other existing indebtedness of the Borrower and its Subsidiaries, if any, as shall be permitted by the Agents and Required Lenders to remain outstanding (all of which Indebtedness described in this clause (v) shall be required to be specifically listed as Scheduled Existing Indebtedness). On and as of the Restatement Effective Date, all Indebtedness and preferred equity described in the immediately preceding sentence shall remain outstanding after giving effect to the Transaction and the other transactions contemplated hereby without any breach, required repayment, required offer to purchase, default, event of default or termination rights existing thereunder or arising as a result of the Transaction and the other transactions contemplated hereby. On and as of the Restatement Effective Date, the Agents and the Required Lenders shall be satisfied with the amount of and the terms and conditions of all Indebtedness and preferred equity described above in this Section 4.01(l)(iii).

          (m) FEES. The Borrower shall have paid to the Agents and the Lenders all Fees and expenses agreed upon by such parties to be paid on or prior to the Restatement Effective Date (for which, in the case of legal fees and expenses, the Borrower shall have received in advance a written invoice in reasonable detail).

          (n) PROJECTIONS. On or prior to the Restatement Effective Date, each of the Agents and the Lenders shall have received detailed projected consolidated financial statements of the Borrower and its Subsidiaries for the period from the Restatement Effective Date through the Final Maturity Date ("PROJECTIONS"), which Projections shall (x) reflect the forecasted consolidated financial condition of the Borrower and its Subsidiaries after giving effect to the Transaction and (y) be reasonably satisfactory in form and substance to the Agents.

          4.02 CONDITIONS PRECEDENT TO ALL LOANS. The obligation of each Lender to make Loans (including Loans made on the Restatement Effective Date and on each Incremental Revolving Commitment Date), and of each Letter of Credit Issuer to issue Letters of Credit, is subject, at the time of the making of each such Loan and the issuance of each such Letter of Credit, to the satisfaction of the following conditions:

          (a) NOTICE OF BORROWING. The Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03 or a Letter of Credit Request meeting the requirements of Section 1A.03.

          (b) NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of each making of Loans and each issuance of a Letter of Credit and also after giving effect thereto, (i) there shall exist no Default or Event of Default and
(ii) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loans or issuance of such Letter of Credit, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.

          The acceptance of the benefits of each Loan and/or the issuance of each Letter of Credit shall constitute a representation and warranty by the Borrower that all of the applicable conditions specified in Section 4.01 (in the case of Loans made and/or continued and Letters of Credit issued on the Restatement Effective Date) and/or 4.02 (in the case of all Loans and all Letters of Credit), as the case may be, have been satisfied as of that time. All of the certificates, legal opinions and other documents and papers referred to in Sections 4.01 and 4.02, unless otherwise specified, shall be delivered to the Administrative Agent for the benefit of each of the Lenders and, except for the Notes, in sufficient counterparts for each of the Lenders and shall be reasonably satisfactory in form and substance to the Agents.

          SECTION 5. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In order to induce the Lenders to enter into this Agreement and to make the Loans, the Borrower makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans:

          5.01 COMPANY STATUS. Each of the Borrower and its Subsidiaries (i) is a duly organized and validly existing Company and is in good standing, in each case under the laws of the jurisdiction of its organization and has the Company power and authority to own its property and assets and to transact the business in which it is engaged and (ii) is duly qualified and is authorized to do business and, to the extent relevant, is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified, authorized or in good standing is reasonably likely to have a Material Adverse Effect.

          5.02 COMPANY POWER AND AUTHORITY. Each Credit Party has the Company power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (regardless of whether enforcement is sought in equity or at law).

          5.03 NO VIOLATION. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will (after giving effect to the Refinancing) conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Pledge Agreement) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the organizational documents (including by-laws) of the Borrower or any of its Subsidiaries.

          5.04 LITIGATION. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened with respect to the Borrower or any of its Subsidiaries (i) that have had, or that are reasonably likely to have, a Material Adverse Effect or (ii) that have, or that are reasonably likely to have had, a material adverse effect on the rights or remedies of the Lenders or on the ability of the Credit Parties taken as a whole to perform their obligations under the Credit Documents.

          5.05 USE OF PROCEEDS; MARGIN REGULATIONS. (a) The proceeds of all A Term Loans shall be utilized to effect the Refinancing and to pay certain fees and expenses relating to the Transaction.

          (b) The proceeds of RF Loans may be used (x) on the Restatement Effective Date for the purposes described in Section 5.05(a) and (y) for working capital and capital expenditure requirements (including to finance Carrier Services Expenditures) and to finance Permitted Acquisitions; PROVIDED that no more than $10.0 million of proceeds of RE Loans may be used for the purposes described in preceding subclause (x).

          (c) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock, provided that proceeds of RF Loans may be utilized to purchase Margin Stock if (A) such purchase (x) is pursuant to a Permitted Acquisition of the Person issuing such Margin Stock and (y) is effected pursuant to a friendly transaction (as determined by the Agents) not in violation of such Regulations T, U or X and (B) at no time shall the market value of all Margin Stock held by the Borrower and its Subsidiaries exceed 25% of the consolidated total assets of the Borrower subject to Sections 7.02 and 7.03.

          5.06 GOVERNMENTAL APPROVALS. Except for such consents, approvals and filings as have been obtained or made on or prior to the Restatement Effective Date and remain in full force and effect, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority (including, without limitation, the FCC and applicable PUCs), or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

          5.07 INVESTMENT COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          5.08 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          5.09 TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Agents for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Credit Party in writing to the Lenders hereunder will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. The projections and PRO FORMA financial information contained in such materials are based on good faith estimates and assumptions believed by the Borrower to be reasonable at the time made (it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and that such assumptions and estimates may prove to be inaccurate).

          5.10 FINANCIAL CONDITION; FINANCIAL STATEMENTS. (a) On and as of the Restatement Effective Date, on a PRO FORMA basis after giving effect to the Transaction and all Indebtedness incurred, and to be incurred (including, without limitation, the Loans, the New Senior Notes and the application of the proceeds thereof), and Liens created, and to be created, by each Credit Party in connection therewith, (x) the fair valuation of all of the tangible and intangible assets of the Borrower and its Subsidiaries (on a consolidated basis) will exceed their debts, (y) the Borrower and its Subsidiaries will not have incurred or intended to incur debts beyond their ability to pay such debts as such debts mature and (z) the Borrower and its Subsidiaries will not have unreasonably small capital with which to conduct their business. For purposes of this Section 5.10, "DEBT" means any liability on a claim, and "claim" means (i) the right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

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          (b)     The audited consolidated statements of financial condition of the Borrower and its Subsidiaries at December 31, 2000, December 31, 2001 and December 31, 2002 and the related consolidated statements of income and cash flows and changes in shareholders' equity of the Borrower and its Subsidiaries for the fiscal years of the Borrower ended on such dates, in each case furnished to the Lenders prior to the Restatement Effective Date, present fairly in all material respects the consolidated financial position of the Borrower and its Subsidiaries at the date of said financial statements and the results for the respective periods covered thereby. All such financial statements have been prepared in accordance with GAAP and practices consistently applied except to the extent provided in the notes to said financial statements. The PRO FORMA consolidated balance sheet of the Borrower as at December 31, 2002, a copy of which has heretofore been furnished to each Lender, presents a good faith estimate of the consolidated PRO FORMA financial condition of the Borrower (after giving effect to the Transaction and all Indebtedness incurred or to be incurred in connection therewith) as at the date thereof Nothing has occurred since December 31, 2002 that has had or is reasonably likely to have a Material Adverse Effect.

          (c)     Except as reflected in the financial statements described in
Section 5.10(b) or in the footnotes thereto, there were as of the Restatement Effective Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of a nature (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, is reasonably likely to be material to the Borrower and its Subsidiaries taken as a whole, except as incurred in the ordinary course of business consistent with past practices.

          (d) On and as of the Restatement Effective Date, the Projections have been prepared on a basis consistent with the financial statements referred to in Section 5.10(B) for the fiscal year of the Borrower ended December 31, 2002, and are based on good faith estimates and assumptions made by the management of the Borrower. On the Restatement Effective Date, such management believed that the Projections were reasonable and attainable (it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results).

          5.11 SECURITY INTERESTS. At any time on or after the Restatement Effective Date, the Pledge Agreement creates, as security for the obligations purported to be secured thereby, a valid and enforceable Lien on all of the Collateral subject thereto at such time, at such time superior to and prior to the rights of all third Persons and subject to no other Liens (except for Liens permitted under Section 7.03(a)), in favor of the Collateral Agent for the benefit of the Secured Creditors, which Lien has been perfected under applicable law. No filings or recordings are required in order to perfect, or continue the perfection of, the Lien on the Collateral created under the Pledge Agreement, except for filings or recordings required in connection with the Pledge Agreement which shall have been made on or prior to the Restatement Effective Date or as otherwise required in accordance with the terms of the Pledge Agreement.

          5.12 COMPLIANCE WITH STATUTES. Each of the Borrower and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such non-compliance as has not had, and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

          5.13 TAX RETURNS AND PAYMENTS. Each of the Borrower and its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of the Borrower and its Subsidiaries if and to the extent required by GAAP. Each of the Borrower and its Subsidiaries has at all times paid, or has provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years which are still open for audit and for the current fiscal year to date. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Borrower, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries which is reasonably likely to have a Material Adverse Effect.

          5.14 COMPLIANCE WITH ERISA. (i) Annex IV sets forth each Plan and Multiemployer Plan; (ii) except as set forth on Annex IV, each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Section 401(a) of the Code; except as set forth on Annex IV, no Reportable Event has occurred with respect to a Plan; to the knowledge of the Borrower, no Multiemployer Plan is insolvent or in reorganization; except as set forth on Annex IV, no Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, exceeds $750,000; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan or a Multiemployer Plan have been timely made; neither the Borrower nor any Subsidiary nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan or a Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section
401(a)(29), 4971 or 4975 of the Code or reasonably expects to incur any such liability under any of the foregoing sections with respect to any Plan or any Multiemployer Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary or any ERISA Affiliate of incurring a material liability to or on account of a Plan or, to the knowledge of the Borrower, of any Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; except as would not result in any material liability, no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, or to the best knowledge of the Borrower expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Loan incurrence, would not exceed $15,000; except as would not result in a material liability, each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and
Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary or any ERISA Affiliate exists or is reasonably likely to arise on account of any Plan; and the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan the obligations with respect to which could reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement.

          5.15 SUBSIDIARIES. On and as of the Restatement Effective Date and after giving effect to the consummation of the Transaction, the Borrower has no Subsidiaries other than those Subsidiaries listed on Annex III, which correctly sets forth, as of the Restatement Effective Date, the percentage ownership (direct and indirect) of the Borrower in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof.

          5.16 INTELLECTUAL PROPERTY. Each of the Borrower and its Subsidiaries owns or holds a valid transferable license to use all the patents, trademarks, service marks, trade names, domain names, technology, know-how, copyrights, licenses, franchises and formulas or rights with respect to the foregoing, that are used in the operation of the business of the Borrower or such Subsidiary as presently conducted and are material to such business where the failure to own or hold a valid license is reasonably likely to have a Material Adverse Effect.

          5.17 ENVIRONMENTAL MATTERS. Each of the Borrower and its Subsidiaries is in material compliance with all applicable Environmental Laws governing its business for which failure to comply is reasonably likely to have a Material Adverse Effect, and neither the Borrower nor any of its Subsidiaries is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing in the manner set forth above. All licenses, permits, registrations or approvals required for the business of the Borrower and each of its Subsidiaries under any Environmental Law have been secured and each of the Borrower and its Subsidiaries is in substantial compliance therewith, except such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not reasonably likely to have a Material Adverse Effect. There are no Environmental Claims pending or, to the knowledge of the Borrower threatened, against the Borrower or any of its Subsidiaries wherein any decision ruling or finding is reasonably likely to have a Material Adverse Effect.

          5.18 LABOR RELATIONS. No Credit Party is engaged in any unfair labor practice that is reasonably likely to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against any Credit Party or, to the Borrower's knowledge, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any Credit Party or, to the Borrower's knowledge, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against any Credit Party or, to the Borrower's knowledge, threatened against any Credit Party and (iii) no union representation question, to the Borrower's knowledge, existing with respect to the employees of any Credit Party and no union organizing activities, to the Borrower's knowledge, are taking place, except with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate, such as is not reasonably likely to have a Material Adverse Effect.

          5.19 SUBORDINATION. The subordination provisions contained in each of the agreements or instruments relating to Permitted Subordinated Debt and, on and after the incurrence thereof, Permitted Refinancing Indebtedness in respect thereof are enforceable against the Borrower and the holders of such Indebtedness, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law), and all Obligations hereunder and the obligations of Borrower under the other Credit Documents to which it is a party are within the definitions of "Senior Debt" included in such subordination provisions.

          SECTION 6. AFFIRMATIVE COVENANTS. The Borrower hereby covenants and agrees that until the Commitments have terminated, no Notes are outstanding and the Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section 11.13 which are not then owing) incurred hereunder, are paid in full:

          6.01    INFORMATION COVENANTS.  The Borrower will furnish to each
Lender:

          (a) ANNUAL FINANCIAL STATEMENTS. Within 90 days after the close of each fiscal year of the Borrower, the consolidated and consolidating balance sheet of the Borrower and the Intermediary Holding Companies, as at the end of such fiscal year and the related consolidated and consolidating statements of operations and of cash flows for such fiscal year, and in each case setting forth comparative consolidated and consolidating figures for the preceding fiscal year, and (x) in the case of consolidated statements, examined by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit and as to the status of the Borrower as a going concern or
     (y) in the case of consolidating statements, certified by the chief financial officer of the Borrower, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower and the Intermediary Holding Companies, which audit was conducted in accordance with generally accepted auditing standards, no Default or Event of Default which has occurred and is continuing has come to their attention or, if such a Default or Event of Default has come to their attention a statement as to the nature thereof.

          (b) QUARTERLY FINANCIAL STATEMENTS. Within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, the consolidated and consolidating balance sheet of the Borrower and the Intermediary Holding Companies, as at the end of such quarterly period and the related consolidated and consolidating statements of operations and of cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case setting forth comparative consolidated and consolidating figures for the related periods in the prior fiscal year, all of which shall be in reasonable detail and certified by the chief financial officer or controller of the Borrower, subject to changes resulting from audit and normal year-end audit adjustments.

          (c) BUDGETS; ETC. Not more than 30 days after the commencement of each fiscal year of the Borrower ending after the Restatement Effective Date, consolidated and consolidating budgets of the Borrower and its Subsidiaries in reasonable detail for each of the twelve months of such fiscal year as customarily prepared by management for its internal use setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based. Together with each delivery of consolidated financial statements pursuant to Sections 6.01(a) and (b), a comparison of the current year-to-date consolidated financial results for the Borrower against the consolidated budget of the Borrower required to be submitted pursuant to this clause (c) shall be presented.

          (d) OFFICER'S CERTIFICATES. At the time of the delivery of the financial statements provided for in Sections 6.01(a) and (b), a certificate of the chief financial officer, controller or other Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate (i) in the case of the certificate delivered pursuant to Sections 6.01(a) and (b), shall set forth the calculations required to establish (I) the Leverage Ratio and Senior Secured Leverage Ratio as at the last day of the fiscal year or fiscal quarter covered by such financial statements and (II) whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 7.11, 7.12 and 7.13 as at the end of such fiscal period and (ii) in the case of the certificate delivered pursuant to Section 6.01(a), shall set forth the calculations required to establish the Excess Cash Flow for the respective Excess Cash Flow Payment Period.

          (e) NOTICE OF DEFAULT OR LITIGATION. Promptly, and in any event within five Business Days after any officer of the Borrower obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (y) the commencement of, or any significant adverse development in, any litigation or governmental proceeding pending against the Borrower or any of its Subsidiaries or their assets or business which has had or is reasonably likely to have a Material Adverse Effect or has had or is reasonably likely to have a material adverse effect on the ability of the Credit Parties to perform their obligations under the Credit Documents or the enforceability thereof or liens thereon.

          (f) OTHER INFORMATION. Promptly upon transmission thereof, copies of any filings and registrations with, and reports to, the Securities and Exchange Commission or any successor thereto (the "SEC") by the Borrower or any of its Subsidiaries, and with reasonable promptness, such other information or documents (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of the Required Lenders may reasonably request from time to time.

          6.02 BOOKS, RECORDS AND INSPECTIONS. The Borrower will, and will cause its Subsidiaries to, permit, upon reasonable notice to the chief financial officer, controller or any other Authorized Officer of the Borrower, officers and designated representatives of the

Administrative Agent or the Required Lenders to visit and inspect any of the properties or assets of the Borrower and any of its Subsidiaries in their possession and to examine the books of account of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals during normal business hours and to such reasonable extent as the Administrative Agent or the Required Lenders may desire.

          6.03 INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance with reputable and solvent insurers in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice. The Borrower will, and will cause each of its Subsidiaries to, furnish to the Administrative Agent on the Restatement Effective Date and thereafter annually, upon request of the Administrative Agent, a summary of the insurance carried.

          6.04 PAYMENT OF TAXES. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, would become a Lien or charge upon any material properties of the Borrower or any of its Subsidiaries, provided that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower) with respect thereto in accordance with GAAP.

          6.05 COMPANY FRANCHISES. The Borrower will do, and will cause each Subsidiary to do, or cause to be done, all things reasonably necessary to preserve and keep in full force and effect its existence and to preserve its material rights and franchises, other than those the failure to preserve which could not reasonably be expected to have a Material Adverse Effect, PROVIDED that any transaction permitted by Section 7.02 will not constitute a breach of this Section 6.05.

          6.06 COMPLIANCE WITH STATUTES, ETC. The Borrower will, and will cause each Subsidiary to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign (including all Environmental Laws), in respect of the conduct of its business and the ownership of its property other than those the non-compliance with which is not reasonably likely to have a Material Adverse Effect or have a material adverse effect on the ability of the Credit Parties to perform their obligations under the Credit Documents.

          6.07 ERISA. As soon as possible and, in any event, within 10 days after the Borrower knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Lenders a certificate of the chief financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, any Subsidiary or any ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, any Subsidiary, any ERISA

Affiliate, the PBGC, a Plan or Multiemployer Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Lender a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, ..64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or
Section 302 of ERISA, has been incurred or an application may reasonably be expected to be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Multiemployer Plan has not been timely made; that a Plan or Multiemployer Plan has been or may be reasonably be expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, exceeds the aggregate amount of such Unfunded Current Liabilities that existed on the Restatement Effective Date by $100,000; that proceedings may reasonably be expected to be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; that the Borrower except as set forth in Annex IV, any Subsidiary or any ERISA Affiliate will or may reasonably be expected to incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section
4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower or any Subsidiary may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan in addition to the liability that existed on the Restatement Effective Date pursuant to any such plan or plans. Upon request by any Lender, the Borrower will deliver to such Lender a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of any records, documents or other information required to be furnished to the PBGC (other than any PBGC Form 1), and any material notices received by the Borrower, any Subsidiary or any ERISA Affiliate with respect to any Plan or Multiemployer Plan shall be delivered to the Lender no later than 10 days after the date such records, documents and/or information has been furnished to the PBGC or such notice has been received by the Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

          6.08 GOOD REPAIR. The Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used or useful in its business are kept in good repair, working order and condition, normal wear and tear excepted, and, subject to Section 7.05, that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

          6.09 END OF FISCAL YEARS; FISCAL QUARTERS. The Borrower will, for financial reporting purposes, cause (i) each of its, and each of its Subsidiaries', fiscal years and fourth fiscal quarters to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries', first three fiscal quarters to end on the last day of March, June and September of each year.

          6.10 APPROVALS. The Borrower will use reasonable best efforts to obtain as promptly as practicable after the consummation of any Permitted Acquisition, any approvals not obtained on or prior to the date of the consummation of such Permitted Acquisition, provided that (x) it shall not be a default under this Section 6.10 if the Borrower fails to obtain any such approval, after having used commercially reasonable efforts to obtain same and
(y) the Borrower may cease to seek to obtain any such approvals if it has been advised by counsel or the applicable governmental agency that it will not, or is not reasonably likely to, obtain such approval, PROVIDED FURTHER that, in the event the Borrower is able to obtain any approval required to be obtained in accordance with the terms of this Section 6.10, the Borrower shall use commercially reasonable efforts to obtain as promptly as practicable after receipt of such approval, an opinion of local counsel reasonably satisfactory to the Administrative Agent covering the regulatory aspects of the respective Permitted Acquisition, which opinion shall be in form and substance reasonably satisfactory to the Administrative Agent.

          6.11 COBANK CAPITAL. The Borrower will purchase such participation certificates in CoBank as CoBank may require from time to time in accordance with its bylaws. The Borrower hereby consents and agrees that the amount of any distributions with respect to its patronage with CoBank that are made in qualified written notices of allocation (as defined in 26 U.S.C. 1388) and that are received by the Borrower from CoBank, will be taken into account by the Borrower at their stated Dollar amounts whether the distribution be evidenced by a participation certificate or other form of written notice that such distribution has been made and recorded in the name of the Borrower on the records of CoBank.

          SECTION 7. NEGATIVE COVENANTS. The Borrower hereby covenants and agrees that until the Commitments have terminated, no Notes are outstanding and the Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section 11.13 which are not then owing) incurred hereunder, are paid in full:

          7.01 CHANGES IN BUSINESS. The Borrower will not permit at any time the business activities taken as a whole conducted by the Borrower and its Subsidiaries to be materially different from the business activities taken as a whole (including incidental activities) conducted by the Borrower and its Subsidiaries on the Restatement Effective Date and businesses reasonably related thereto (the "BUSINESS").

          7.02 CONSOLIDATION, MERGER, SALE OR PURCHASE OF ASSETS, ETC. The Borrower will not, and will not permit any Subsidiary to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets (other than inventory or obsolete equipment or excess equipment no longer needed in the conduct of the business in the ordinary course of business) or purchase, lease or otherwise acquire all or any part of the property or assets of any Person (other than purchases or other acquisitions of inventory, leases, materials and equipment in the ordinary course of business) or agree to do any of the foregoing at any future time without a contingency relating to obtaining any required approval hereunder, except that the following shall be permitted:

          (a) (i) any Subsidiary may be merged or consolidated with or into, or be liquidated into, the Borrower or a Subsidiary Guarantor (so long as the Borrower or such Subsidiary Guarantor is the surviving corporation), or all or any part of its business, properties and assets may be conveyed, sold or transferred to the Borrower or any Subsidiary Guarantor, PROVIDED that neither the Borrower nor any Subsidiary Guarantor may be a party to any merger, consolidation or liquidation otherwise permitted by this clause
     (a) (i) involving a Person that is not a Subsidiary except in connection with a Permitted Acquisition, and (ii) any Subsidiary that is not a Subsidiary Guarantor may be merged or consolidated with or into, or convey, sell or transfer its assets to, another Subsidiary that is not a Subsidiary Guarantor, PROVIDED that if the stock or other equity interests of either such Person was pledged pursuant to the Pledge Agreement the stock or other equity interests of the surviving entity or the transferee entity, as the case may be, shall also be pledged pursuant to a Pledge Agreement, PROVIDED FURTHER that no such merger or consolidation otherwise permitted above between a Pledged Subsidiary and Non-Pledged Subsidiary, and no such conveyance, sale or transfer by a Pledged Subsidiary to a Non-Pledged Subsidiary, shall be permitted unless, after giving effect thereto the PRO FORMA EBITDA Test is satisfied;

          (b) capital expenditures to the extent within the limitations set forth in Section 7.05 hereof,

          (c) the investments, acquisitions and transfers or dispositions of properties permitted pursuant to Section 7.06;

          (d) each of the Borrower and any Subsidiary may lease (as lessee) real or personal property in the ordinary course of business (so long as such lease does not create a Capitalized Lease Obligation not otherwise permitted by Section 7.04(c));

          (e) licenses or sublicenses by the Borrower and its Subsidiaries of intellectual property in the ordinary course of business, PROVIDED, that such licenses or sublicenses shall not interfere with the business of the Borrower or any Subsidiary;

          (f) (i) sales or dispositions of Non-Core Assets to the extent that the aggregate Net Cash Proceeds received from all such sales and dispositions permitted by this clause (f)(i) after the Restatement Effective Date shall not exceed $40,000,000 in the aggregate and $25,000,000 in any fiscal year of the Borrower and (ii) additional sales or dispositions of assets to the extent that the aggregate Net Cash Proceeds received from all such sales and dispositions permitted by this clause
     (f)(ii) after the Restatement Effective

     Date shall not exceed $2,500,000 in any fiscal year of the Borrower, PROVIDED that (x) each such sale or disposition pursuant to this clause (f) shall be in an amount at least equal to the fair market value thereof and for proceeds consisting of at least 85% cash and (y) the Net Cash Proceeds of any such sale are applied to repay the Loans to the extent required by
     Section 3.02(A)(c), PROVIDED FURTHER that the sale or disposition of the capital stock or other equity interests of any Subsidiary of the Borrower pursuant to this clause (f) shall be prohibited unless it is for all of the outstanding capital stock or other equity interests of such Subsidiary owned by the Borrower and its Subsidiaries;

          (g)     Permitted Acquisitions;

          (h)     leases and subleases permitted under Section 7.03(d) and (g);

          (i)     Permitted Swap Transactions; and

          (j) a Special Asset Sale, so long as (x) the Net Cash Proceeds therefrom do not exceed $25,000,000 in the aggregate, (y) each such sale is for fair market value and 85% of the consideration therefor consists of cash and (z) the Net Cash Proceeds therefrom are reinvested and/or applied to repay the Loans to the extent required by Section 3.02(A)(c).

          7.03 LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Borrower or any of its Subsidiaries) or assign any right to receive income, except:

          (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established;

          (b) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

          (c) Liens created by or pursuant to this Agreement or the other Credit Documents;

          (d) Liens created pursuant to (x) Capital Leases in respect of Capitalized Lease Obligations permitted by Section 7.04(c) and (y) Capital Leases securing Permitted MJD Capital Debt;

          (e) Liens arising from judgments, decrees or attachments and Liens securing appeal bonds arising from judgments, in each case in circumstances not constituting an Event of Default under Section 8.09;

          (f) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

          (g) Leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

          (h) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (i) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business and statutory and common law landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party;

          (j) purchase money Liens securing payables arising from the purchase by the Borrower or any Subsidiary Guarantor of any equipment or goods in the normal course of business, provided that such payables shall not constitute Indebtedness;

          (k) any interest or title of a lessor under any lease permitted by this Agreement;

          (l) Liens in existence on, and which are to continue in effect after, the Original Effective Date which are listed, and the property subject thereto described in, Annex V, PLUS extensions and renewals of such Liens, PROVIDED that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such extension or renewal and (y) any such extension or renewal does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries;

          (m) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired by the Borrower or any Subsidiary after the Original Effective Date, PROVIDED that (x) any such Liens attach only to the assets so acquired, (y) the Indebtedness secured by any such Lien does not exceed

     100%, nor is less than 70%, of the lesser of the fair market value or purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (z) all Indebtedness secured by Liens created pursuant to this clause (m) (and clause (m) of Section 7.03 of the Original Credit Agreement) (other than Permitted MJD Capital Debt) shall not exceed $7,500,000 at any time outstanding;

          (n) Liens on the assets of Taconic and UI existing on the Original Effective Date and securing Indebtedness permitted by Section 7.04(f)(i) or
     (iii), as the case may be; and

          (o) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Person in existence at the time such Person is acquired pursuant to a Permitted Acquisition, in each case securing Permitted Acquired Debt, PROVIDED that (x) such Liens do not attach to the capital stock or other equity interests of any Subsidiary of the Borrower and (y) such Liens existed prior to, and were not incurred in contemplation of, such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries.

          7.04 INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (b) Indebtedness owing by (i) any Subsidiary Guarantor to another Subsidiary Guarantor or the Borrower, (ii) the Borrower to any Subsidiary Guarantor, (iii) any Subsidiary that is not a Subsidiary Guarantor to any other Subsidiary that is not a Subsidiary Guarantor, (iv) the Borrower or any Subsidiary Guarantor to any Subsidiary that is not a Subsidiary Guarantor, so long as such Indebtedness is subordinated to the Obligations on a basis satisfactory to the Administrative Agent and/or (v) any Subsidiary that is not a Subsidiary Guarantor to the Borrower and/or a Subsidiary Guarantor, so long as such Indebtedness constitutes a senior obligation and is evidenced by an intercompany note (which may be a grid note) pledged to the Collateral Agent pursuant to the Pledge Agreement;

          (c) Capitalized Lease Obligations initially incurred after the Original Effective Date, PROVIDED that the aggregate Capitalized Lease Obligations (exclusive of Permitted MJD Capital Debt) outstanding at any time under all Capital Leases entered into after Original Effective Date shall not exceed $10,000,000;

          (d) Indebtedness of the Borrower under Interest Rate Agreements entered into to protect it against fluctuations in interest rates in respect of Indebtedness otherwise permitted under this Agreement, so long as the entering into of such Interest Rate Agreements are BONA FIDE hedging activities and are not for speculative purposes;

          (e) Indebtedness incurred pursuant to purchase money mortgages permitted by Section 7.03(m);

          (f) $7 million of outstanding Indebtedness of Taconic, to the extent existing on the Original Effective Date (less the aggregate amount of all repayments of principal thereon after the Original Effective Date),
     (ii) $7 million of subordinated Indebtedness of the Borrower issued in connection with the Chouteau Acquisition (as defined in the Original Credit Agreement) (less the aggregate amount of all repayments of principal thereon after the Original Effective Date) and (iii) $12.51 million of Indebtedness of UI, to the extent existing on the Original Effective Date (less the aggregate amount of all repayments of principal thereon after the Original Effective Date);

          (g) Indebtedness (the "SCHEDULED EXISTING INDEBTEDNESS") in existence on, and which is to continue in effect after, the Original Effective Date and which is listed on Annex VI hereto, without giving effect to any subsequent extension, renewal or refinancing thereof except as permitted pursuant to Section 7.04(1);

          (h) Indebtedness of the Borrower or any of its Subsidiaries which may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with Permitted Acquisitions or sales of assets permitted by this Agreement (so long as any such obligations are those of the Person making the respective acquisition or sale, and are not guaranteed by any other Person);

          (i)     Permitted Acquired Debt;

          (j) Permitted Subordinated Debt to the extent (I) the proceeds thereof are utilized to repay Loans to the extent required by Section 3.02(A)(d) and (II) after giving effect to any incurrence of Permitted Subordinated Debt (and the use of the proceeds thereof), Section 7.12 shall be complied with as of the last day of the last fiscal quarter then ended (determined as if such Permitted Subordinated Debt had been issued on such last day);

          (k)     Permitted MJD Capital Debt;

          (l) Permitted Refinancing Indebtedness, so long as no Default or Event of Default is in existence at the time of the incurrence thereof and immediately after giving effect thereto;

          (m) Indebtedness of the Borrower consisting of (i) Carrier Services Back-Stop Letters of Credit and reimbursement obligations with respect thereto, so long as the aggregate outstanding stated amounts of all such letters of credit and reimbursement obligations do not exceed $1,000,000 at any time and (ii) Permitted Letters of Credit and reimbursement obligations with respect thereto, so long as the aggregate outstanding stated amounts of all such letters of credit and reimbursement obligations do not exceed $5,000,000 at any time;

          (n) unsecured Indebtedness of the Borrower incurred under the New Senior Notes Documents in an aggregate principal amount not to exceed $225.0 million (less the amount of any repayments of principal thereof after the Restatement Effective Date); and

          (o) additional unsecured Indebtedness of the Borrower and the Subsidiary Guarantors not to exceed an aggregate outstanding principal amount of $5.0 million at any time.

          Notwithstanding anything to the contrary contained above in this
Section 7.04, in no event shall the Borrower or any of its Subsidiaries incur any Indebtedness which would require any Subsidiary of the Borrower (pursuant to the terms of the New Senior Notes Documents) to guaranty any obligations of the Borrower under the New Senior Notes Documents.

          7.05 CAPITAL EXPENDITURES. (a) The Borrower will not, and will not permit any of its Subsidiaries to, incur Consolidated Capital Expenditures, PROVIDED that the Borrower and its Subsidiaries may make (i) Permitted Carrier Services Expenditures and (ii) Other Consolidated Capital Expenditures not to exceed in the aggregate in any fiscal year an amount equal to 37.5% of Consolidated EBITDA for such fiscal year.

          (b) In the event that the maximum amount which is permitted to be expended in respect of Other Consolidated Capital Expenditures during any fiscal year pursuant to Section 7.05(a) (without giving effect to this clause (b)) is not fully expended during such fiscal year, the maximum amount which may be expended during the immediately succeeding fiscal year pursuant to Section 7.05(a) shall be increased by such unutilized amount.

          7.06 ADVANCES, INVESTMENTS AND LOANS. The Borrower will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person, except:

          (a) the Borrower or any Subsidiary may invest in cash and Cash Equivalents;

          (b) the Borrower and any Subsidiary may acquire and hold receivables owing to them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms and/or reasonable extensions thereof;

          (c) the intercompany Indebtedness described in Section 7.04(b) shall be permitted;

          (d) loans and advances to officers, directors and employees in the ordinary course of business (x) for relocation purposes and/or the purchase from the Borrower of the capital stock (or options or warrants relating thereto) of the Borrower and (y) otherwise in an aggregate principal amount not to exceed $1 million at any time outstanding shall be permitted;

          (e) the Borrower and each Subsidiary may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (f) Interest Rate Agreements entered in compliance with Section 7.04(d) shall be permitted;

          (g) advances, loans and investments in existence on the Original Effective Date and listed on Annex VII, without giving effect to any additions thereto or replacements thereof, shall be permitted;

          (h) the Borrower and each Subsidiary may make capital contributions (i) to any of their Subsidiaries to the extent a Subsidiary Guarantor and (ii) to any Subsidiary that is not a Subsidiary Guarantor, if after giving effect thereto, the aggregate capital contributions (net of any return thereon) made after the Original Effective Date pursuant to this clause (ii) (and clause (ii) of Section 7.06(h) of the Original Credit Agreement) shall not exceed an amount equal to 25% of the Consolidated Capital Expenditures permitted to be made by the Borrower and its Subsidiaries during the then fiscal year of the Borrower;

          (i) Subsidiaries may be established or created in accordance with the provisions of Section 7.07;

          (j)     Permitted Acquisitions shall be permitted;

          (k) investments constituting, or to be used to make, Permitted Carrier Services Expenditures by the Borrower and its Subsidiaries in FairPoint Carrier Services;

          (l) loans and investments not otherwise permitted by the foregoing clauses (a) through (k) and succeeding clauses (in) and (n), PROVIDED that the aggregate amount of the loans and investments (without regard to write-downs or write-offs thereof) made pursuant to this clause (1) after the Restatement Effective Date shall not exceed $2,000,000;

          (m) the Borrower and its Subsidiaries may acquire and hold investments consisting of non-cash consideration received from sales of assets effected in accordance with the requirements of Sections 7.02(f) and
     (j); and

          (n) the Borrower may contribute as a capital contribution and/or loan to FairPoint Carrier Services on the Restatement Effective Date (x) proceeds from the issuance of the New Senior Notes and/or the incurrence of Loans in an aggregate amount not to exceed $1,600,000, so long as FairPoint Carrier Services uses the full amount of such proceeds on the Restatement Effective Date to purchase from Wachovia loans in an aggregate principal amount of $2,300,000 outstanding under the FairPoint Carrier Services Credit Agreement and (y) the proceeds of Permitted Subordinated Debt in an aggregate amount not to exceed $30,000,000 (the "EXCLUDED FAIRPOINT CARRIER SERVICES REFINANCING PROCEEDS"), so long as FairPoint Carrier Services promptly uses the full amount of the proceeds of such contribution or loan to repay amounts owing under the FairPoint Carrier Services Credit Agreement.

          7.07 LIMITATION ON CREATION OF SUBSIDIARIES. The Borrower will not, and will not permit any Subsidiary to, establish, create or acquire any direct Subsidiary; PROVIDED that the

Borrower and its Subsidiaries shall be permitted to establish, create or acquire Wholly-Owned Subsidiaries (or 90%-Owned Subsidiaries in the case of Telcos), so long as (i) 100% of the capital stock or other equity interests of such new Subsidiary (if a Parent Company) or at least 90% of the capital stock or other equity interests of such new Subsidiary (if a TelCo) is pledged pursuant to the Pledge Agreement (PROVIDED that the stock or other equity interests of any new TelCo acquired or created pursuant to a Permitted Acquisition shall not have to be pledged if, after giving effect to the acquisition or creation thereof, the PRO FORMA EBITDA Test is satisfied) and the certificates representing such stock or other equity interests, together with transfer powers duly executed in blank, are delivered to the Collateral Agent and (ii) such new Subsidiary executes a counterpart of the Subsidiary Guaranty (in the case of a new Intermediary Holding Company) and/or the Pledge Agreement (in the case of a new Parent Company), in each case on the same basis (and to the same extent) as such Subsidiary would have executed such Credit Documents if it were a Credit Party on the Restatement Effective Date.

          7.08 MODIFICATIONS. The Borrower will not, and will not permit any of its Subsidiaries to:

          (a) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of any Permitted Acquired Debt, any Indebtedness permitted by Section 7.04(f), any Permitted Subordinated Debt, any Permitted Refinancing Indebtedness, any New Senior Notes or any Scheduled Existing Indebtedness, PROVIDED that (i) the respective obligor may refinance any of the foregoing Indebtedness with the proceeds of Permitted Refinancing Indebtedness, so long as no Default or Event of Default is in existence at the time of the incurrence of such Permitted Refinancing Indebtedness and immediately after giving effect thereto, (ii) the Borrower may repurchase Permitted Subordinated Debt on the Restatement Effective Date pursuant to the Refinancing in an aggregate principal amount not to exceed $14,400,000 and (iii) the New Senior Notes may be exchanged for New Exchange Senior Notes in accordance with the requirements of the respective definitions thereof and the relevant provisions of this Agreement;

          (b) amend or modify (or permit the amendment or modification of) in any manner adverse to the interests of the Lenders, any provisions of any Permitted Acquired Debt, any Permitted Refinancing Indebtedness, any Indebtedness permitted by Section 7.04(f), any Permitted Subordinated Debt, any New Senior Notes or any Scheduled Existing Indebtedness; and/or

          (c) amend, modify or change in any manner adverse to the interests of the Lenders the organizational documents (including by-laws) of any Credit Party, any agreement entered into by the Borrower with respect to its capital stock, or enter into any new agreement in any manner adverse to the interests of the Lenders with respect to the capital stock of the Borrower.

          7.09 DIVIDENDS, ETC. (a) The Borrower will not, and will not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in capital stock of such Person) or return any capital to, its stockholders, members and/or other owners or authorize or make any other distribution, payment or delivery of property or cash to its stockholders, members and/or other owners as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock or other ownership interests now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock or other ownership interests of the Borrower or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "DIVIDENDS"), except that:

          (i) any Subsidiary may pay dividends or return capital or make distributions and other similar payments with regard to its capital stock or other equity interests to the Borrower or to another Subsidiary;

          (ii) the repurchase of the Borrower's Series A Preferred Stock shall be permitted to be effected (x) pursuant to the Refinancing and (y) with the proceeds of Permitted Subordinated Debt incurred in compliance with Section 7.04(j) (the "EXCLUDED PREFERRED STOCK REFINANCING PROCEEDS"), so long as such proceeds are applied to such repurchase on the date of the Borrower's receipt thereof; and

          (iii) the Borrower may redeem or repurchase its stock (or options, warrants and/or appreciation rights in respect thereof) from shareholders, officers, employees, consultants and directors (or their estates) upon the death, permanent disability, retirement or termination of employment of any such Person or otherwise in accordance with any shareholder agreement, stock option plan or any employee stock ownership plan, PROVIDED that (x) no Default or Event of Default is then in existence or would arise therefrom and (y) the aggregate amount of all cash paid in respect of all such shares, options, warrants and rights so redeemed or repurchased in any calendar year, does not exceed $1,000,000.

          (b) The Borrower will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist (other than as a result of a requirement of law) any encumbrance or restriction which prohibits or otherwise restricts (A) the ability of any Subsidiary to (a) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower or any Subsidiary, (b) make loans or advances to the Borrower or any Subsidiary, (c) transfer any of its properties or assets to the Borrower or any Subsidiary or
(B) the ability of any Subsidiary to create, incur, assume or suffer to exist any Lien upon its property or assets to secure the Obligations, other than prohibitions or restrictions existing under or by reason of: (i) this Agreement and the other Credit Documents; (ii) applicable law; (iii) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices; (iv) any restriction or encumbrance with respect to a Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary, so long as such sale or disposition is permitted under this Agreement; (v) Liens permitted under Sections 7.03(d), (m) and/or (n) and any documents or instruments governing the terms of any Indebtedness or other obligations secured by any such Liens, PROVIDED that such prohibitions or restrictions apply only to the assets subject to such Liens and (vi) any agreement or instrument governing Permitted Acquired Debt, to the extent such restriction or encumbrance (x) is not applicable to any Person or the properties or assets of any Person (other than the Person or the properties or assets of the Person acquired pursuant to the respective Permitted Acquisition) and (y) was not created (or made more restrictive) in connection with or in anticipation of the respective Permitted Acquisition.

          7.10 TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions after the Restatement Effective Date whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate, PROVIDED that the foregoing restrictions shall not apply to (i) transactions solely among Credit Parties and their 90%-Owned Subsidiaries, (ii) employment arrangements entered into in the ordinary course of business with officers of the Borrower and its Subsidiaries, (iii) customary fees paid to members of the Board of Directors of the Borrower and of its Subsidiaries, (iv) so long as no Default or Event of Default exists at the time of such payment or would result therefrom,
(A) advisory fees paid to Kelso and THL (or their Affiliates) during any fiscal year not to exceed the greater of (x) $1.0 million or (y) 1.5% of Consolidated EBITDA for such year and (B) the reimbursement of expenses to Kelso and THL (or their Affiliates) during any fiscal year not to exceed $250,000 in the aggregate, (v) arrangements with directors, officers and employees not otherwise prohibited by this Agreement, (vi) payment of customary legal fees and expenses to Paul, Hastings, Janofsky & Walker LLP and (vii) the transactions set forth on Annex VIII hereto.

          7.11 INTEREST COVERAGE RATIO. The Borrower will not permit the ratio of (i) Consolidated EBITDA for any Test Period ending on the last day of any fiscal quarter of the Borrower to (ii) Consolidated Interest Expense for the Test Period then ending to be less than 1.50:1.0.

          7.12 LEVERAGE RATIO. The Borrower will not permit the Leverage Ratio determined as at the end of any fiscal quarter set forth below to be more than the ratio set forth opposite such fiscal quarter:

           Fiscal Quarter Ended                      Ratio
           --------------------                      ------
           June 30, 2003                             6.50:1.0
           September 30, 2003                        6.50:1.0
           December 31, 2003                         6.50:1.0

           March 31, 2004                            6.50:1.0
           June 30, 2004                             6.25:1.0
           September 30, 2004                        6.25:1.0
           December 31, 2004                         6.25:1.0

           March 31, 2005                            6.00:1.0
           June 30, 2005                             6.00:1.0

           September 30, 2005                        6.00:1.0
           December 31, 2005                         5.75:1.0

           March 31, 2006                            5.75:1.0
           June 30, 2006                             5.75:1.0
           September 30, 2006                        5.50:1.0
           December 31, 2006                         5.50:1.0

           March 31, 2007                            5.50:1.0

          7.13 SENIOR SECURED LEVERAGE RATIO. The Borrower will not permit the Senior Secured Leverage Ratio determined as at the end of any fiscal quarter set forth below to be more than the ratio set forth opposite such fiscal quarter:

           Fiscal Quarter Ended                      Ratio
           --------------------                      ------
           June 30, 2003                             1.75:1.0
           September 30, 2003                        1.75:1.0
           December 31, 2003                         1.75:1.0

           March 31, 2004                            1.75:1.0
           June 30, 2004                             1.50:1.0
           September 30, 2004                        1.50:1.0
           December 31, 2004                         1.50:1.0

           March 31, 2005                            1.50:1.0
           June 30, 2005                             1.25:1.0
           September 30, 2005                        1.25:1.0
           December 31, 2005                         1.25:1.0

           March 3l,2006                             1.25:1.0
           June 30, 2006                             1.25:1.0
           September 30, 2006                        1.25:1.0
           December 31, 2006                         1.25:1.0

           March 3l, 2007                            1.25:1.0

          7.14 LIMITATION ON ISSUANCE OF EQUITY INTERESTS. The Borrower will not permit any of its Subsidiaries, directly or indirectly, to issue any shares of such Subsidiary's capital stock, securities or other equity interests (or warrants, rights or options to acquire shares or other equity interests), except
(i) for replacements of then outstanding shares of capital stock or other equity interests, (ii) for stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of the Borrower and its Subsidiaries taken as a whole in any class of the capital stock or other equity interests of such Subsidiary, (iii) for issuances to the Borrower or any of its Subsidiaries in connection with the creation of new Subsidiaries permitted under Section 7.07 and (iv) to qualify directors to the extent required by applicable law.

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          7.15    DESIGNATED SENIOR DEBT. (a) The Borrower shall not designate any Indebtedness (other than the Obligations) as "Designated Senior Debt" (as defined in each indenture governing Permitted Subordinated Debt).

          (b) The Borrower shall not set a purchase date in connection with a Change of Control Offer (as defined in each indenture governing any Permitted Subordinated Debt and in the New Senior Note Indenture) earlier than 60 days after the delivery by the Borrower of notice of such Change of Control Offer to the holders of such Permitted Subordinated Debt or the New Senior Notes, as the case may be, unless the Borrower shall first have paid in full all Obligations and terminated all Commitments hereunder.

          SECTION 8. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each, an "EVENT OF DEFAULT"):

          8.01 PAYMENTS. The Borrower shall (i) default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue for five or more Business Days, in the payment when due of any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

          8.02 REPRESENTATIONS, ETC. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          8.03 COVENANTS. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 7, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 8.01, 8.02 or clause (a) of this Section 8.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after written notice to the Borrower by the Administrative Agent or the Required Lenders; or

          8.04 DEFAULT UNDER OTHER AGREEMENTS. (a) The Borrower or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, applicable thereto or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity; or (b) any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable (or shall be required to be prepaid as a result of a default thereunder or of an event of the type that constitutes an Event of Default) prior to the stated maturity thereof, PROVIDED that it shall not constitute an Event of Default pursuant to this Section 8.04 unless the aggregate principal amount of all Indebtedness referred to in clauses (a) and (b) above exceeds $5.0 million in the aggregate at any one time; or

          8.05 BANKRUPTCY, ETC. The Borrower or any Material Subsidiary shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "BANKRUPTCY CODE"); or an involuntary case is commenced against the Borrower or any of its Material Subsidiaries and the petition is not controverted within 20 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Material Subsidiaries; or the Borrower or any of its Material Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Material Subsidiaries; or there is commenced against the Borrower or any of its Material Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the Borrower or any of its Material Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Material Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Material Subsidiaries makes a general assignment for the benefit of creditors; or any Company action is taken by the Borrower or any of its Material Subsidiaries for the purpose of effecting any of the foregoing; or

          8.06 ERISA. (a) Any Plan or Multiemployer Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under
Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(l) thereof) and an event described in subsection .62, .63, .64, ..65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan or Multiemployer Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan, Multiemployer Plan has not been timely made, the Borrower or any Subsidiary or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan or Multiemployer Plan under
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any Subsidiary has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Lenders, has had, or is reasonably likely to have, a Material Adverse Effect; or

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          8.07    PLEDGE AGREEMENT. (a) Except in each case to the extent
resulting from the negligent or willful failure of the Collateral Agent to continue to hold certificated Collateral under the Pledge Agreement, the Pledge Agreement shall cease to be, in any material respect, in full farce and effect, or shall cease, in any material respect, to give the Collateral Agent the Liens, powers and privileges purported to be created thereby in favor of the Collateral Agent, or (b) any Credit Party shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to the Pledge Agreement and such default shall continue for 15 or more days after written notice to the respective Credit Party by the Administrative Agent; or

          8.08 SUBSIDIARY GUARANTY. The Subsidiary Guaranty of any Subsidiary Guarantor or any material provision thereof shall cease to be in full force and effect, or any Subsidiary Guarantor or any Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under the Subsidiary Guaranty; or

          8.09 JUDGMENTS. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving a liability (to the extent not paid or covered by insurance) in excess of $5.0 million in the aggregate for all such judgments and decrees for the Borrower and its Subsidiaries and all such judgments and decrees in excess of such amount shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against any Subsidiary Guarantor or the Borrower, except as otherwise specifically provided for in this Agreement (PROVIDED that, if an Event of Default specified in Section 8.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and
(ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately and any Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all obligations owing hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any and all of the Liens and rights created pursuant to the Pledge Agreement; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; and (v) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 8.05 in respect of the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amounts of cash and/or Cash Equivalents, to be held in a cash collateral account as security for the Borrower's reimbursement obligations in respect of Letters of Credit then outstanding equal to the aggregate Stated Amount of all Letters of Credit then outstanding (LESS any amount thereof as to which Section 1A.01(c) Arrangements are in place).

          SECTION 9. DEFINITIONS. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

          "A TERM COMMITMENT" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name on Annex I hereto directly below the column entitled "A Term Commitment", as the same may be (x) reduced or terminated pursuant to Sections 2.02, 2.03 and/or 8 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Sections 1.13 and/or 11.04(b).

          "A TERM FACILITY" shall mean the Facility evidenced by the Total A Term Commitment.

          "A TERM LOAN" shall have the meaning provided in Section 1.01(a).

          "A TERM NOTE" shall have the meaning provided in Section 1.05(a).

          "ADJUSTED CONSOLIDATED NET INCOME" shall mean, for any period, Consolidated Net Income for such period PLUS, without duplication, the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense and non-cash interest expense) and net non-cash losses which were included in arriving at Consolidated Net Income for such period, LESS the amount of all net non-cash gains which were included in arriving at Consolidated Net Income for such period.

          "ADJUSTED CONSOLIDATED WORKING CAPITAL" shall mean, at any time, Consolidated Current Assets at such time (but excluding therefrom all cash and Cash Equivalents) LESS Consolidated Current Liabilities at such time.

          "ADJUSTED TOTAL REVOLVING COMMITMENT" shall mean at any time the Total Revolving Commitment LESS the aggregate Revolving Commitments of all Defaulting Lenders.

          "ADMINISTRATIVE AGENT" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 10.09.

          "AFFILIATE" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          "AGENTS" shall have the meaning provided in the first paragraph of this Agreement.

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          "AGREEMENT" shall mean this Credit Agreement, as amended and restated
and as the same may be from time to time further modified, amended, amended and restated and/or supplemented.

          "ANTICIPATED REINVESTMENT AMOUNT" shall mean, with respect to any Reinvestment Election, the amount specified in the Reinvestment Notice delivered by the Borrower in connection therewith as the amount of the Net Cash Proceeds from the related Asset Sale that the Borrower intends to use to finance one or more Permitted Acquisitions within 180 days (or, in the case of a Reinvestment Notice delivered in respect of a Special Asset Sale, 270 days).

          "APPLICABLE BASE RATE MARGIN" shall mean (i) in the case of A Term Loans and RF Loans, 3.00% and (ii) in the case of C Term Loans, 3.50%.

          "APPLICABLE CC PERCENTAGE" shall mean, for any day, a percentage equal to (x) if the unutilized portion of the Total Revolving Commitment on such day is less than 50% of the Total Revolving Commitment on such day, 0.50% and (y) if the unutilized portion of the Total Revolving Commitment on such day equals or exceeds 50% of the Total Revolving Commitment on such day, 0.75%.

          "APPLICABLE EURODOLLAR MARGIN" shall mean (i) in the case of A Term Loans and RF Loans, 4.00% and (ii) in the case of C Term Loans, 4.50%.

          "APPLICABLE PREPAYMENT PERCENTAGE" shall mean, at any time, 50%; PROVIDED that, so long as no Default or Event of Default is then in existence, if on a given Excess Cash Payment Date the Senior Secured Leverage Ratio is less than or equal to 1.00:1.00 (as set forth in an officer's certificate delivered pursuant to Section 6.01(d) for the fiscal year of the Borrower then last ended), the Applicable Prepayment Percentage shall at all times thereafter instead be 0%.

          "ASSET SALE" shall mean and include (x) the sale, transfer or other disposition by the Borrower or any Subsidiary to any Person (other than the Borrower or any Subsidiary Guarantor) of any asset of the Borrower or such Subsidiary (other than sales, transfers or other dispositions in the ordinary course of business of inventory and/or obsolete or excess equipment) and/or (y) the receipt by the Borrower or any Subsidiary of any insurance, condemnation or similar proceeds in connection with a casualty or taking of any of its assets in excess of the costs incurred by the Borrower and its Subsidiaries in respect of such event and of repairing or replacing the assets so damaged, destroyed or taken but in all cases only to the extent that the aggregate Net Cash Proceeds of all such sales, transfers, dispositions and receipts in any fiscal year are in excess of $1,000,000.

          "ASSIGNMENT AGREEMENT" shall mean the Assignment Agreement in the form of Exhibit I (appropriately completed).

          "AUTHORIZED OFFICER" shall mean any senior officer of the Borrower designated as an authorized officer in writing to the Administrative Agent by the Borrower.

          "BANKRUPTCY CODE" shall have the meaning provided in Section 8.05.

          "BASE RATE" at any time shall mean the higher of (i) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate and (ii) the Prime Lending Rate.

          "BASE RATE LOAN" shall mean each Loan (other than any C Term Loan-Fixed Rate prior to the FRE Date applicable thereto) bearing interest at the rates provided in Section 1.08(a).

          "BOA" shall mean Bank of America, N.A.

          "BORROWER" shall have the meaning provided in the first paragraph of this Agreement.

          "BORROWING" shall mean the incurrence of Base Rate Loans or Eurodollar Loans pursuant to a single Facility by the Borrower from the Lenders having Commitments (and/or outstanding Loans) with respect to such Facility on a PRO RATA basis on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period; PROVIDED that
(x) in the case of an Existing C Term Loans-Floating Rate continued on the Restatement Effective Date, the continuation of such loans as C Term Loans-Floating Rate on such date shall be deemed to be a Borrowing pursuant to the C Term Loan Facility-Floating Rate on such date from the Existing Lenders holding such Loans, with any such deemed Borrowing to be a Borrowing of Base Rate Loans (if the respective borrowing was maintained as a Base Rate Loan under (and as defined in) the Original Credit Agreement immediately prior to the Restatement Effective Date) or Eurodollar Loans (if the respective borrowing was maintained as a Eurodollar Loan under (and as defined in) the Original Credit Agreement immediately prior to the Restatement Effective Date) and (y) Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

          "BUSINESS" shall have the meaning provided in Section 7.01.

          "BUSINESS DAY" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the interbank Eurodollar market.

          "C TERM FACILITY-FIXED RATE" shall mean the Facility evidenced by the C Term Loans-Fixed Rate.

          "C TERM FACILITY-FLOATING RATE" shall mean the Facility evidenced by the C Term Loans-Floating Rate.

          "C TERM FIXED RATE PERCENTAGE" shall mean, at any time of determination thereof, (i) for purposes of Section 3.02(B), a fraction (expressed as a percentage) the numerator of which is equal to the aggregate principal amount of all C Term Loans-Fixed Rate outstanding at such time and the denominator of which is equal to the aggregate principal amount of all C Term Loans outstanding at such time and (ii) for purposes of Section 3.01, a fraction (expressed as a percentage) the numerator of which is equal to the aggregate principal amount of all C Term

Loans-Fixed Rate outstanding at such time (exclusive of C Term Loans-Fixed Rate prior to their respective FRE Dates) and the denominator of which is equal to the aggregate principal amount of all C Term Loans outstanding at such time (exclusive of C Term Loans-Fixed Rate prior to their respective FRE Dates).

          "C TERM FLOATING RATE PERCENTAGE" shall mean, at any time of determination thereof, (i) for purposes of Section 3.02(B), a fraction (expressed as a percentage) the numerator of which is equal to the aggregate principal amount of all C Term Loans-Floating Rate outstanding at such time and the denominator of which is equal to the aggregate principal amount of all C Term Loans outstanding at such time and (ii) for purposes of Section 3.01, a fraction (expressed as a percentage) the numerator of which is equal to the aggregate principal amount of all C Term Loans-Floating Rate outstanding at such time and the denominator of which is equal to the aggregate principal amount of all C Term Loans outstanding at such time (exclusive of C Term Loans-Fixed Rate prior to their respective FRE Dates).

          "C TERM LOAN-FIXED RATE" shall have the meaning provided in Section 1.01(c).

          "C TERM LOAN-FLOATING RATE" shall have the meaning provided in Section 1.01(b).

          "C TERM LOANS" shall mean each C Term Loan-Floating Rate and each C Term Loan-Fixed Rate.

          "C TERM NOTE-FIXED RATE" and "C TERM NOTE-FLOATING RATE" shall each have the meaning provided in Section 1.05(a).

          "C TERM NOTES" shall mean and include the C Term Notes-Fixed Rate and the C Term Notes-Floating Rate.

          "CAPITAL LEASE" as applied to any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "CAPITALIZED LEASE OBLIGATIONS" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

          "CARRIER SERVICES" shall mean [the resale of long distance services].

          "CARRIER SERVICES BACK-STOP LETTERS OF CREDIT" shall mean each standby letter of credit issued by a financial institution for the account of the Borrower in support of the reimbursement obligations of Carrier Services under any letter of credit issued for its account in support of obligations incurred in the ordinary course of business with respect to customer deposits and other similar statutorily mandated obligations.

          "CARRIER SERVICES EXPENDITURES" shall mean expenditures with respect to the acquisition, creation and/or maintenance of Carrier Services.

          "CASH EQUIVALENTS" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) Dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Lender that is a domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (y) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc. ("S&P") is at least A-1 or the equivalent thereof or from Moody's Investors Service, Inc. ("MOODY'S") is at least P-1 or the equivalent thereof (any such bank, an "APPROVED BANK"), in each case with maturities of not more than six months from the date of acquisition,
(iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, (v) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, and (vi) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (i) through (v) above.

          "CASH PROCEEDS" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Borrower and/or any Subsidiary from such Asset Sale.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 ET SEQ.

          "CHANGE OF CONTROL" shall mean at any time and for any reason (a) prior to a Qualified IPO, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) on a fully diluted basis in the aggregate of at least 50.1% of the total economic and voting interest in the Borrower's capital stock, (b) on and after a Qualified IPO, (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in clause (a) above) on a fully diluted basis of more than 25% of the total voting interest in the capital stock of the Borrower or (ii) during any period of two consecutive years individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of a majority of the directors of the Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office or (c) a "change of control" or similar event shall occur as provided in any other agreement governing or evidencing material Indebtedness of the Borrower.

          "COBANK" shall mean CoBank, ACB.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "COLLATERAL" shall mean all of the "Collateral" as defined in the Pledge Agreement.

          "COLLATERAL AGENT" shall mean the Administrative Agent acting as collateral agent for the Lenders.

          "COMMITMENT" shall mean, with respect to each Lender, such Lender's A Term Commitment and/or Revolving Commitment.

          "COMMITMENT COMMISSION" shall have the meaning provided in Section 2.01(a).

          "COMPANY" shall mean any corporation, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate).

          "CONSOLIDATED CAPITAL EXPENDITURES" shall mean, for any period, the aggregate of all cash expenditures (including in all events all amounts expended under Capital Leases (other than Capital Leases evidencing MJD Capital Debt) but excluding any amount representing capitalized interest) by the Borrower and its Subsidiaries during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of the Borrower and its Subsidiaries, PROVIDED that Consolidated Capital Expenditures shall in any event (x) exclude the purchase price paid in cash in connection with the acquisition of any Person (including through the purchase of all of the capital stock or other ownership interests of such Person or through merger or consolidation) pursuant to a Permitted Acquisition, whether or not allocable to property, plant and equipment and (y) exclude amounts expended with insurance proceeds.

          "CONSOLIDATED CURRENT ASSETS" shall mean, at any time, the current assets of the Borrower and its Subsidiaries at such time determined on a consolidated basis.

          "CONSOLIDATED CURRENT LIABILITIES" shall mean, at any time, the current liabilities of the Borrower and its Subsidiaries on a consolidated basis, but excluding the current portion of, and accrued but unpaid interest on, any Indebtedness under this Agreement and any other long-term indebtedness which would otherwise be included therein.

          "CONSOLIDATED DEBT" shall mean, as of any date of determination, (i) the aggregate stated balance sheet amount of all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP PLUS (ii) any Indebtedness for borrowed money of any other Person as to which the Borrower and/or any of its Subsidiaries has created a guarantee or other Contingent Obligation (but only to the extent of such guarantee or other Contingent Obligation).

          "CONSOLIDATED EBIT" shall mean, for any period, (A) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) provisions for taxes based on income, (iii) Consolidated Interest Expense, (iv) amortization or write-off of deferred financing costs to the extent deducted in determining Consolidated Net Income, (v) losses on sales of assets (excluding sales in the ordinary course of business) and other extraordinary losses, (vi) non-core income relating to Non-Core Assets to the extent not included in any determination of Consolidated Net Income, (vii) dividends paid by CoBank to the Borrower on common stock of CoBank held by the Borrower to the extent not included in any determination of Consolidated Net Income and (viii) the non-cash cash portion of any retirement or pension plan expense incurred by the Borrower or any of its Subsidiaries LESS (B) gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains and other one-time non-cash gains, all as determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED EBITDA" shall mean, for any period, the sum of the amounts for such period of (i) Consolidated EBIT, (ii) depreciation expense and
(iii) amortization expense including any amortization or write-off related to the write-up of any assets as a result of purchase accounting, PROVIDED that Consolidated EBITDA for any such period during which a Permitted Acquisition was consummated or a disposition of a business was effected shall be determined on a PRO FORMA basis as if such Permitted Acquisition were consummated or disposition effected, as the case may be, on the first day of such period and, in the event the Borrower delivers to the Administrative Agent within 20 Business Days following the consummation of a Permitted Acquisition a Cost Adjustment Certificate, as if the savings based on the cost reduction synergies set forth therein were achieved for each day during such pre-consummation period (such PRO FORMA determination to be made on the basis that a one day PRO RATA share of the cost reduction synergies set forth in such Cost Adjustment Certificate to be achieved during the first full 12 months following such consummation will apply to each day during such pre-consummation period).

          "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, total interest expense (including the portion that is attributable to Capital Leases in accordance with GAAP) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and without duplication net costs and/or net benefits under Interest Rate Agreements, but excluding, however, amortization of deferred financing costs to the extent included in total interest expense).

          "CONSOLIDATED NET INCOME" shall mean for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, PROVIDED that there shall be excluded from the calculation thereof (without duplication) (i) the income (or loss) of any Person (other than Subsidiaries of the Borrower) in which any other Person (other than the Borrower or any of

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its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries, (iii) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) all one time costs and expenses paid during such period in respect of the Transaction and (v) non-cash costs arising from implementation of SEAS 106 and SEAS 109.

          "CONSOLIDATED TANGIBLE ASSETS" shall mean, at any time, the total consolidated assets of the Borrower and its Subsidiaries as same would be shown on a consolidated balance sheet of the Borrower prepared in accordance with GAAP, provided that all intangible assets (including goodwill) shall be excluded in making such determination.

          "CONTINGENT OBLIGATIONS" shall mean as to any Person any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof, PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated maximum of the Contingent Obligation or, if none, the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if there is no stated or determinable amount of the primary obligation, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "COST ADJUSTMENT CERTIFICATE" shall mean, with respect to a Permitted Acquisition, a certificate executed by an Authorized Officer of the Borrower setting forth the factually supportable and identifiable cost reduction synergies estimated in good faith to result from such Permitted Acquisition, during the 12 months following the date of the consummation of such Permitted Acquisition, which certificate shall be in form and substance reasonably satisfactory to the Agents.

          "CREDIT DOCUMENTS" shall mean this Agreement, the Notes, the Pledge Agreement, each Incremental Revolving Commitment Agreement and the Subsidiary Guaranty.

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          "CREDIT EVENT" shall mean the making of a Loan or the issuance of a
Letter of Credit.

          "CREDIT PARTY" shall mean the Borrower and each Subsidiary of the Borrower party to a Credit Document.

          "DBTCA" shall mean Deutsche Bank Trust Company Americas.

          "DEFAULT" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "DEFAULTING LENDER" shall mean any Lender with respect to which a Lender Default is in effect.

          "DIVIDENDS" shall have the meaning provided in Section 7.09.

          "DOCUMENTATION AGENT" shall have the meaning provided in the first paragraph of this Agreement.

          "DOLLARS" and the sign "$" shall each mean freely transferable lawful money of the United States.

          "ELIGIBLE TRANSFEREE" shall mean and include a commercial bank, a financial institution, a fund that regularly invests in bank loans or any other institutional "accredited investor" as defined in SEC Regulation D.

          "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Borrower or any of its Subsidiaries solely in the ordinary course of such Person's business and not in response to any third party action or request of any kind) or proceedings relating to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "CLAIMS"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.

          "ENVIRONMENTAL LAW" means any applicable federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the environment or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. Section 7401 ET SEQ.; the Clean Air Act, 42 U.S.C. Section 2601 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Section 300F ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 ET SEQ.; and any applicable state and local or foreign counterparts or equivalents.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA AFFILIATE" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary would be deemed to be a "single employer" within the meaning of Section 414(b) or (c) of the Code and with respect to Sections 412 and 4971 of the Code and Section 302 of ERISA,
Section 414(b), (c), (m) or (o) of the Code.

          "EURODOLLAR LOANS" shall mean each Loan (other than any C Term Loan-Fixed Rate prior to the FRE Date applicable thereto) bearing interest at the rates provided in Section 1.08(b).

          "EURODOLLAR RATE" shall mean with respect to each Interest Period for a Eurodollar Loan, (i) the offered quotation to first-class banks in the interbank Eurodollar market by the Administrative Agent for dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loans for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loans, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "EVENT OF DEFAULT" shall have the meaning provided in Section 8.

          "EXCESS CASH FLOW" shall mean, for any period, the remainder of (a) the sum of, without duplication, (i) Adjusted Consolidated Net Income for such period and (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, minus (b) the sum, without duplication, of (i) Consolidated Capital Expenditures during such period (other than Consolidated Capital Expenditures to the extent financed with equity proceeds, equity interests, Asset Sale proceeds, insurance proceeds or Indebtedness (other than with RE Loans)), (ii) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of the Borrower and its Subsidiaries and the permanent repayment of the principal component of Capitalized Lease Obligations of the Borrower and its Subsidiaries during such period (other than repayments to the extent made with Asset Sale proceeds, equity proceeds, insurance proceeds or Indebtedness), PROVIDED that repayments of Loans shall only be deducted in determining Excess Cash Flow if such repayments were (x) required as a result of a Scheduled Repayment or (y) made as a voluntary prepayment with internally generated funds (but in the case of a voluntary prepayment of RF Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Commitment in an amount equal to such prepayment)), (iii) cash expended by the Borrower to repurchase the shares of the Borrower held by Mr. Bauchman during such period, to the extent not deducted in determining Adjusted

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Consolidated Net Income (or Consolidated Net Income) for such period, (iv) cash payments made by the Borrower during such period to satisfy obligations under leasing arrangements with FairPoint Carrier Services (not to exceed $3.0 million in any period), to the extent not deducted in determining Adjusted Consolidated Net Income (or Consolidated Net Income) for such period, (v) cash payments made by the Borrower during such period to FairPoint Carrier Services to offset any net operating loss benefits received by the Borrower pursuant to its existing tax sharing agreement, to the extent not deducted in determining Adjusted Consolidated Net Income (or Consolidated Net Income) for such period, (vi) gains from sales of assets (other than sales of inventory in the ordinary course of business) included in determining Adjusted Consolidated Net Income (or Consolidated Net Income) for such period and (vii) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period.

          "EXCESS CASH FLOW PAYMENT PERIOD" shall mean, with respect to any Excess Cash Payment Date, the immediately preceding fiscal year of the Borrower.

          "EXCESS CASH PAYMENT DATE" shall mean the date occurring 90 days after the last day of a fiscal year of the Borrower (commencing with the fiscal year of the Borrower ended on December 31, 2003).

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "EXCLUDED FAIRPOINT CARRIER SERVICES REFINANCING PROCEEDS" shall have the meaning provided in Section 7.06(n).

          "EXCLUDED PERMITTED SUBORDINATED DEBT PROCEEDS" shall mean the Excluded FairPoint Carrier Services Refinancing Proceeds and the Excluded Preferred Stock Refinancing Proceeds.

          "EXCLUDED PREFERRED STOCK REFINANCING PROCEEDS" shall have the meaning provided in Section 7.09(a)(ii).

          "EXISTING C TERM LOAN-FLOATING RATE LENDER" shall mean each Lender under, and as defined in, the Original Credit Agreement with outstanding Existing C Term Loans-Floating Rate on the Restatement Effective Date (immediately prior to giving effect thereto).

          "EXISTING C TERM LOANS-FIXED RATE" shall mean the "C Term Loans-Fixed Rate" under, and as defined in, the Original Credit Agreement.

          "EXISTING C TERM LOANS-FLOATING RATE" shall mean the "C Term Loans-Floating Rate" under, and as defined in, the Original Credit Agreement.

          "EXISTING LENDER" shall mean each Person which was a Lender under, and as defined in, the Original Credit Agreement.

          "EXISTING LETTER OF CREDIT" shall have the meaning provided in Section 1A.01(d).

          "EXPIRATION DATE" shall mean March 15, 2003.

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          "FACILITY" shall mean any of the credit facilities established under this Agreement, i.e., the A Term Facility, the C Term Facility-Fixed Rate, the C Term Facility-Floating Rate or the Revolving Facility.

          "FACING FEE" shall have the meaning provided in Section 2.01(c).

          "FAIRPOINT CARRIER SERVICES" shall mean FairPoint Carrier Services, Inc. (formerly known as FairPoint Communications Solutions, Inc.), a wholly-owned subsidiary of the Borrower.

          "FAIRPOINT CARRIER SERVICES CREDIT AGREEMENT" shall mean the Credit Agreement of FairPoint Carrier Services, dated as of May 10, 2002, among FairPoint Carrier Services and various lenders from time to time party thereto, as in effect on the Restatement Effective Date and as the same may be amended, modified and/or supplemented from time to time.

          "FCC" shall mean the Federal Communications Commission and any successor regulatory body.

          "FEDERAL FUNDS EFFECTIVE RATE" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "FEES" shall mean all amounts payable pursuant to, or referred to in,
Section 2.01.

          "FINAL MATURITY DATE" shall mean March 31, 2007.

          "FRE DATE" with respect to any C Term Loan-Fixed Rate, shall have the meaning provided in the C Term Note-Fixed Rate evidencing such C Term Loan-Fixed Rate.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the date of this Agreement; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 7, including defined terms as used therein, are subject (to the extent provided therein) to Section 11.07(a).

          "HAZARDOUS MATERIALS" shall mean (a) petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, and radon gas; (b) any chemicals, materials or substance defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the release of which is prohibited, limited or regulated by any governmental authority.

          "INCREMENTAL COMMITMENT REQUIREMENTS" shall mean, with respect to the request for an Incremental Revolving Commitment made pursuant to Section 1.14 or any provision of an Incremental Revolving Commitment on a given Incremental Revolving Commitment Date, the satisfaction of each of the following conditions: no Default or Event of Default then exists or would result therefrom (for purposes of such determination, assuming RF Loans in an aggregate principal amount equal to the full amount of Incremental Revolving Commitments then requested or provided had been incurred on such date of request or the Incremental Revolving Commitment Date, as the case may be).

          "INCREMENTAL REVOLVING COMMITMENT" shall mean, for each Incremental RF Lender, any commitment by such Incremental RF Lender to make RF Loans pursuant to Section 1.01(d) as agreed to by such Incremental RF Lender in the respective Incremental Revolving Commitment Agreement delivered pursuant to Section 1.14; it being understood, HOWEVER, that on each date upon which an Incremental Revolving Commitment of any Incremental RF Lender becomes effective, such Incremental Revolving Commitment of such Incremental RF Lender shall be added to (and thereafter become a part of) the Revolving Commitment of such Incremental RF Lender for all purposes of this Agreement as contemplated by Section 1.14.

          "INCREMENTAL REVOLVING COMMITMENT AGREEMENT" shall mean an Incremental Revolving Commitment Agreement substantially in the form of Exhibit K (appropriately completed).

          "INCREMENTAL REVOLVING COMMITMENT DATE" shall mean each date upon which Incremental Revolving Commitment(s) under an Incremental Revolving Commitment Agreement becomes effective as provided in Section 1.14(b)(i).

          "INCREMENTAL RF LENDER" shall have the meaning provided in
Section 1.14(b).

          "INDEBTEDNESS" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed (to the extent of the fair market value of such property), (v) all Capitalized Lease Obligations of such Person,
(vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all net obligations of such Person under Interest Rate Agreements and (viii) all Contingent Obligations of such Person (other than Contingent Obligations arising from the guaranty by such Person of the obligations of the Borrower and/or its Subsidiaries to the extent such guaranteed obligations do not constitute Indebtedness and are otherwise permitted hereunder), PROVIDED that Indebtedness shall not include trade payables, accrued expenses and receipt of progress and advance payments, in each case arising in the ordinary course of business.

          "INTEREST PERIOD" with respect to any Loan shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

          "INTEREST RATE AGREEMENT" shall mean any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to protect the Borrower or any Subsidiary against fluctuations in interest rates.

          "INTERIM PREPAYMENT AMOUNT" shall mean, at any time, (i) the Anticipated Reinvestment Amount specified in a Reinvestment Notice delivered no earlier than 180 days (or, in the case of a Reinvestment Notice delivered in respect of a Special Asset Sale, 270 days) prior to such time LESS (ii) the aggregate principal amount of RF Loans made after the delivery of such Reinvestment Notice and prior to such time to finance Permitted Acquisitions effected pursuant to the related Reinvestment Election.

          "INTERMEDIARY HOLDING COMPANY" shall mean FairPoint Broadband, Inc., MJD Ventures, Inc., MJD Services Corp., STE and any other Subsidiary first acquired or created after the Restatement Effective Date that is not an operating company (but that owns directly or indirectly one or more operating companies) and is not subject to regulatory restrictions on borrowings or issuances of guaranties of indebtedness for borrowed money.

          "KELSO" shall mean Kelso Investment Associates V. L.P., a Delaware limited partnership, and Kelso Equity Partners V, L.P., a Delaware limited partnership.

          "KELSO AFFILIATE" shall mean Kelso and each investment fund controlled by Kelso.

          "LENDER" shall mean each financial institution listed on Annex I, as well as any Person that becomes a "Lender" hereunder pursuant to Section 1.13,
1.14 or 11.04(b).

          "LENDER DEFAULT" shall mean (i) the refusal (which has not been retracted) or failure of a Lender to make available its portion of any incurrence of Loans or a reimbursement of an Unpaid Drawing or (ii) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under Section 1.01 or 1A.05, in the case of either clause (i) or (ii) as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

          "LENDER REGISTER" shall have the meaning provided in Section 11.16.

          "LETTER OF CREDIT" shall have the meaning provided in
Section 1A.01 (a).

          "LETTER OF CREDIT FEE" shall have the meaning provided in Section 2.01(b).

          "LETTER OF CREDIT ISSUER" shall mean (i) DBTCA or, if designated by DBTCA, any of DBTCA's Affiliates and (ii) each other Lender, if any, as requested by the Borrower to the extent agreed by such other Lender and the Administrative Agent.

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          "LETTER OF CREDIT OUTSTANDINGS" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

          "LETTER OF CREDIT REQUEST" shall have the meaning provided in Section 1A.03(a).

          "LEVERAGE RATIO" shall mean, at any date of determination, the ratio of (x) the remainder of (i) Consolidated Debt on such date LESS (ii) the amount, if positive, of (A) the aggregate amount of cash or Cash Equivalents held by the Borrower and its Subsidiaries on such date LESS (B) all overdue accounts payable of the Borrower and its Subsidiaries at such time not paid in accordance with past practice as determined as of the Original Effective Date to (y) Consolidated EBITDA for the Test Period then or last ended.

          "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

          "LOAN" shall have the meaning provided in Section 1.01.

          "MANAGEMENT AFFILIATE" shall mean Messrs. Duda, Leach, Johnson and Bergstein.

          "MARGIN STOCK" shall have the meaning provided in Regulation U.

          "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, property, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole after giving effect to the Transaction.

          "MATERIAL SUBSIDIARY" shall mean any Subsidiary having gross assets at any time with a value of at least 5% of consolidated gross assets of the Borrower and its Subsidiaries and/or gross revenues for the last four fiscal quarters of at least 5% of the consolidated gross revenues of the Borrower and its Subsidiaries.

          "MINIMUM BORROWING AMOUNT" shall mean (i) in the case of A Term Loans, $1,000,000 and (ii) in the case of C Term Loans and RF Loans (x) maintained as Base Rate Loans., $500,000 and (y) maintained as Eurodollar Loans, $1,000,000.

          "MJD CAPITAL" shall mean MJD Capital Corp., a South Dakota corporation.

          "MULTIEMPLOYER PLAN" shall mean any multiemployer plan as defined in section 4001(a)(3) of ERISA which is contributed to by (or to which there is an obligation to contribute of) the Borrower or any of its Subsidiaries or an ERISA Affiliate and each such plan for the five year period immediately following the latest date on which the Borrower, any such Subsidiary or ERISA Affiliate contributed to or had an obligation to contribute to such plan.

          "NET CASH PROCEEDS" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net (without duplication) of expenses of sale (including payment of principal, premium and interest of Indebtedness secured by the assets the subject of the Asset

Sale and required to be, and which is, repaid under the terms thereof as a result of such Asset Sale), and incremental taxes paid or payable as a result thereof.

          "NEW EXCHANGE SENIOR NOTES" shall mean New Senior Notes which are substantially identical securities to the New Senior Notes issued on the Restatement Effective Date, which New Exchange Senior Notes shall be issued pursuant to a registered exchange offer or private exchange offer for the New Senior Notes and pursuant to the New Senior Notes Indenture. In no event will the issuance of any New Exchange Senior Notes increase the aggregate principal amount of New Senior Notes then outstanding or otherwise result in an increase in an interest rate applicable to the New Senior Notes.

          "NEW LENDER" shall mean each Person listed on Annex I that is not an Existing Lender.

          "NEW SENIOR NOTES" shall mean the Borrower's 11-7/8% Senior Notes due 2010, issued pursuant to the New Senior Notes Indenture, as in effect on the Restatement Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. As used herein, the term "New Senior Notes" shall include any New Exchange Senior Notes issued pursuant to the New Senior Notes Indenture in exchange for theretofore outstanding New Senior Notes, as contemplated by the Offering Memorandum, dated March 3, 2003, and the definition of New Exchange Senior Notes.

          "NEW SENIOR NOTES DOCUMENTS" shall mean the New Senior Notes, the New Senior Notes Indenture and all other documents executed and delivered with respect to the New Senior Notes or New Senior Notes Indenture, as in effect on the Restatement Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "NEW SENIOR NOTES INDENTURE" shall mean the Indenture, dated as of March 6, 2003, among the Borrower and the trustee therefor, as in effect on the Restatement Effective Date and as the same may be amended, modified or supplemented from time to time in accordance (lance with the terms hereof and thereof.

          "90%-OWNED SUBSIDIARY" shall mean (i) any Subsidiary to the extent at least 90% of the capital stock or other ownership interests in such Subsidiary is owned directly or indirectly by the Borrower and (ii) STE, to the extent at least 87.5% of the capital stock of STE is owned directly or indirectly by the Borrower.

          "NON-CORE ASSET SALE" shall mean an Asset Sale constituting a sale of Non-Core Assets.

          "NON-CORE ASSETS" shall mean (i) assets of the Borrower and its Subsidiaries not used in their core business of providing local exchange carrier services (e.g., assets used in the operation of the cable television business, cellular telephone business and radio stations) and (ii) the stock and/or other equity interests in any Subsidiary not primarily engaged in the core business of providing local exchange carrier services, in the case of either clause (i) or
(ii) to the extent such assets are certified as non-core assets by an Authorized Officer of the Borrower in an officer's certificate delivered to the Administrative Agent.

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          "NON-DEFAULTING LENDER" shall mean a Lender that is not a Defaulting
Lender.

          "NON-PLEDGED SUBSIDIARY" shall mean any Subsidiary that is not a Pledged Subsidiary.

          "NOTE" shall mean and include each A Term Note, each C Term Note and each RF Note.

          "NOTICE OF BORROWING" shall have the meaning provided in Section 1.03.

          "NOTICE OF CONVERSION" shall have the meaning provided in Section
1.06.

          "NOTICE OFFICE" shall mean the office of the Administrative Agent at 31 West 52nd Street, New York, New York 10019 or such other office as the Administrative Agent may designate to the Borrower in writing from time to time.

          "OBLIGATIONS" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to any Agent, any Letter of Credit Issuer, the Collateral Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

          "ORIGINAL CREDIT AGREEMENT" shall have the meaning provided in the recitals hereto.

          "OTHER CONSOLIDATED CAPITAL EXPENDITURES" shall mean all Consolidated Capital Expenditures other than Carrier Services Expenditures.

          "ORIGINAL EFFECTIVE DATE" shall mean the Effective Date under, and as defined in, the Original Credit Agreement.

          "PARENT COMPANY" shall mean at any time each Subsidiary (including each Intermediary Holding Company that is a Subsidiary at such time) that owns the capital stock or other equity interests of any Subsidiary that is a TelCo.

          "PARTICIPANT" shall have the meaning provided in Section 1 A.05(a).

          "PAYMENT OFFICE" shall mean the office of the Administrative Agent at 31 West 52nd Street, New York, New York 10019 or such other office as the Administrative Agent may designate to the Borrower and the Lenders in writing from time to time.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "PERCENTAGE" shall mean at any time for each RE Lender, the percentage obtained by dividing such Lender's Revolving Commitment by the Total Revolving Commitment, PROVIDED that if the Total Revolving Commitment has been terminated, the Percentage of each RF Lender shall be determined by dividing such RF Lender's Revolving Commitment

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immediately prior to such termination by the Total Revolving Commitment immediately prior to such termination.

          "PERMITTED ACQUIRED DEBT" shall mean Indebtedness of a Subsidiary acquired after the Original Effective Date pursuant to a Permitted Acquisition, to the extent such Indebtedness was outstanding prior to the consummation of the Permitted Acquisition and remains outstanding as Indebtedness of the respective Subsidiary after giving effect thereto, PROVIDED that (i) such Indebtedness was not incurred in connection with or in anticipation of such Permitted Acquisition or the respective Person becoming Subsidiary of the Borrower, (ii) such Indebtedness does not constitute Indebtedness of the Borrower or any of its Subsidiaries other than the respective Subsidiary acquired pursuant to the respective Permitted Acquisition and shall not be secured by any assets of any Person other than assets of the Subsidiary so acquired serving as security therefor at the time of the respective Permitted Acquisition, (iii) no Person (other than the respective Subsidiary or a direct parent or a Subsidiary of the respective Subsidiary to the extent such parent or Subsidiary is acquired in connection with such Permitted Acquisition) shall have any liability (contingent or otherwise) with respect to any Permitted Acquired Debt and (iv) the aggregate principal amount of all such Indebtedness shall not exceed at any time outstanding more than 10% of the Senior Consolidated Debt at such time.

          "PERMITTED ACQUISITION" shall mean any acquisition by the Borrower or any Subsidiary Guarantor of a company, business, division or product line located in the United States if (i) immediately prior to, and after giving effect to, such acquisition all the covenants contained in this Agreement (including Sections 7.11, 7.12 and 7.13) shall be complied with on a PRO FORMA basis (as if the acquisition had been consummated on the first day of the six month period then last ended) and (ii) the acquired company, business, division or product line is in the Business and, after giving effect to such acquisition, constitutes a Subsidiary or (in the case of a business, division or product line) is owned by a Subsidiary.

          "PERMITTED CARRIER SERVICES EXPENDITURES" shall mean Carrier Services Expenditures to the extent that such Carrier Services Expenditures shall not exceed $5,000,000 per fiscal year ($7,500,000 per fiscal year during any period in which the Senior Secured Leverage Ratio is 1.75 to 1.0 or less), PROVIDED that if the aforesaid maximum amount which is permitted for Carrier Services Expenditures for any fiscal year is not expended then the maximum amount of Permitted Carrier Services Expenditures which may be expended during any year of the immediately succeeding two fiscal years shall be increased in the aggregate by such unused amount.

          "PERMITTED HOLDERS" shall mean each Kelso Affiliate, each THL Affiliate and each Management Affiliate.

          "PERMITTED LETTERS OF CREDIT" shall mean (i) each standby letter of credit issued by a financial institution acceptable to the Administrative Agent for the account of the Borrower or any of its Subsidiaries in support of obligations arising in the ordinary course of business of the Borrower or such Subsidiary and (ii) each trade letter of credit issued by a financial institution acceptable to the Administrative Agent for the account of the Borrower or any of its Subsidiaries and for the benefit of sellers of goods to the Borrower or such Subsidiary in support of commercial transactions of the Borrower or such Subsidiary in the ordinary course of business.

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          "PERMITTED LIENS" shall mean Liens described in clauses (a) through
(p), inclusive, of Section 7.03.

          "PERMITTED MJD CAPITAL DEBT" shall mean Indebtedness of MJD Capital under Capital Leases and purchase money mortgages in respect of equipment acquired by MJD Capital to lease or sublease to subsidiaries of the Borrower, PROVIDED that the maximum amount of such Indebtedness incurred in any fiscal year shall not exceed $2.5 million.

          "PERMITTED REFINANCING INDEBTEDNESS" shall mean any Indebtedness of the Borrower and/or any Subsidiary of the Borrower issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace, substitute or refund any Indebtedness of such Person permitted pursuant to Sections 7.04(f), (g), (i), (j) or (n) or any Indebtedness of such Person issued to so extend, refinance, renew, replace, substitute or refund any such Indebtedness, so long as (a) such Indebtedness has a weighted average life to maturity greater than or equal to the weighted average life to maturity of the Indebtedness being refinanced, (b) such refinancing or renewal does not (i) increase the amount of such Indebtedness outstanding immediately prior to such refinancing or renewal or (ii) add guarantors, obligors or security from that which applied to such Indebtedness being refinanced or renewed, (c) such refinancing or renewal Indebtedness has substantially the same (or, from the perspective of the Lenders, more favorable) subordination provisions, if any, as applied to the Indebtedness being renewed or refinanced, and (d) all other terms of such refinancing or renewal (including, without limitation, with respect to the amortization schedules, redemption provisions, maturities, covenants, defaults and remedies), taken as a whole, are not less favorable to the respective borrower than those previously existing with respect to the Indebtedness being refinancing or renewed.

          "PERMITTED SUBORDINATED DEBT" shall mean unsecured and unguaranteed Indebtedness of the Borrower that is fully subordinated to the payment in full of all of the Obligations, all of the terms and conditions of which shall be reasonably satisfactory to the Agents.

          "PERMITTED SWAP TRANSACTION" shall mean a transfer of assets by the Borrower or any of its Subsidiaries in which at least 85% of the consideration received therefrom consists of assets (other than cash) that will be used in the Business; PROVIDED that (x) the fair market value (as determined in good faith by the board of directors of the Borrower) of the assets so transferred shall not exceed the fair market value (determined as provided in the preceding parenthetical) of the assets so received and (y) the fair market value (as determined in good faith by the board of directors of the Borrower) of the assets transferred pursuant to any such transaction shall not exceed 12.5% of Consolidated Tangible Assets (as shown on the consolidated balance sheet of the Borrower most recently delivered (or required to be delivered) to the Administrative Agent pursuant to Section 6.01(a) or (b), as the case may be), PROVIDED FURTHER that the fair market value of such assets shall be determined by an independent appraiser satisfactory to the Administrative Agent if in excess of $15,000,000.

          "PERSON" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

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          "PLAN" shall mean any pension plan as defined in Section 3(2) of ERISA
(other than a multiemployer plan as defined in Section 3(37) of ERISA), which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or any of its Subsidiaries or an ERISA Affiliate and that is subject to Title IV of ERISA, and each such plan for the five year period immediately following the latest date on which the Borrower or any such Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "PLEDGE AGREEMENT" shall have the meaning provided in Section 4.01(i).

          "PLEDGED SUBSIDIARY" shall mean each Subsidiary the capital stock or other equity interests of which is or are pledged pursuant to the Pledge Agreement.

          "PRE-CLOSING START DATE" shall mean the date occurring 120 days prior to the Restatement Effective Date.

          "PRIME LENDING RATE" shall mean the rate which DBTCA announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. DBTCA may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "PRO FORMA EBITDA TEST" shall be satisfied, after giving effect to any merger, consolidation, conveyance, sale or transfer referred to in Section 7.02(a) or the creation or acquisition of a new TelCo pursuant to a Permitted Acquisition the capital stock or other equity interests of which is or are not to be pledged under the Pledge Agreement, if the percentage of Consolidated EBITDA for the 12 months last ended at such time (determined in the case of the acquisition or creation of a new TelCo pursuant to a Permitted Acquisition as if such Permitted Acquisition was consummated on the first day of such 12 month period) attributable to all Non-Pledged Subsidiaries does not exceed 10%.

          "PROJECTIONS" shall have the meaning provided in Section 4.01(n).

          "PUC" shall mean a public utility commission, public service commission or any similar agency or commission.

          "QUALIFIED IPO" shall mean a registered initial public offering of the common stock of the Borrower generating proceeds of at least $75,000,000.

          "RCRA" shall mean the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 ET SEQ.

          "REFINANCING" shall mean the refinancing transactions contemplated by
Section 4.01(l).

          "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

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          "REGULATION U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

          "REINVESTMENT ELECTION" shall have the meaning provided in Section 3.02(A)(c).

          "REINVESTMENT NOTICE" shall mean a written notice signed by an Authorized Officer of the Borrower stating that the Borrower, in good faith, intends and expects that the Borrower and its Subsidiaries will use all or a specified portion of the Net Cash Proceeds of an Asset Sale to finance a Permitted Acquisition within 180 days (or, in the case of a Special Asset Sale, 270 days) following the consummation of such Asset Sale.

          "REINVESTMENT PREPAYMENT AMOUNT" shall mean, with respect to any Reinvestment Election, the amount, if any, on the Reinvestment Prepayment Date relating thereto by which (a) the Anticipated Reinvestment Amount in respect of such Reinvestment Election exceeds (b) the aggregate amount thereof expended by the Borrower and its Subsidiaries to finance Permitted Acquisitions.

          "REINVESTMENT PREPAYMENT DATE" shall mean, with respect to any Reinvestment Election, the earliest of (i) the date, if any, upon which the Administrative Agent, on behalf of the Required Lenders, shall have delivered a written termination notice to the Borrower, PROVIDED that such notice may only be given while an Event of Default under 8.01 exists and (ii) the date occurring 180 days (or, in the case of a Reinvestment Election in respect of a Special Asset Sale, 270 days) after the date of the related Reinvestment Notice.

          "REPAYMENT ELECTION" shall have the meaning provided in Section 3.02(A)(c).

          "REPLACED LENDER" shall have the meaning provided in Section 1.13.

          "REPLACEMENT LENDER" shall have the meaning provided in Section 1.13.

          "REPORTABLE EVENT" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection ..22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

          "REQUIRED C TF LENDERS" shall mean Non-Defaulting Lenders the sum of whose outstanding C Term Loans represents an amount greater than 50% of the sum of all outstanding C Term Loans.

          "REQUIRED LENDERS" shall mean Non-Defaulting Lenders the sum of whose Revolving Commitments (or, after the termination thereof, outstanding RF Loans) and outstanding Term Loans constitute greater than 50% of the sum of (i) the Adjusted Total Revolving Commitment (or, after the termination thereof, the outstanding RF Loans of Non-Defaulting Lenders), and (ii) all outstanding Term Loans of Non-Defaulting Lenders.

          "REQUIRED RF/A TF LENDERS" shall mean Non-Defaulting Lenders the sum of whose Revolving Commitments (or, after the termination thereof, outstanding RF Loans) and

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outstanding A Term Loans constitute greater than 50% of the sum of (i) the
Adjusted Total Revolving Commitment (or, after the termination thereof, the outstanding RF Loans of Non-Defaulting Lenders) and (ii) all outstanding A Term Loans of Non-Defaulting Lenders.

          "RESTATEMENT EFFECTIVE DATE" shall have the meaning provided in
Section 11.10.

          "REVOLVING COMMITMENT" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in Annex I hereto directly below the column entitled "Revolving Commitment," as the same may be (x) reduced or terminated from time to time pursuant to Section 2.02, 2.03 and/or 8, (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 and/or 11.04 or (z) increased from time to time pursuant to Section 1.14.

          "REVOLVING FACILITY" shall mean the Facility evidenced by the Total Revolving Commitment.

          "RF LENDER" shall mean at any time each Lender with a Revolving Commitment or with outstanding RF Loans.

          "RF LOAN" shall have the meaning provided in Section 1.01(d).

          "RF NOTE" shall have the meaning provided in Section 1.05(a).

          "SCHEDULED EXISTING INDEBTEDNESS" shall have the meaning provided in
Section 7.04(g).

          "SCHEDULED REPAYMENT" shall have the meaning provided in Section 3.02(A)(b).

          "SEC" shall have the meaning provided in Section 6.0 1(f).

          "SEC REGULATION D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

          "SECTION 1A.01(c) ARRANGEMENTS" shall have the meaning provided in
Section 1A.01(c).

          "SECTION 3.04 CERTIFICATE" shall have the meaning provided in Section 3.04(b)(ii).

          "SECURED CREDITOR" shall mean and include any "Secured Creditor" as defined in the Pledge Agreement.

          "SENIOR CONSOLIDATED DEBT" shall mean, at any time, (i) Consolidated Debt at such time LESS (ii) any such Consolidated Debt that constitutes Permitted Subordinated Debt, Indebtedness permitted by Section 7.04(f)(ii) and/or Permitted Refinancing Indebtedness incurred to refinance the foregoing types of Indebtedness.

          "SENIOR SECURED CONSOLIDATED DEBT" shall mean, at any time, (i) Senior Consolidated Debt at such time LESS (ii) any such Senior Consolidated Debt that constitutes

Indebtedness under the New Senior Note Documents and/or Permitted Refinancing Indebtedness incurred to refinance the foregoing type of Indebtedness.

          "SENIOR SECURED LEVERAGE RATIO" shall mean, at any date of determination, the ratio of (x) the remainder of (i) Senior Secured Consolidated Debt on such date LESS (ii) the amount, if positive, of (A) the aggregate amount of all cash and Cash Equivalents held by the Borrower and its Subsidiaries at such time LESS (B) all overdue accounts payable of the Borrower and its Subsidiaries at such time not paid in accordance with past practice as determined as of the Origitial Effective Date to (y) Consolidated EBITDA for the Test Period then or last ended.

          "SERIES A PREFERRED STOCK" shall mean Series A preferred stock of the Borrower, par value $.01 per share, authorized by Article IV.B.1. of the Borrower's certificate of incorporation consisting of 1,000,000 authorized shares.

          "SPECIAL ASSET SALE" shall mean an Asset Sale or Asset Sales effected by the Borrower or any of its Subsidiaries pursuant to a single or series of related transactions generating Net Cash Proceeds not exceeding $25,000,000 in aggregate.

          "STATED AMOUNT" shall mean, with respect to any Letter of Credit at any time, the maximum available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met).

          "STE" shall mean ST Enterprises, Ltd., a Kansas corporation.

          "SUBSIDIARY" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time, provided that, unless FairPoint Carrier Services ceases to be an Unrestricted Subsidiary under, and as defined in, any indenture governing any Permitted Subordinated Debt or the New Senior Notes Indenture, FairPoint Carrier Services shall not constitute a Subsidiary for purposes of this Agreement. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

          "SUBSIDIARY GUARANTORS" shall mean each Subsidiary party to the Subsidiary Guaranty.

          "SUBSIDIARY GUARANTY" shall have the meaning provided in Section 4.01(h).

          "SYNDICATION AGENT" shall have the meaning provided in the first paragraph of this Agreement.

          "TACONIC" shall mean Taconic Telephone Corp., a New York corporation.

          "TAXES" shall have the meaning provided in Section 3.04(a).

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          "TELCO" shall mean any Subsidiary that is an operating company (except to the extent same is a Non-Core Asset).

          "TERM LOANS" shall mean, collectively, the A Term Loans and the C Term Loans.

          "TEST PERIOD" shall mean each period of four consecutive fiscal quarters then last ended, in each case taken as one accounting period.

          "THL" shall mean THL Equity Advisors IV, LLC.

          "THL AFFILIATE" shall mean THL, each investment fund controlled by THL and certain parties that are related to THL that are investing in the Borrower as part of the Financing.

          "TOTAL A TERM COMMITMENT" shall mean the sum of the A Term Commitments of each o f the Lenders.

          "TOTAL COMMITMENT" shall mean the sum of the Total A Term Commitment and the Total Revolving Commitment.

          "TOTAL REVOLVING COMMITMENT" shall mean the sum of the Revolving Comniitments of each of the Lenders.

          "TRANSACTION" shall mean (i) the Refinancing, (ii) the amendment and restatement of the Original Credit Agreement in the form of this Agreement as provided herein, (iii) the incurrence and/or continuation of all Loans hereunder on the Restatement Effective Date and (iv) the payment of fees and expenses in connection with the foregoing.

          "TYPE" shall mean any type of Loan determined with respect to the interest option applicable thereto i.e., a Base Rate Loan or Eurodollar Loan.

          "UCC" shall mean the Uniform Commercial Code as in effect from time to time in New York.

          "UI" shall mean Utilities, Inc., a Maine corporation.

          "UNFUNDED CURRENT LIABILITY" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No. 87, exceeds the market value of the assets allocable thereto.

          "UNPAID DRAWING" shall have the meaning provided in Section 1A.04.

          "U.S." shall mean the United States of America.

          "WACHOVIA" shall mean Wachovia Bank, N.A. and any successor thereto by merger, consolidation or otherwise.

          "WHOLLY-OWNED SUBSIDIARY" of any Person shall mean any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' qualifying shares, is owned directly or indirectly by such Person.

          "WRITTEN" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile transmission, telegraph or cable.

          SECTION 10. THE AGENTS.

          10.01 APPOINTMENT. The Lenders hereby designate DBTCA as Administrative Agent (for purposes of this Section 10, the terms "Administrative Agent" shall include DBTCA in its capacity as Collateral Agent pursuant to the Pledge Agreement), BOA as Syndication Agent and Wachovia as Documentation Agent to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the respective Agents to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the respective Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The respective Agent may perform any of its duties hereunder by or through their respective officers, directors, agents, employees or affiliates.

          10.02 NATURE OF DUTIES. The respective Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. Neither the respective Agent nor or any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by their gross negligence or willful misconduct. The duties of the respective Agent shall be mechanical and administrative in nature; the respective Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

          10.03 LACK OF RELIANCE ON THE AGENTS. Independently and without reliance upon any Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. No Agent shall be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

          10.04 CERTAIN RIGHTS OF THE ADMINISTRATIVE AGENT. If the Administrative Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

          10.05 RELIANCE. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype, facsimile or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

          10.06 INDEMNIFICATION. To the extent an Agent is not reimbursed and indenmified by the Borrower, each Defaulting Lender (to the extent so able) and the Non-Defaulting Lenders will reimburse and indemnify the Administrative Agent, in proportion to their respective Loans and Commitments, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of an Agent (as determined by a court of competent jurisdiction in a final, non-appealable decision).

          10.07 EACH AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to make Loans under this Agreement, each Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "Required RF/A TF Lenders," "Required C TF Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from the

Borrower, or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

          10.08 HOLDERS. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          10.09 RESIGNATION BY THE ADMINISTRATIVE AGENT. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

          (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower (such consent not to be unreasonably withheld or delayed).

          (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

          (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

          (e) The Syndication Agent may resign from its duties hereunder at any time upon four Business Days' prior written notice to the Borrower and the Administrative Agent.

          (f) The Documentation Agent may resign from its duties hereunder at any time upon four Business Days' prior written notice to the Borrower and the Administrative Agent.

          SECTION 11. MISCELLANEOUS.

          11.01 PAYMENT OF EXPENSES. ETC. The Borrower agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, execution

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and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of White & Case LLP) and of each Agent, the Collateral Agent, each Letter of Credit Issuer and each of the Lenders in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agents, the Collateral Agent, each Letter of Credit Issuer and each of the Lenders); (ii) pay and hold each of the Lenders (including in its capacity as Agent, Collateral Agent and/or Letter of Credit Issuer) harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Lender (including in its capacity as Agent, Collateral Agent and/or Letter of Credit Issuer), its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent or any Lender is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among any Agent, any Lender, any Credit Party or any third Person or otherwise (except to the extent between or among any Lenders in their capacity as such)) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the Transaction or the consummation of any transactions contemplated in any Credit Document, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or ground water or on the surface or subsurface of any property owned or operated at any time by Borrower or any of its Subsidiaries or the generation, storage, transportation, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries at any location, or the noncompliance by the Borrower or any of its Subsidiaries with any Environmental Law or any Environmental Claim in connection with the Borrower or any of its Subsidiaries or business or operations or any property owned or operated at any time by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or of any other indemnitee who is such Person or an affiliate of such Person).

          11.02 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, if an Event of Default then exists, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special but not trust accounts) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of such Credit Party purchased by such Lender pursuant to Section 11.06(b), and all other claims of any nature or description arising out of or connected with this

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Agreement or any other Credit Document, irrespective of whether or not such
Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          11.03 NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, faxed, cabled or delivered, if to the Borrower at the address specified opposite its signature below, if to any Lender, at its address specified for such Lender on Annex II hereto; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

          11.04 BENEFIT OF AGREEMENT. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, PROVIDED that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each of the Lenders. Each Lender may at any time grant participations in any of its rights hereunder or under any of the Notes to another financial institution, PROVIDED that in the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of Sections 1.10 and 3.04 of this Agreement to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold, and, PROVIDED FURTHER, that no Lender shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating (it being understood that any waiver of any prepayment of, or the method of any application of any prepayment to, the Loans shall not constitute an extension of the final maturity date), or reduce the rate or extend the time of payment of interest or Fees (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment or a mandatory prepayment shall not constitute a change in the terms of any Commitment), (ii) release all or substantially all of the Collateral or (iii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or any other Credit Document.

          (b) Notwithstanding the foregoing, (x) any Lender may assign all or a portion of its outstanding Term Loans and/or Revolving Commitment and its rights and obligations hereunder (which assignment does not have to be PRO RATA among the Facilities) to (i) (i)(A) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or
(B) to one or more other Lenders or any affiliate of any such other Lender which is at least 50% owned by such other Lender or its parent company (PROVIDED that

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any fund that invests in loans and is managed or advised by the same investment advisor of another fund which is a Lender (or by an affiliate of such investment advisor) shall be treated as an affiliate of such other Lender for the purposes of this sub-clause (x)(i)(B)), or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed and/or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor and (y) with the consent of the Administrative Agent and, if no Default under Section 8.01 or 8.05 or Event of Default exists, the Borrower (which consents shall not be unreasonably withheld or delayed), any Lender (or any Lender together with one or more other related Lenders) may assign all, or if less than all, a portion equal to at least (I) in the case of A Term Loans and Revolving Commitments, $2,000,000 in the aggregate for the assigning Lender or Lenders of such outstanding Loans and Commitments and its or their related rights and obligations hereunder and (II) in the case of C Term Loans, $3,000,000 in the aggregate for the assigning Lender or Lenders of such outstanding Loans and its or their related rights and obligations hereunder, to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed and/or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee). If any Lender so sells or assigns all or a part of its rights hereunder or under the Notes, any reference in this Agreement or the Notes to such assigning Lender shall thereafter refer to such Lender and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Lender. Each assignment pursuant to this Section 11.04(b) shall be effected by the assigning Lender and the assignee Lender executing an Assignment Agreement and giving the Administrative Agent written notice thereof. At the time of any such assignment, (i) either the assigning or the assignee Lender shall pay to the Administrative Agent a nonrefundable assignment fee of $3,500 (PROVIDED that only one assignment fee shall be payable in respect of any reasonably contemporaneous assignment by a Lender to any one or more funds that invests in loans and are managed and/or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor), (ii) Annex I shall be deemed to be amended to reflect the Commitments and Loans of the respective assignee (which shall result in a direct reduction to the Commitment of the assigning Lender) and of the other Lenders, and (iii) upon surrender of the old Notes the Borrower will, at its own expense, issue new Notes to the respective assignee and to the assigning Lender in conformity with the requirements of
Section 1.05, PROVIDED FURTHER, that such transfer or assignment will not become effective until recorded by the Administrative Agent on the Lender Register pursuant to Section 11.16. To the extent of any assignment pursuant to this
Section 11.04(b) to a Person which is not already a Lender hereunder and which is not a United States Person (as such term is defined in Section 7701 (a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 3.04 Certificate) described in Section 3.04(b). To the extent that an assignment pursuant to this
Section 11.04(b) would, at the time of such assignment, result in increased costs under Section 1.10 or 3.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment). Nothing in this clause (b) shall prevent or prohibit any Lender from

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pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with prior written notice to the Administrative Agent, any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee in support of its obligations to its trustee.

          (c) Notwithstanding any other provisions of this Section 11.04, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Borrower or any of its Subsidiaries to (i) file a registration statement with the SEC, (ii) qualify the Loans under the "Blue Sky" laws of any State or (iii) integrate such transfer or assignment with a separate securities offering of securities of the Borrower or any of its Subsidiaries.

          (d) Each Lender initially party to this Agreement hereby represents, and each Person that became a Lender pursuant to an assignment permitted by this Section 11 will, upon its becoming party to this Agreement, represent that it is an Eligible Transferee which makes or invests in loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, PROVIDED that subject to the preceding clauses (a) and (b), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

          11.05 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

          11.06 PAYMENTS PRO RATA. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party hereunder, it shall distribute such payment to the Lenders (other than any Lender that has expressly waived its right to receive its pro rata share thereof) PRO RATA based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

          (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount, PROVIDED that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 11.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

          11.07 CALCULATIONS; COMPUTATIONS. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders), PROVIDED that (x) except as otherwise specifically provided herein, all computations determining compliance with Sections 7.11, 7.12 and 7.13, including definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the December 31, 2002 historical financial statements of the Borrower delivered to the Lenders pursuant to
Section 5.10(b) and (y) that if at any time such computations utilize accounting principles different from those utilized in the financial statements furnished to the Lenders, such financial statements shall be accompanied by reconciliation work-sheets.

          (b) All computations of interest and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days (365-366 days in the case of interest on Base Rate Loans).

          11.08 GOVERNING LAW: SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) This Agreement and the other Credit Documents and the rights and obligations of the parties hereunder and thereunder shall be construed in accordance with and be governed by the law of the State of New York. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York sitting in the Borough of Manhattan or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Credit Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Credit Party located outside New York City and by hand delivery to each Credit Party located within New York City, at its address for notices pursuant to Section 11.03, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Administrative Agent, any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

          (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          (c) Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby.

          11.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

          11.10 EFFECTIVENESS. This Agreement shall become effective on the date (the "RESTATEMENT EFFECTIVE DATE") on which (i) each of the Borrower, each Lender with an A Term Loan Commitment, each Lender with a Revolving Commitment, the Required TF Lenders (as defined in the Original Credit Agreement and determined immediately after giving effect to the Refinancing), the Required C TF Lenders (as defined in the Original Credit Agreement and determined immediately after giving effect to the Refinancing) and (for purposes of Section
11.12 only) each Existing C Term Loan-Fixed Rate Lender and each Existing C Term Loan-Floating Rate Lender shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same (including by way of facsimile transmission) to the Administrative Agent and (ii) the conditions contained in Sections 4.01 and 4.02 are met to the satisfaction of the Agents and the Required Lenders (determined immediately after the occurrence of the Restatement Effective Date). The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

          11.11 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          11.12 AMENDMENT OR WAIVER. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower, the Required RF/A TF Lenders and the Required C TF Lenders, PROVIDED that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) directly affected thereby, (i) extend the Final Maturity Date (it being understood that any waiver of any prepayment of, or the method of application of any prepayment to, the Loans shall not constitute any such extension), or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or Fees, or reduce the principal amount thereof, or increase the Commitment of any Lender over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of any Commitment of any Lender), (ii) amend, modify or waive any provision of this Section 11.12, (iii) reduce the percentage specified in, or (except

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to give effect to any additional facilities hereunder) otherwise modify, the definition of Required Lenders, (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (v) release all or substantially all of the Collateral or (vi) release all or substantially all of the Subsidiaries from the Subsidiary Guaranty; PROVIDED FURTHER, that no such change, waiver, discharge or termination shall, (x) without the consent of the Required RF/A TF Lenders, reduce the percentage specified in, or otherwise modify, the definition of Required RF/A TF Lenders,
(y) without the consent of the Required C TF Lenders, reduce the percentage specified in, or otherwise modify, the definition of Required C TF Lenders or amend, waive or reduce any Scheduled Repayment applicable to either C Term Facility or (z) without the consent of any Agent affected thereby, amend any provision of Section 10.

          (b)     Notwithstanding anything to the contrary contained in clause
(a) above of this Section 11.12, the Borrower, the Administrative Agent and each Incremental RF Lender may, in accordance with the provisions of Section 1.14, enter into the Incremental Revolving Commitment Agreement, PROVIDED that after the execution and delivery by the Borrower, the Administrative Agent and each such Incremental RF Lender of the Incremental Revolving Commitment Agreement, the Incremental Revolving Commitment Agreement may thereafter only be modified in accordance with the requirements of clause (a) above of this Section 11.12.

          11.13 SURVIVAL. All indemnities set forth herein including, without limitation, in Section 1.10, 1.11, 3.04, 10.06 or 11.01 shall survive the execution and delivery of this Agreement and the making and repayment of the Loans.

          11.14 DOMICILE OF LOANS. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender, provided that the Borrower shall not be responsible for costs arising under Section 1.10 or 3.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12) to the extent not otherwise applicable to such Lender prior to such transfer.

          11.15 CONFIDENTIALITY. (a) Each of the Lenders agrees that it will use its best efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, counsel or other professional advisors, to affiliates or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to the Borrower or any of its Subsidiaries which is furnished pursuant to any Credit Document and which is designated by the Borrower or the Borrower to the Lenders in writing as confidential; PROVIDED, that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors or to the National Association of Insurance Commissioners,
(c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation (notice of which will be promptly sent to the Borrower to the extent permitted by law), (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, and (e) to any prospective transferee that is an Eligible Transferee that is acceptable to the Borrower in connection with any contemplated transfer of any of the Notes or any interest therein by such Lender to the extent that such

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prospective transferee is notified of the confidentiality requirements relating thereto. No Lender shall be obligated or required to return any materials furnished by the Borrower or any Subsidiary. The Borrower hereby agrees that the failure of a Lender to comply with the provisions of this Section 11.15 shall not relieve the Credit Parties of any of their obligations to such Lender under this Agreement and the other Credit Documents.

          (b) The Borrower hereby represents and acknowledges that, to the best of its knowledge, neither any Lender, nor any employees or agents of, or other persons affiliated with, any Lender, have directly or indirectly made or provided any statement (oral or written) to the Borrower or to any of its employees or agents, or other persons affiliated with or related to the Borrower (or, so far as the Borrower is aware, to any other person), as to the potential tax consequences of the Transaction.

          (c) The Lenders do not provide accounting, tax or legal advice. Notwithstanding anything to the contrary contained in Section 11.15(a), the Borrower and each Lender hereby agree and acknowledge that the Borrower, each Lender and each of their respective directors, officers, employees, agents, representatives and advisors are, and have been from the commencement of discussions with respect to the Transaction, permitted to disclose to any and all persons the structure and tax aspects (within the meaning of Sections 6011 and 6111 of the Code and the regulations promulgated thereunder), subject to applicable U.S. federal and state securities laws, of the Transaction and all materials of any kind (including, without limitation, opinions or other tax analyses) that are or have been delivered to the Borrower or any Lender related to such structure and tax aspects, without any Lender imposing any limitation of any kind. This authorization has been effective without limitation of any kind from the commencement of discussions of the Transaction, except as described above in this paragraph.

          11.16 LENDER REGISTER. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 11.16, to maintain a register (the "LENDER REGISTER") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each of the Lenders. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments or Loans of such Lender and the rights to the principal of, and interest on, such Loans or any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Lender Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Lender Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to Section 11.04(b). The registration of any provision of Incremental Revolving Commitments pursuant to Section 1.14 shall be recorded by the Administrative Agent on the Lender Register only upon the acceptance of the Administrative Agent of a properly executed and delivered Incremental Revolving Commitment Agreement. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 11.16 (but excluding such losses, claims, liabilities or liabilities incurred by reason of the Administrative Agent's gross negligence or willful misconduct).

          11.17 ADDITIONS OF NEW LENDERS. On and as of the occurrence of the Restatement Effective Date in accordance with Section 11.10 hereof, each New Lender shall become a "Lender" under, and for all purposes of, this Agreement and the other Credit Documents.

          11.18 SPECIAL ACKNOWLEDGMENTS. AUTHORIZATIONS AND AGREEMENTS IN CONNECTION WITH AMENDMENT AND RESTATEMENT, ETC. (a) The Lenders hereby authorize DBICA, in its capacity as Administrative Agent or Collateral Agent, as applicable, to execute and deliver the Pledge Agreement and the Subsidiary Guaranty in the respective forms thereof attached as Exhibits hereto on the Restatement Effective Date.

          (b) The parties hereto hereby acknowledge and agree that upon the occurrence of the Restatement Effective Date, the Pledge Agreement and the Subsidiary Guaranty (as such agreemnents have been amended and restated) executed and delivered on such date as provided in Section 4.01 shall supersede and amend and restate the existing Pledge Agreement and Subsidiary Guaranty (as each such term is defined in the Original Credit Agreement), respectively, in effect immediately prior to the Restatement Effective Date and same shall be in full force and effect in accordance with their respective terms.

          (c) Each Lender agrees to use good faith efforts to return to the Borrower as soon as reasonably practicable any Note (as defined in the Original Credit Agreement) issued by the Borrower to such Lender pursuant to the Original Credit Agreement.

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                              FAIRPOINT COMMUNICATIONS, INC.

                              By /s/ Timothy W. Henry
                                 -------------------------------------------
                                 Title: Vice President of Finance


                              DEUTSCHE BANK TRUST COMPANY
                              AMERICAS, Individually and as Administrative
                              Agent

                              By /s/ Anca Trifan
                                 -------------------------------------------
                                 Title: Administration Director


                              BANK OF AMERICA, N.A., Individually and as
                              Syndication Agent

                              By /s/ Signature Illegible
                                 -------------------------------------------
                                 Title: Managing Directo


                              WACHOVIA BANK, N.A., Individually and as
                              Documentation Agent

                              By /s/ Stephen Locke
                                 -------------------------------------------
                                 Title: Vice President


                              COBANK, ACB

                              By /s/ Rick Freeman
                                 -------------------------------------------
                                 Title: Vice President


                              CREDIT SUISSE FIRST BOSTON

                              By /s/ Signature Illegible
                                 -------------------------------------------
                                 Title: Managing Director

                              By /s/ SoVonan Day-Goius
                                 -------------------------------------------
                                 Title: Vice President

                              CITICORP NORTH AMERICA, INC.

                              By /s/ John Judge
                                 -------------------------------------------
                                 Title: Vice President

                              SENIOR DEBT PORTFOLIO

                              By:   Boston Management and Research as
                                    Investment Advisor

                              By /s/ Payson F. Swaffield
                                 -------------------------------------------
                                 Name: Payson F. Swaffield
                                 Title: Vice President


                              EATON VANCE SENIOR INCOME TRUST

                              By:   Eaton Vance Management as Investment
                                    Advisor

                              By /s/ Payson F. Swaffield
                                 -------------------------------------------
                                 Name: Payson F. Swaffield
                                 Title: Vice President


                              OXPORD STRATEGIC INCOME FUND

                              By:   Eaton Vance Management as Investment
                                    Advisor

                              By /s/ Payson F. Swaffield
                                 -------------------------------------------
                                 Name: Payson F. Swaffield
                                 Title: Vice President


                              GRAYSON & CO

                              By:   Boston Management and Research as
                                    Investment Advisor

                              By /s/ Payson F. Swaffield
                                 -------------------------------------------
                                 Name: Payson F. Swaffield
                                 Title: Vice President

                              SEQUILS-CUMBERLAND I, LTD.

                              By:   Deerfield Capital Management LLC as
                                    Collateral Manager

                              By /s/ Mark E. Wittnebel
                                 -------------------------------------------
                                 Name: Mark E. Wittnebel
                                 Title: Senior Vice President


                              ROSEMONT CLO, LTD.

                              By:   Deerfield Capital Management LLC as
                                    Collateral Manager

                              By /s/ Mark E. Wittnebel
                                 -------------------------------------------
                                 Name: Mark E. Wittnebel
                                 Title: Senior Vice President


                              BRYN MAWR CLO, LTD.

                              By:   Deerfield Capital Management LLC as
                                    Collateral Manager

                              By /s/ Mark E. Wittnebel
                                 -------------------------------------------
                                 Name: Mark E. Wittnebel
                                 Title: Senior Vice President

                              BLUE SQUARE FUNDING LIMITED SERIES 3

                              By /s/ Rosemary F. Dunne
                                 -------------------------------------------
                                 Name: Rosemary F. Dunne
                                 Title: Vice President

                              MUIRFIELD TRADING LLC

                              By /s/ Ann E. Morris
                                 -------------------------------------------
                                 Name: Ann E. Morris
                                 Title: Assistant Vice President


                              THE TRAVELERS INSURANCE COMPANY


                              By /s/ Allen Cantrell
                                 -------------------------------------------
                                 Name: Allen Cantrell
                                 Title: Investment Officer


                              CITIGROUP INVESTMENTS CORPORATE
                              LOAN FUND INC.

                              By: Travelers Asset Management International Company LLC


                              By /s/ Allen Cantrell
                                 -------------------------------------------
                                 Name: Allen Cantrell
                                 Title: Investment Officer


                              COLUMBUS LOAN FUNDING LTD.

                              By: Travelers Asset Management International Company LLC


                              By /s/ Allen Cantrell
                                 -------------------------------------------
                                 Name: Allen Cantrell
                                 Title: Investment Officer

                              By: Morgan Stanley Prime Income Trust


                              By /s/ Peter Gewirtz
                                 -------------------------------------------
                                 Name: Peter Gewirtz
                                 Title: Vice President

                              OLYMPIC FUNDING TRUST, SERIES 1999-1

                              By /s/ Ann E. Morris
                                 -------------------------------------------
                                 Name: Ann E. Morris
                                 Title: Authorized Agent

                              ELF FUNDING TRUST I


                              By /s/ Signature Illegible
                                 -------------------------------------------
                                 Title:

                              JISSEKIKUN FUNDING, Ltd. (#1288)

                              By:   Pacific Investment Management Company
                                    LLC, as its Investment Advisor


                              By /s/ Signature Illegible
                                 -------------------------------------------
                                 Title: V.P.

                              GSC PARTNERS GEMINI FUND LIMITED

                              By:   GSCP (NJ), L.P., as Collateral Monitor
                              By:   GSCP (NJ), C., its General Partner

                              By /s/ Sanjay H. Patel
                                 -------------------------------------------
                                 Name: Sanjay H. Patel
                                 Title: Co-President

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                              ARES Leveraged Investment Fund II, L.P.

                              By:   ARES Management II. L.P.
                              Its:  General Partner


                              By /s/ Jeff Moore
                                 -------------------------------------------
                                 Name: Jeff Moore
                                 Title: Vice President


                              Ares IV CLO Ltd.

                              By:   Ares CLO Management IV. L.P.,
                                    Investment Manager

                              By:   Ares CLO GP IV, LLC, Its Managing
                                    Member


                              By /s/ Jeff Moore
                                 -------------------------------------------
                                 Name: Jeff Moore
                                 Title: Vice President


                              Ares VI CLO Ltd.

                              By:   Ares CLO Management VI, L.P. Investment
                                    Manager


                              By:   Ares CLO GP VI, LLC
                                    Its Managing Member


                              By /s/ Jeff Moore
                                 -------------------------------------------
                                 Name: Jeff Moore
                                 Title: Vice President

                              CIT GROUP/EQUIPMENT FINANCING, INC.


                              By /s/ Michael V. Monahan
                                 -------------------------------------------
                                 Name: Michael V. Monahan
                                 Title: Vice President

                                                                         ANNEX I

                   LENDER COMMITMENTS AND/OR OUTSTANDING LOANS

                                               REVOLVING           A TENIO LOAN         C TERM LOANS--        C TERM LOANS -
                                              COMMITMENT            COMMITMENT           FLOATING RATE          FIXED RATE
-----------------------------------------------------------------------------------------------------------------------------
Deutsche Bank Trust Company
  Americas                                  $ 10,000,000.00      $  6,000,000.00
Bank Of America, N.A.                       $ 10,000,000.00      $  6,000,000.00
Wachovia Bank, N.A.                         $ 10,000,000.00      $  6,000,000.00
CREDIT SUISSE FIRST BOSTON                  $ 10,000,000.00      $  6,000,000.00
CITICORP NORTH AMERICA. INC.                $ 10,000,000.00      $  6,000,000.00
CIT Lending Services Corporation            $ 10,000,000.00                             $   4,993,837.72
Co-Bank ACB                                                                                                  $ 38,321,956.28
Ares Leveraged Investment Fund
  II, L.P.                                                                              $   1,240,234.38
Ares IV CLO, Ltd.                                                                       $   1,240,234.38
Ares VI CLO Ltd.                                                                        $   2,480,468.74
Blue Square Funding                                                                     $   4,960,937.48
Bryn Mawr CLO, Ltd.                                                                     $   2,474,025.97
Rosemont CLO, Ltd.                                                                      $   2,474,025.96
Muirfield Trading LLC                                                                   $     981,958.74
Olympic Funding Trust, Series
  1999-1                                                                                $   1,963,917.52
SEQUILS Cumberland I, Ltd.                                                              $   1,963,917.52
Grayson & Co.                                                                           $   4,909,793.80
Eaton Vance Institutional Senior
  Loan Fund                                                                             $     984,496.12
Oxford Strategic Income Fund                                                            $     920,503.84
Eaton Vance Senior Debt
  Portfolio                                                                             $  23,919,325.34
GSC Partners Gemini Fund Limited                                                        $   4,986,910.99
ELF Funding Trust I                                                                     $   1,306,820.74
Morgan Stanley Prime Income
  Trust                                                                                 $   9,447,882.73
TRUST
Jissekikun Funding, Ltd.                                                                $   1,904,999.91
Columbus Loan Funding Ltd.                                                              $   6,873,711.32
Citigroup Investments Corporate
  Loan Fund Inc.                                                                        $   3,462,427.50
The Travelers Insurance Company                                                         $   6,726,417.48
                                            $ 60,000,000.00      $ 30,000,000.00        $ 128,548,058.36     $ 38,321,956.28

                                                                        ANNEX II

                                LENDER ADDRESSES

                                                                       ANNEX III

                                  SUBSIDIARIES

A.   FAIRPOINT COMMUNICATIONS, INC. (f/k/a MJD COMMUNICATIONS, INC.)

     1.   Class A Common Stock

          Kelso Equity Partners V, L.P.                                             1,771,770
          Kelso Investment Associates V, L.P.                                      16,427,726
          JED Communications Associates, Inc.                                       2,135,140
          Meyer Haberman                                                              562,352
          Susan Haberman                                                              180,000
          Haberman Family Investments LLC                                             184,000
          Meyer Haberman 1999 Qualified Five Year
               Laura Annuity                                                          245,749
          Meyer Haberman 1999 Qualified Five Year
               Deborah Annuity                                                        245,749
          Eugene B. Johnson                                                           427,180
          Jack H. Thomas                                                            1,473,390
          Michael & Lindy Bergstein                                                   102,800
          Joel Bergstein                                                               62,200
          Peter Nixon                                                                   9,200
          Michael Stein                                                                60,000
          Lisa Hood                                                                     7,500
          Pamela D. Clark                                                               9,000
          Patrick L. Eudy                                                             127,200
          STC Cust. Rollover, f/b/o Patrick L. Morse                                   22,000
          Timothy W. Henry                                                             17,800
          Ryan D. Cure                                                                  1,600
          S. Whitfield Edwards                                                          8,000
          Daniel Phillip Fine                                                           1,600
          Leon Frazier                                                                  1,100
          Ross Fritz                                                                      800
          Robert D. Gniadek                                                               800
          Michael L. Harrington                                                           800
          Thomas Iachetta                                                                 800
          Stephen R. Lagasse                                                              800
          Jack Morfield                                                                 2,000
          Neil A. Torpey                                                               17,600
          City National Bank, f/b/o Neil A. Torpey                                     17,020
          Jeffrey D. Tousa                                                              2,000
          Dana E. Twombly                                                              20,000
          Brown Brothers Harriman Trust Co., f/b/o Dana
               E. Twombly                                                               2,000
          Daniel J. Yamin, Jr.                                                            800
          Darien Yamin                                                                    800

                                                                       ANNEX III
                                                                          page 2

          John W. Bauchman Family Limited Partnership                                  81,394
          James and Susan Bauchman Limited Partnership                                 81,394
          Putnam Holdings, LLC                                                        294,820
          Thomas H. Lee Equity Fund IV, L.P.                                       17,927,740
          Thomas H. Lee Foreign Fund IV, L.P.                                         613,540
          Thomas H. Lee Foreign Fund IV-B, L.P.                                     1,741,200
          Thomas H. Lee Charitable Investment Limited
               Partnership                                                            116,560
          THL-CCI Investors Limited Partnership                                         6,300
          1997 Thomas H. Lee Nominee Trust                                            276,540
          David V. Harkins                                                             63,140
          The 1995 Harkins Gift Trust                                                   7,080
          Scott A. Schoen                                                              52,660
          C. Hunter Boll                                                               52,660
          Scott M. Sperling                                                            52,660
          Anthony J. DiNovi                                                            52,660
          Thomas M. Hagerty                                                            52,660
          Warren C. Smith, Jr.                                                         52,660
          Seth W. Lawry                                                                21,940
          Kent R. Weldon                                                               14,660
          Terrence M. Mullen                                                           11,680
          Todd M. Abbrecht                                                             11,680
          Charles A. Brizius                                                            8,780
          Scott L. Jaeckel                                                              3,320
          Soren L. Oberg                                                                3,320
          Thomas R. Shepherd                                                            6,140
          Wendy L. Masler                                                               1,520
          Andrew D. Flaster                                                             1,320
          RSL Trust                                                                     3,820
          Stephen Zachary Lee                                                           3,820
          Charles W. Robins as Custodian for Nathan Lee                                 1,900
          Charles W. Robins as Custodian for Jesse Lee                                  1,900
          Charles W. Robins                                                             1,520
          James Westra                                                                  1,520
                                                                                  -----------
                   Subtotal                                                        45,773,784

     2.   Class C Common Stock

          DLJ Capital Partners I, LLC                                                 173,060
          DLJ Fund Investment Partners II, L.P.                                       161,000
          DLJ Private Equity Employees Fund, L.P.                                      14,740
          DLJ Private Equity Partners Fund, L.P.                                      413,600
          Greenwich Street Capital Partners II, L.P.                                  681,100
          GSCP Offshore Fund, L.P.                                                     14,200

                                                                       ANNEX III
                                                                          page 3

          Greenwich Fund, L.P.                                                         23,080
          Greenwich Street Employees Fund, L.P.                                        40,660
          TRV Executives Fund, L.P.                                                     3,360
          Magnetite Asset Investors LLC                                               304,960
          Colnvestment I, LLC                                                         152,480
          DB Capital Investors, L.P.                                                  762,400
          First Union Capital Partners, LLC                                           762,400
          BancAmerica Capital Investors I, L.P.                                       762,400
                                                                                  -----------
                   Subtotal                                                         4,269,440

     3.   Series A Preferred Stock as of December 31, 2002

          Wachovia Bank, National Association                                    28,086.70598
          Bank of America, N.A.                                                  15,353.03999
          Deutsche Bank Trust Corporation                                        15,353.03999
          Citicorp USA, Inc.                                                     22,469.36478
          Credit Suisse First Boston, Cayman Islands                             12,282.43197
          CoBank, ACB                                                             5,617.34120
          CIT Lending Services Corporation                                        5,617.34120
                                                                               --------------
                   Subtotal                                                     104,779.26510

B. FAIRPOINT BROADBAND. INC. (f/k/a MJD HOLDINGS CORP.) - 3,000 shares of Common Stock, par value $ .01 per share, authorized; 100 shares issued and outstanding.

          FairPoint Communications, Inc. - 100 shares
          Morehead Place, 521 E. Morehead Street,
          Suite 250, Charlotte, North Carolina 28202

C. ST ENTERPRISES. LTD. - 200,000 shares of Common Stock, par value $.01 per share, authorized; 90,000 shares issued and outstanding.

          FairPoint Communications, Inc. - 90,000 shares
          Morehead Place, 521 E. Morehead Street,
          Suite 250, Charlotte, North Carolina 28202
          Common Stock Purchase Warrants - 222.98 warrants issued and outstanding

          Steve McGeeney - Warrants to purchase 111.49 shares
          c/o Paul, Hastings, Janofsky & Walker LLP
          Ninth Floor
          1055 Washington Boulevard
          Stamford, Connecticut 06901-2217

                                                                       ANNEX III
                                                                          page 4

          Sylvana Zoberg - Warrants to purchase 111.49 shares
          418 East 59th Street
          New York, New York 10022

D. All the issued and outstanding stock of the following entities is held by ST Enterprises, Ltd., P.O. Box 199, Dodge City, Kansas 67801:

          NORTHLAND TELEPHONE COMPANY OF MAINE. INC. - 200 shares of Common stock, par value $.01 per share, authorized; 100 shares issued and outstanding

          STE/NE ACQUISITION CORP. (d/b/a NORTHLAND TELEPHONE COMPANY OF VERMONT) - 1,000 shares of Common Stock, par value $.01 per share, authorized; 1,000 shares issued and outstanding

          ST COMPUTER RESOURCES. INC. - 10,000 shares of Common Stock, no par value, authorized; 500 shares issued and outstanding

          ST LONG DISTANCE. INC. - 1,000 shares of Common Stock, par value $.01 per share, authorized; 100 shares issued and outstanding

E. SUNFLOWER TELEPHONE COMPANY. INC. - 1,500 shares of Common Stock, par value $100 per share, authorized; 968 shares issued and outstanding. 1,500 shares of Preferred Stock, par value $100 per share, authorized; 234 preferred shares issued and outstanding (234 preferred shares and 282 common shares held in treasury).

          ST Enterprises, Ltd. - 684 common shares
          P.O. Box 199
          Dodge City, Kansas 67081

          Frank and Mathilda Schreck - 2 common shares
          Marienthal, Kansas 67863

F. MJD VENTURES. INC. - 100 shares of Common Stock, par value $.01 per share, authorized; 100 shares issued and outstanding.

          FairPoint Communications, Inc. - 100 common shares
          Morehead Place, 521 E. Morehead Street,
          Suite 250, Charlotte, North Carolina 28202

G. All of the issued and outstanding stock of the following entities is held by MID Ventures, Inc., Morehead Place, 521 E. Morehead Street, Suite 250, Charlotte, North Carolina 28202:

                                                                       ANNEX III
                                                                          page 5

          SIDNEY TELEPHONE COMPANY - 100,000 shares of Common Stock, par value $.01 per share, authorized; 100 common shares issued and outstanding.

          ELLENSBURG TELEPHONE COMPANY - 50,000 shares of Common Stock, par value $10.00 per share, authorized; 100 shares issued and outstanding.

          TACONIC TELEPHONE CORP. - 100 shares of Common Stock, par value $100 per share, authorized; 100 shares issued and outstanding.

          CHOUTEAU TELEPHONE COMPANY - 100 shares of Common Stock, par value $.01 per share, authorized; 100 shares issued and outstanding.

          C-R COMMUNICATIONS. INC. - 750 shares of Common Stock, without par value, authorized; 750 shares issued and outstanding.

          TELEPHONE SERVICE CO. - 8,000 shares of Common Stock, no par value, authorized; 100 shares issued and outstanding.

          CHAUTAUQUA AND ERIE TELEPHONE CORPORATION - 100,000 shares of Common Stock, par value $.01 per share, authorized; 100 shares issued and outstanding. 35,000 shares of Preferred Stock, par value $50 per share, authorized; 0 shares issued and outstanding.

          THE COLUMBUS GROVE TELEPHONE COMPANY - 500 shares of Common Stock, $100 par value, authorized; 318 shares issued and outstanding.

          UTILITIES. INC. - 50,000 shares of Common Stock, par value $.01 per share, authorized; 100 shares issued and outstanding; 20,000 shares of Preferred Stock authorized; 0 shares outstanding.

          THE ORWELL TELEPHONE COMPANY - 10,000 shares of Common Stock, no par value, authorized; 4,795.7461 shares issued and outstanding.

          GTC, INC. - 1,500,000 shares of Common Stock, par value $0.01 per share, authorized; 1,000,000 shares issued and outstanding.

          PEOPLES MUTUAL TELEPHONE COMPANY - 12,000 shares of Common Stock, par value $25.00 per share, authorized; 9,832 shares issued and outstanding.

                                                                       ANNEX III
                                                                          page 6

          FREMONT TELCOM CO. - 100,000 shares of Common Stock, no par value, authorized; 5,155.5 issued and outstanding.

          FRETEL COMMUNICATIONS, LLC - 100% membership interest

          COMERCO. INC. - 50,000 shares of Common Stock, $10 par value, authorized; 31,250 shares issued and outstanding.

          MARIANNA AND SCENERY HILL TELEPHONE COMPANY - 2400 shares of Common Stock, par value $25 per share, authorized; 306 shares issued and outstanding and 400 shares of Preferred Stock, par value $100 per share; 0 shares issued and outstanding (194 shares of Common Stock are held in treasury).

H. YCOM NETWORKS, INC. - 450 shares of Common Stock, $100 par value, authorized; 294 shares issued and outstanding.

          Comerco, Inc. - 294 shares

I. PEOPLES MUTUAL SERVICES COMPANY - 500 shares of Common Stock, no par value, authorized; 1 share issued and outstanding.

          Peoples Mutual Telephone Company - 1 share

J. PEOPLES MUTUAL LONG DISTANCE COMPANY - 10,000 shares of Common Stock, no par value authorized; 10,000 shares issued and outstanding.

          Peoples Mutual Telephone Company - 10,000 shares

K. ST. JOE COMMUNICATIONS, INC. - 1,000 shares of Common Stock, par value $1.00 per share, authorized; 1,000 shares issued and outstanding.

          GTC Communications, Inc. - 1,000 shares

L. GTC INC. - 25,000 shares of Common Stock, par value $0.01 per share, authorized; 14,890 shares issued and outstanding.

          St. Joe Communications, Inc. -14,890 shares

M. GTC FINANCE CORPORATION (f/k/a TPGC FINANCE CORPORATION) -- 300 shares of Common Stock, par value $0.01 per share, authorized; 300 shares issued and outstanding.

          GTC, Inc. - 300 shares

N. MJD SERVICES CORP. - 100 shares of Common Stock, par value $.01 per share, authorized; 100 shares issued and outstanding.

                                                                       ANNEX III
                                                                          page 7

          FairPoint Communications, Inc. - 100 shares
          Morehead Place, 521 E. Morehead Street,
          Suite 250, Charlotte, North Carolina 28202

O. MARIANNA TEL. INC. -100 shares of Common Stock, par value $10 per share authorized; 100 shares issued and outstanding.

          Marianna and Scenery Hill Telephone Company - 100 shares

P. All of the issued and outstanding stock of the following entities is held by MJD Services Corp., Morehead Place, 521 F. Morehead Street, Suite 250, Charlotte, North Carolina 28202:

          BLUESTEM TELEPHONE COMPANY - 100 shares of Common Stock, par value $.01 per share, authorized; 100 shares issued and outstanding.

          BIG SANDY TELECOM. INC. - 100 shares of Common Stock, par value $.01 per share, authorized; 100 shares issued and outstanding.

          COLUMBINE TELECOM COMPANY (f/k/a COLUMBINE ACQUISITION CORP.) - 100 shares of Common Stock, par value $.01 per share, authorized; 100 shares issued and outstanding.

          RAVENSWOOD COMMUNICATIONS, INC. - 1,000 shares of Common Stock, no par value, authorized; 405 shares issued and outstanding.

          KADOKA TELEPHONE CO. - 5,000 shares of Common Stock, par value $100 per share, authorized; 1,212 shares issued and outstanding.

          UNION TELEPHONE COMPANY OF HARTFORD - 357 and 1/7 shares of Common Stock, par value $70.00 per share, authorized; 174 shares issued and outstanding.

          WMW CABLE TV CO. - 10,000 shares of Common Stock, $10.00 par value, authorized; 500 shares issued and outstanding.

          YATES CITY TELEPHONE COMPANY - 500 shares of Common Stock, $20.00 par value, authorized; 252 issued and outstanding.

Q. ARMOUR INDEPENDENT TELEPHONE CO. - 6,000 shares of Common Stock, par value $100 per share, authorized; 2,330 shares issued and outstanding. 400 shares of Preferred Stock, par value $1,000 per share, authorized, 200 shares outstanding.

                                                                       ANNEX III
                                                                          page 8

          MJD Services Corp. - 2,330 common shares
          521 F. Morehead Street, Suite 250
          Charlotte, North Carolina 28202

          Union Telephone Company of Hartford - 200 preferred shares 116 N. Main Avenue
          Hartford, South Dakota 57033

R. ODIN TELEPHONE EXCHANGE. INC. - 150 shares of Common Stock, no par value per share, authorized; 101 shares issued and outstanding (5.7 143 shares held in treasury).

          MJD Services Corp. - 95 .2857 common shares
          521 F. Morehead Street, Suite 250
          Charlotte, North Carolina 28202

S. ORWELL COMMUNICATIONS, INC. - 500 shares of Common Stock, no par value, authorized; 500 issued and outstanding.

          The Orwell Telephone Company -- 500 shares
          70 South Maple Street
          P.O. Box 337
          Orwell, Ohio 44076-0337

T. MJD CAPITAL CORP. - 100 shares of Common Stock, par value $.01 per share, authorized; 100 shares issued and outstanding.

          FairPoint Communications, Inc. - 100 shares
          Morehead Place, 521 F. Morehead Street,
          Suite 250, Charlotte, North Carolina 28202

U. All of the issued and outstanding stock of the following entities is held by C-R Communications, Inc., 106 N. 6th Street, Cornell, Illinois 61319:

          C-R TELEPHONE COMPANY - 750 shares of Common Stock, par value $10.00 per share, authorized; 100 shares issued and outstanding.

          C-R LONG DISTANCE, INC. - 10,000 shares of Common Stock, no par value, authorized; 100 shares issued and outstanding.

V. C-R CELLULAR. INC. - 10,000 shares of Common Stock, no par value, authorized; 2,500 shares issued and outstanding.

          C-R Telephone Company - 2,500 shares

                                                                       ANNEX III
                                                                          page 9

W. ELITEL LONG DISTANCE CORP.-- 100 shares of Common Stock, $0.01 par value, authorized; 100 shares issued and outstanding.

          Ellensburg Telephone Company -- 100 shares
          305 N. Ruby
          Ellensburg, WA 98926

X. All of the issued and outstanding stock of the following entities is held by Taconic Telephone Corp., One laconic Place, Chatham, NY 12037:

          TACONIC CELLULAR CORP. - 1 share of Common Stock, no par value, authorized; 1 share issued and outstanding.

          TACONIC TECHNOLOGY CORP. - 200 shares of Common Stock, no par value, authorized; 200 shares issued and outstanding.

          TACONIC TELCOM CORP. - 1 share of Common Stock, no par value, authorized; 1 share issued and outstanding.

          TACONET WIRELESS CORP. - 1 share of Common Stock, no par value, authorized; 1 share issued and outstanding.

          TACONET CORP. - 1 share of Common Stock, no par value, authorized; 1 share issued and outstanding.

Y. CHOUTEAU TELECOMMUNICATIONS & ELECTRONICS. INC. - 200,000 shares of Common Stock, par value $.01 per share, authorized; 100,000 shares issued and outstanding.

          Chouteau Telephone Company -- 100,000 shares.
          1025 S. McCracken
          Chouteau, OK 74337

Z. All of the issued and outstanding stock of the following entities is held by Utilities, Inc., One Ossippee Trail East, Standish, ME 04084:

          STANDISH TELEPHONE COMPANY - 26,000 shares of Common Stock, par value $25.00 per share, authorized, 23,560 shares issued and outstanding. 12,000 shares of Preferred Stock authorized, 0 shares issued and outstanding.

          CHINA TELEPHONE COMPANY - 20,000 shares of Common Stock, par value $10.00 per share, authorized; 20,000 shares issued and outstanding.

          MAINE TELEPHONE COMPANY - 100,000 shares of Common Stock, par value $.01 per share, authorized; 100 shares issued and outstanding.

                                                                       ANNEX III
                                                                         page 10

          UI LONG DISTANCE, INC. - 100,000 shares of Common Stock, par value $.01 per share, authorized; 100 shares issued and outstanding.

          UT COMMUNICATIONS. INC. - 100,000 shares of Common Stock, par value $.0 1 per share, authorized; 100 shares issued and outstanding.

          UT TELCOM, INC. - 100,000 shares of Common Stock, par value $.01 per share, authorized; 100 shares issued and outstanding.

AA. All of the issued and outstanding stock of the following entities is held by Ravenswood Communications, Inc., 48 West First Street, El Paso, Illinois 61738:

          THE EL PASO TELEPHONE COMPANY - 800 shares of Common Stock, par value $25 per share, authorized; 405 shares issued and outstanding.

          EL PASO LONG DISTANCE COMPANY - 1,000 shares of Common Stock, no par value per share, authorized; 1,000 shares issued and outstanding.

BB. GEMCELL. INC. - 6,000 shares of Common Stock, no par, authorized; 2,000 issued and outstanding.

          The El Paso Telephone Company - 2,000 shares.

CC. QUALITY ONE TECHNOLOGIES. INC. - 850 shares of Common Stock, no par value, authorized; 850 shares issued and outstanding.

          The Columbus Grove Telephone Company -- 850 shares.

DD. All of the issued and outstanding stock of the following entity is held by Armour Independent Telephone Co., 116 N. Main Avenue, Hartford, South Dakota 57033:

          BRIDGEWATER-CANISTOTA INDEPENDENT TELEPHONE CO. - 10,000 shares of Common Stock, par value $10.00 per share, authorized; 10,000 shares issued and outstanding.

EE. UNION TELNET. INC. - 100,000 shares of Common Stock, par value $1.00 per share, authorized; 25,000 shares issued and outstanding.

          Union Telephone Company of Hartford - 25,000 shares.
          116 N. Main Avenue
          Hartford, South Dakota 57033

                                                                       ANNEX III
                                                                         page 11

FF. All of the issued and outstanding stock of the following entities is held by Chautauqua and Erie Telephone Corporation, 30 Main Street, Westfield, New York 14787:

          CHAUTAUQUA & ERIE COMMUNICATIONS. INC. (f/k/a CHAUTAUQUA & ERIE TECHNOLOGIES. INC.) - 200 shares of Common Stock, no par value, authorized; 110 shares issued and outstanding.

          CHAUTAUQUA & ERIE NETWORK. INC. - 200 shares of Common Stock, no par value, authorized; 101 shares issued and outstanding.

          C&E COMMUNICATIONS. LTD. - 200 shares of Common Stock, no par value, authorized; 101 shares issued and outstanding.

          WESTERN NEW YORK CELLULAR. INC. - 200 shares of Common Stock, no par value, authorized; 101 shares issued and outstanding.

GG. CHAUTAUQUA CABLE. INC. - 200 shares of Common Stock, no par value, authorized; 100 shares issued and outstanding.

          Western New York Cellular, Inc. - 100 shares.

                                                                        ANNEX IV

                                      ERISA

ACTIVE PLANS

1.   FairPoint Communications, Inc. Employee Savings Plan.

2.   St. Joe Communications, Inc. Hourly Employees Salary Deferral Plan

3.   Chautauqua and Erie Telephone Corporation Union 401(k) Plan

FROZEN PLANS (NOT PAID OUT)

4. Marianna and Scenery Hill Telephone Company Defined Benefit Plan. Currently held at National Telephone Cooperative Association, frozen at December 31, 2002 (the company ceased making contributions to the plan at that time).

TERMINATED OR MERGED PLANS
NO ASSETS REMAIN

1. Retirement Plan of Utilities, Inc and Associated Employers for Standish Telephone Company and China Telephone Company

2. Retirement Plan of Utilities, Inc. and Associated Employers for Telephone Service Co.

3. STE/NE Acquisition Corp. Pension Plan for Vermont Employees of Transferred GTE Operations

4.   Retirement Plan for Employees of the Ellensburg Telephone Company

5.   Chautauqua and Erie Telephone Corporation Management Pension Plan

6.   Chautauqua and Erie Telephone Corporation Union Pension Plan

7.   Taconic Telephone Corp Union Employee Defined Benefit Plan

8.   Retirement Plan of Utilities, Inc and Associated Employers for Utilities,
     Inc.

9.   Fremont Telecom Co. 401(k) Retirement Savings Plan

10.  YCOM Networks, Inc. Money Purchase Pension Plan and Trust

11.  YCOM Networks, Inc. 401(k) Profit Sharing Plan and Trust

12.  Taconic Telephone Corp. Management Employee Defined Benefit Plan

13.  Taconic Telephone Corp. Management 401(k)

                                                                        ANNEX IV
                                                                          page 2

14.  The Columbus Grove Telephone Company 401(k) Profit Sharing Plan

15. Amended and Restated Profit Sharing Plan and Trust of The Orwell Telephone Company

16.  Peoples Mutual Telephone Company Profit Sharing Plan

17.  St. Joe Communications, Inc. Salaried Employees Salary Deferral Plan &
     Trust

18.  St. Joe Communications, Inc. Salaried Employees Pension Plan

19.  St. Joe Communications, Inc. Hourly Employees Pension Plan

20.  Union Telephone Company of Hartford Profit Sharing Plan

21. With respect to Marianna and Scenery Hill Telephone Company, the Savings Plan of the National Telephone Cooperative Association and its Member System ("401(k)")

22.  Ellensburg Telephone Company Thrift Plan

                                                                         ANNEX V

                EXISTING LIENS AS OF THE ORIGINAL EFFECTIVE DATE

A. LIENS ON CAPITAL STOCK AND OTHER EQUITY INTERESTS OF FAIRPOINT COMMUNICATIONS. INC. AND THE SUBSIDIARIES

     1. Under Kansas law, the minority stockholders of Sunflower Telephone Company, Inc. have the right to participate in any issuance of stock by Sunflower Telephone Company, Inc. on a PRO RATA basis.

B. ARRANGEMENTS REQUIRING FAIRPOINT COMMUNICATIONS, INC. AND/OR THE SUBSIDIARIES TO ISSUE OR SELL CAPITAL STOCK OR OTHER EQUITY INTERESTS

     1. There are currently outstanding 592,460 nonqualified stock options to executives and members of management pursuant to the FairPoint Communications, Inc. 1995 Stock Option Plan (the "1995 Plan"). All options in the 1995 Plan are fully vested. For the most part, the options will expire on the tenth anniversary of the Grant Date.

     2. There are currently outstanding 4,412,900 nonqualified stock options to executives and members of management pursuant to the FairPoint Communications, Inc. Stock Incentive Plan (the "1998 Plan"). For the most part, options vest in 25% increments on the second, third, fourth, and fifth anniversaries of an individual grant. In the event of a change in control, outstanding options will vest immediately. Pursuant to the terms of the grant, options become exercisable only in the event of a sale of FairPoint Communications, Inc., an initial public offering of FairPoint Communications, Inc.'s common stock or the occurrence of other changes in control. The options will expire in May 2008.

     3. There are currently 18,300 nonqualified stock options to an employee pursuant to the FairPoint Communications, Inc. 1998 Stock Incentive Plan. The options are currently 50% vested and are exercisable upon vesting. The options will expire on the tenth anniversary of the Grant Date.

     4. There are currently outstanding 222.98 ST Enterprises, Ltd. Common Stock Purchase Warrants, exercisable at a price of $ .01 per share when the fair market value of ST Enterprises, Ltd. exceeds a certain target. A list of the holders of such warrants is set forth in Annex III(C).

                                                                         ANNEX V
                                                                          page 2

C.   MORTGAGES

     1. Supplemental Mortgage and Security Agreement dated as of February 1, 1988 by Taconic Telephone Corp. in favor of the United States of America (as filed in Columbia, Dutchess and Rensselaer Counties, New
          York).

D.   LIENS ON TANGIBLE PERSONAL PROPERTY OF THE COMPANY AND ITS SUBSIDIARIES

     1. Liens on the capital stock of the Subsidiaries as described in Annex V(A).

     2. Liens on all tangible personal property of Taconic Telephone Corp. in favor of Federal Finance Bank.

                                                                        ANNEX VI

             EXISTING INDEBTEDNESS AS OF THE ORIGINAL EFFECTIVE DATE

     1. Indemnification Agreement dated July 31, 1994 among WFT Acquisition Co., STE/NE Acquisition Corp. and Vermont Telephone Company, Inc.

     2. Unsecured Demand Notes to Chautauqua and Erie Telephone Corporation from various holders in the aggregate principal amount of $427,000.

                                                                       ANNEX VII

             EXISTING INVESTMENTS AS OF THE ORIGINAL EFFECTIVE DATE

A.   INVESTMENTS

     1. Odin Telephone Exchange, Inc. owns 2,006 shares (representing 14.29%) of the common stock, $.01 par value of Southern Illinois Cellular Corp. ("SICC"), which provides cellular telephone services within certain restricted areas of central and southern Illinois.

     2.   The following entities own shares of Rural Telephone Bank:

          -    Sunflower Telephone Company, Inc.- 571 Class C shares
          -    Sidney Telephone Company - 131 Class C shares
          -    Northland Telephone Company of Maine, Inc. - 2,176 Class C shares
          -    Big Sandy Telecom, Inc. - 5 Class C shares
          -    Odin Telephone Exchange, Inc. - 33 Class C
          -    C-R Telephone Company - 18 Class C shares

     3.   ST Enterprises, Ltd. owns 1 share of Dodge City Country Club.

     4. The Company and/or the Subsidiaries will invest from time to time in various short-term investments, including without limitation, commercial paper and certificates of deposit.

     5. FairPoint Communications, Inc. has ownership in CoBank in the form of a Class B Participation Certificate in the amount of $4,902,757.

     6. MJD Ventures, Inc. holds Patronage Capital Certificates in Rural Telephone Finance Corporation in the amount of $30,188.00.

     7. MJD Ventures, Inc. owns 6.67% of the Illinois Valley Cellular RSA 2-I Partnership, an Illinois General Partnership, which provides cellular telephone services within certain restricted areas of north central Illinois.

     8. MJD Ventures, Inc. owns 6.67% of Illinois Valley Cellular RSA 2-II Partnership, an Illinois General Partnership, which provides cellular telephone services within certain restricted areas of north central Illinois.

     9. MJD Ventures, Inc. owns 6.67% of the Illinois Valley Cellular RSA 2-III Partnership, an Illinois General Partnership, which provides cellular telephone services within certain restricted areas of north central Illinois.

     10. MJD Ventures, Inc. owns 700 shares (12.5%) of Illinois Valley Cellular RSA 2, Inc., an Illinois corporation, which provides switching services to the Illinois Valley Cellular RSA 2-I, 2-II and 2-III Partnerships described above.

                                                                       ANNEX VII
                                                                          page 2

     11. C-R Communications, Inc. owns a 5.20833% membership interest in Illinet Communications of Central Illinois, L.L.C., an Illinois limited liability company, engaged in the operation of cable television properties.

     12. C-R Long Distance, Inc. owns one share of stock in Associated Network Partners, Inc. ("ANPI"), an Illinois corporation that was formed by a group of Illinois independent telephone companies to act as a buyers club for interexchange telephone capacity so that the participating LECs or their affiliates could pool their minutes in order to get volume discounts.

     13. Taconic Telephone Corp. owns a 7.5% limited partnership interest in the Orange County -Poughkeepsie Limited Partnership.

                                                                      ANNEX VIII

                             AFFILIATE TRANSACTIONS

A. FairPoint Communications, Inc. has Management Services Agreements with each of its mid-tier subsidiaries, ST Enterprises, Ltd., MJD Ventures, Inc., MJD Services Corp. and FairPoint Broadband, Inc. (the "Mid-Tier Subsidiaries").

B. ST Enterprises, Ltd. has Management Services Agreements with MJD Ventures, Inc., MJD Services Corp. and FairPoint Broadband, Inc.

C. Each Mid-Tier Subsidiary has entered into Management Services Agreements with each of its respective operating subsidiaries.

D.   Warrants as described on Annex III.

E.   Travel advances in the ordinary course of business.

F. Stockholders' Agreement, dated as of January 20, 2000 between FairPoint Communications, Inc. and its stockholders.

G. Registration Rights Agreement, dated as of January 20, 2000 between FairPoint Communications, Inc. and its stockholders.

H. In January 2000, 65,540 shares of our common stock were purchased by 21 employees for an aggregate purchase price of $859,655.

I.   Jack H. Thomas Succession Agreement, dated as of December 31, 2001.

                                                                        ANNEX IX

                           EXISTING LETTERS OF CREDIT

BENEFICIARY                           MATURITIES            AMOUNT
-----------                           ----------            ------
Royal Indemnity Company               June 30, 2004         $ 655,000.00

                                                                       EXHIBIT A

                           FORM OF NOTICE OF BORROWING

                                                          _________ ____, ______

Deutsche Bank Trust Company Americas
(f/k/a Bankers Trust Company),
  as Administrative Agent for the
  Lenders party to the Credit Agreement
  referred to below
31 West 52nd Street
New York, New York 10019

Attention:___________

Ladies and Gentlemen:

     The undersigned, FairPoint Communications, Inc. (f/k/a MJD Communications, Inc.) (the "BORROWER"), refers to the Credit Agreement, dated as of March 30, 1998 and amended and restated as of March 6, 2003, (as so amended and restated and as the same may be further amended, amended and restated, modified or supplemented from time to time, the "CREDIT AGREEMENT," the capitalized terms defined therein being used herein as therein defined), among the Borrower, the lenders from time to time party thereto (the "LENDERS"), Bank of America, N.A., as Syndication Agent, Wachovia Bank, N.A., as Documentation Agent, and you, as Administrative Agent, and, pursuant to Section 1.03(a) of the Credit Agreement, hereby gives you irrevocable notice that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "PROPOSED BORROWING") as required by Section 1.03(a) of the Credit Agreement:

          (i) The Proposed Borrowing is to consist of [A Term Loans] [C Term Loans-Fixed Rate] [C Term Loans-Floating Rate] [RF Loans].

          (ii)    The aggregate principal amount of the Proposed Borrowing is
     __________.

          (iii)   The Business Day of the Proposed Borrowing is [__________].(1)

          (iv) The Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Eurodollar Loans] [C Term Loans-Fixed Rate].

----------
(1) Shall be a Business Day which (x) in the case of Base Rate Loans and C Term Loans-Fixed Rate, may be the date hereof if this Notice of Borrowing is delivered to the Administrative Agent at its Notice Office prior to 11:00 A.M. (New York time) on such date and (y) in the case of Eurodollar Loans, shall be at least three Business Days after the date hereof.

                                                                       EXHIBIT A
                                                                          page 2

          (v) The initial Interest Period for the Proposed Borrowing is [one month] [three months] [six months], subject to the availability to all Lenders with Commitments and/or outstanding Loans under the respective Facility, [nine] [twelve] months.](2)

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

          (A) the representations and warranties contained in the Credit Agreement and the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

          (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                                     Very truly yours,

                                     FAIRPOINT COMMUNICATIONS, INC.

                                     (f/k/a MJD Communications, Inc.)
                                     By:
                                        -------------------------------
                                        Name:
                                        Title:

----------
(2) To be included for a Proposed Borrowing of Eurodollar Loans.

                                                                     EXHIBIT B-1

                               FORM OF A TERM NOTE

$________                                                     New York, New York

                                                             _________ ___, ____


     FOR VALUE RECEIVED, FAIRPOINT COMMUNICATIONS, INC. (f/k/a MJD Communications, Inc.), a Delaware corporation (the "BORROWER"), hereby promises to pay to the order of____________________ (the "LENDER"), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) initially located at 31 West 52nd Street, New York, New York 10019, on the Final Maturity Date (as defined in the Agreement) the principal sum of ___________ DOLLARS ($______) or, if less, the then unpaid principal amount of all A Term Loans (as defined in the Agreement referred to below) made by the Lender pursuant to the Agreement.

     The Borrower also promises to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

     This Note is one of the A Term Notes referred to in the Credit Agreement, dated as of March 30, 1998 and amended and restated as of March 6, 2003, among the Borrower, the lenders from time to time party thereto (including the Lender), Bank of America, N.A., as Syndication Agent, Wachovia Bank, N.A., as Documentation Agent, and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Administrative Agent (as so amended and restated and as the same may be further amended, amended and restated, modified or supplemented from time to time, the "AGREEMENT"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured pursuant to the Pledge Agreement (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Final Maturity Date, in whole or in part.

     In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

     The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                                                                     EXHIBIT B-1
                                                                          Page 2

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                                     FAIRPOINT COMMUNICATIONS, INC.

                                     (f/k/a MJD Communications, Inc.)
                                     By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                                                     EXHIBIT B-2

                        FORM OF C TERM NOTE-FLOATING RATE

$_______                                                      New York, New York

                                                             _________ ___, ____

     FOR VALUE RECEIVED, FAIRPOINT COMMUNICATIONS, INC. (f/k/a MJD Communications, Inc.), a Delaware corporation (the "BORROWER"), hereby promises to pay to the order of__________________ (the "LENDER"), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) initially located at 31 West 52nd Street, New York, New York 10019, on the Final Maturity Date (as defined in the Agreement) the principal sum of ___________ DOLLARS ($_______) or, if less, the then unpaid principal amount of all C Term Loans-Floating Rate (as defined in the Agreement referred to below) made by the Lender pursuant to the Agreement.

     The Borrower also promises to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

     This Note is one of the C Term Notes-Floating Rate referred to in the Credit Agreement, dated as of March 30, 1998 and amended and restated as of March 6, 2003, among the Borrower, the lenders from time to time party thereto (including the Lender), Bank of America, N.A., as Syndication Agent, Wachovia Bank, N.A., as Documentation Agent, and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Administrative Agent (as so amended and restated and as the same may be further amended, amended and restated, modified or supplemented from time to time, the "AGREEMENT"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is issued in substitution and not in exchange for the C Term Note-Floating Rate (as defined in the Original Credit Agreement) issued to such Lender. This Note is secured pursuant to the Pledge Agreement (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Final Maturity Date in whole or in part.

     In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

     The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                                                                     EXHIBIT B-2
                                                                          Page 2

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                                     FAIRPOINT COMMUNICATIONS, INC.

                                     (f/k/a MJD Communications, Inc.)
                                     By:
                                        --------------------------------
                                        Name:
                                        Title:

                                                                     EXHIBIT B-3

                            C TERM NOTE - FIXED RATE

$____________                                                 New York, New York

                                                                 ______ __, ____

     FOR VALUE RECEIVED, FAIRPOINT COMMUNICATIONS, INC. (f/k/a MJD Communications, Inc.), a Delaware corporation (the "BORROWER"), hereby promises to pay to the order of CoBank, ACB (the "LENDER"), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) initially located at 31 West 52nd Street, New York, New York 10019, the principal sum of ___________ DOLLARS ($__________), which aggregate amount shall be payable as provided on Schedule I hereto. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement referred to below.

     The Borrower also promises to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1 of this Note. All payments of principal, interest and all other amounts due under this Note shall be made in the manner provided in Section 3.03 of the Agreement referred to below.

     This Note is one of the C Term Notes-Fixed Rate referred to in the Credit Agreement, dated as of March 30, 1998 and amended and restated as of March 6, 2003, among the Borrower, the lenders from time to time party thereto (including the Lender), Bank of America, N.A., as Syndication Agent, Wachovia Bank, N.A., as Documentation Agent, and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Administrative Agent (as so amended and restated and as the same may be further amended, amended and restated, modified or supplemented from time to time, the "AGREEMENT"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is issued in substitution and not in exchange for the C Term Note-Fixed Rate (as defined in the Original Credit Agreement) issued to such Lender. This Note is secured equally and ratably with all other Notes issued pursuant to the Agreement and is subject to voluntary prepayment as set forth in Section 2 below.

     In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be or become due and payable in the manner and with the effect provided in the Agreement.

     SECTION 1. INTEREST. During the period commencing on the Restatement Effective Date and ending on the FRE Date identified on Schedule I hereto (the "FIXED RATE PERIOD"), interest shall accrue on the unpaid principal amount of this Note at a rate of _________ percent (_____%) per annum and shall be payable quarterly in arrears on the last Business Day of each March, June, September and December commencing on March 31, 2003 and on any prepayment, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand. From and after the FRE Date, interest shall be payable on this Note as provided in the Agreement for Eurodollar Loans and/or Base Rate Loans as the Loans evidenced hereby shall be maintained from time to time.

                                                                     EXHIBIT B-3
                                                                          Page 2

     SECTION 2. VOLUNTARY PREPAYMENT. During the Fixed Rate Period, the Borrower may, on one Business Day's prior notice, prepay in full, but not in part, the outstanding principal balance of this Note. Notwithstanding the foregoing, the Borrower's right to prepay shall be conditioned upon the payment of a surcharge as defined and calculated below (the "SURCHARGE") on the date such prepayment is made. The Surcharge shall be an amount equal to the sum of: (a) the present value of any funding losses incurred or imputed by the Lender to be incurred as a result of such prepayment, plus, (b) 0.5% of the amount prepaid. Such Surcharge, including the amount of any funding losses incurred by the Lender, shall be determined and calculated in accordance with methodology established by the Lender and notified in writing to the Borrower. After the FRE Date, this Note may be prepaid as provided in the Agreement.

     SECTION 3. APPLICATION OF MANDATORY PREPAYMENTS. All mandatory prepayments of Term Loans required pursuant to Section 3.02(A)(c) through (g) of the Agreement that are to be applied to the C Term Loans-Fixed Rate (x) will first be applied to those C Term Loans-Fixed Rate as to which the FRE Date has occurred (all in accordance with the Agreement) and (y) to the extent (after giving effect to all payments under clause (x)) such prepayments are to be applied to C Term Loans-Fixed Rate as to which the FRE Date has not occurred, such prepayment amount shall, unless otherwise agreed by the Borrower and the Lender, be allocated among the outstanding principal amounts of such C Term Loans-Fixed Rate, as determined by the Lender. To the extent any such prepayment is applied to the outstanding principal balance of this Note during the Fixed Rate Period, a Surcharge shall be payable in connection with such prepayment.

     SECTION 4. APPLICATION OF SCHEDULED REPAYMENTS. Each Scheduled Repayment of C Term Loans-Fixed Rate made by the Borrower shall be allocated to this Note in accordance with the repayment schedule set forth on Schedule I hereto.

     SECTION 5. WAIVER. The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                                                                     EXHIBIT B-3
                                                                          Page 3

     SECTION 6. GOVERNING LAW. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                                     FAIRPOINT COMMUNICATIONS, INC.

                                     (f/k/a MJD Communications, Inc.)
                                     By:
                                        -------------------------------
                                        Name:
                                        Title:

                                                                      SCHEDULE I

                               [COBANK TO PROVIDE]

                                                                     EXHIBIT B-4

                                 FORM OF RF NOTE

$____________                                                 New York, New York

                                                                 ______ __, ____

     FOR VALUE RECEIVED, FAIRPOINT COMMUNICATIONS, INC. (f/k/a MJD Communications, Inc.), a Delaware corporation (the "BORROWER"), hereby promises to pay to the order of ________________________ (the "LENDER"), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) initially located at 31 West 52nd Street, New York, New York 10019, on the Final Maturity Date (as defined in the Agreement) the principal sum of _________________ DOLLARS ($____) or, if less, the then unpaid principal amount of all RF Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement.

     The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

     This Note is one of the RF Notes referred to in the Credit Agreement, dated as of March 30, 1998 and amended and restated as of March 6, 2003, among the Borrower, the lenders from time to time party thereto (including the Lender), Bank of America, N.A., as Syndication Agent, Wachovia Bank, N.A., as Documentation Agent, and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Administrative Agent (as so amended and restated and as the same may be further amended, amended and restated, modified or supplemented from time to time, the "AGREEMENT"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured pursuant to the Pledge Agreement (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Final Maturity Date, in whole or in part.

     In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

     The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                                                                     EXHIBIT B-4
                                                                          Page 2

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                                     FAIRPOINT COMMUNICATIONS, INC.

                                     (f/k/a MJD Communications, Inc.)
                                     By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT C

                        FORM OF SECTION 3.04 CERTIFICATE

          Reference is hereby made to the Credit Agreement, dated as of March 30, 1998 and amended and restated as of March 6, 2003, among FairPoint Communications, Inc. (f/k/a MJD Communications, Inc.) (the "BORROWER"), various lenders from time to time party thereto, Bank of America, N.A., as Syndication Agent, Wachovia Bank, N.A., as Documentation Agent, and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Administrative Agent (as so amended and restated and as the same may be further amended, amended and restated, modified or supplemented from time to time, the "CREDIT AGREEMENT"). Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement. Pursuant to the provisions of
Section 3.04(b)(ii) of the Credit Agreement, the undersigned (the "LENDER") hereby represents and warrants that:

          1. The Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "CODE").

          2. The Lender is not subject to regulatory or other legal requirements as a "bank" in any jurisdiction and has not been treated as a "bank" for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

          3. The Lender shall promptly notify the Borrower and the Administrative Agent if any of the representations and warranties made herein are no longer true and correct.

                                     [NAME OF LENDER]


                                     By:
                                        ---------------------------------
                                        Title:

Date:
     -----------------, -----

                                                                     EXHIBIT D-2

                                [W&C Letterhead]

                                                                   March 6, 2003


To: The Administrative Agent, the Syndication Agent, the Documentation Agent and the Lenders party to the Credit Agreement referred to below

Re: Credit Agreement, dated as of March 30, 1998 and amended and restated as of March 6, 2003 (as so amended and restated, the "CREDIT AGREEMENT"), among FairPoint Communications, Inc. (f/k/a MJD Communications, Inc.) (the "BORROWER"), the lenders from time to time party thereto (each, a "LENDER" and, collectively, the "LENDERS"), Bank of America, N.A., as Syndication Agent, Wachovia Bank, N.A., as Documentation Agent, and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Administrative Agent
--------------------------------------------------------------------------------
Ladies and Gentlemen:
          We have acted as special counsel to the Lenders party to the Credit Agreement in connection with the execution and delivery of the Credit Agreement. This opinion is delivered to you pursuant to Section 4.01(b) of the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have the respective meanings set forth in the Credit Agreement unless otherwise defined herein.

          In connection with this opinion, we have examined the originals, or certified, conformed or reproduction copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In stating our opinion, we have assumed the genuineness of all signatures on original or certified copies, the authenticity of documents submitted to us as originals and the conformity to original or certified copies of all copies submitted to us as certified or reproduction copies.

          We have also assumed, for purposes of the opinions expressed herein, that the parties to the Credit Agreement have the Company power and authority to enter into and perform the Credit Agreement and that the Credit Agreement has been duly authorized, executed and delivered by each such party.

          Based upon the foregoing, and subject to the limitations set forth herein, we are of the opinion that the Credit Agreement constitutes the valid and binding obligation of each Credit Party enforceable in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by equity principles (regardless of whether enforcement is sought in equity or at law).

          We have not been requested to render and, with your permission, we express no opinion as to the applicability to the obligations of the Borrower under the Credit Agreement of Section 548 of the Bankruptcy Code and Article 10 of the New York Debtor & Creditor Law relating to fraudulent transfers and obligations. We understand, without independent verification, that, to the extent they have deemed necessary in the context of the proposed

                                                                     EXHIBIT D-2
                                                                          Page 2

transaction, the Lenders have satisfied themselves on the basis of, among other things, the financial information furnished to the Lenders and their knowledge of the credit facilities available to the Borrower, that neither the Borrower nor any of its Subsidiaries is insolvent and that neither the Borrower nor any of its Subsidiaries will be rendered insolvent by the transactions contemplated by the Credit Agreement and the other Credit Documents and that, after giving effect to such transactions, neither the Borrower nor any of its Subsidiaries will be left with unreasonably small capital with which to engage in its anticipated business and that neither the Borrower nor any of its Subsidiaries will have intended to incur, or will have believed it has incurred, debts beyond its ability to pay as such debts mature.

          This opinion is limited to the federal law of the United States of America and the law of the State of New York.

                                     Very truly yours,


                                     White & Case LLP

                                                                       EXHIBIT E

                          FORM OF OFFICER'S CERTIFICATE

     I, the undersigned, [President][Vice President] of FairPoint
Communications, Inc. (f/k/a MJD Communications, Inc.), a corporation organized and existing under the laws of the State of Delaware (the "COMPANY"), do hereby certify on behalf of the Company that:

          1. This Certificate is furnished pursuant to the Credit Agreement, dated as of March 30, 1998 and amended and restated as of March 6, 2003, among the Company, the lenders from time to time party thereto, Bank of America, N.A., as Syndication Agent, Wachovia Bank, N.A., as Documentation Agent, and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Administrative Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "CREDIT AGREEMENT"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

          2. The following named individuals are elected or appointed officers of the respective Credit Party set forth above such individuals' names below, each holds the office of such Credit Party set forth opposite his name and has held such office since _______ ___, ____.(1) The signature written opposite the name and title of each such officer is his genuine signature.

     [NAME OF CREDIT PARTY]

            Name(2)                 Office               Signature

            ____________________    __________________   _________________

            ____________________    __________________   _________________

            ____________________    __________________   _________________

          3. Attached hereto as Annex A is a certified copy of the Certificate of Incorporation, Certificate of Formation or equivalent organizational document of each Credit Party, as filed in the Office of the Secretary of State of the State of such Credit Party's organization, together with all amendments thereto adopted through the date hereof.

          4. Attached hereto as Annex B are true and correct copies of the By-Laws, partnership agreement, limited liability company agreement or equivalent organizational document of each Credit Party which are in full force and effect on the date hereof, together with

----------
(1) Insert a date prior to the time of any action relating to the Credit
Documents

(2) Include name, office and signature of each officer who will sign any Credit Document on behalf of such Credit Party, including, in the case of the Company, the officer who will sign the certification at the end of this Certificate.

                                                                       EXHIBIT E
                                                                          Page 2

all amendments thereto adopted through the date hereof and which, in the case of all By-Laws, were duly adopted.

          5. Attached hereto as Annex C are true and correct copies of the resolutions of each Credit Party which were duly adopted on March 3, 2003 [by unanimous written consent of the Board of Directors of each Credit Party] [by a meeting of the Board of Directors of each Credit Party at which a quorum was present and acting throughout], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Annex C, no resolutions have been adopted by the Board of Directors of any Credit Party which deal with the execution, delivery or performance of any of the Credit Documents to which such Credit Party is party.

          6. On the date hereof, all of the applicable conditions set forth in Sections 4.01(e), (f), (g), (k) and (l) and 4.02(b) of the Credit Agreement have been satisfied.

          7. Attached hereto as Annex D are true and correct copies of all Plans, employee benefit plans and other documents referred to in Section 4.01(d)(i) of the Credit Agreement.

          8. Attached hereto as Annex E are true and correct copies of all collective bargaining agreements and other similar agreements referred to in
Section 4.01(d)(ii) of the Credit Agreement.

          9. Attached hereto as Annex F are true and correct copies of all agreements governing the terms and relative rights of the capital stock of the Company or any Subsidiary referred to in Section 4.01(d)(iii) of the Credit Agreement.

          10. Attached hereto as Annex G are true and correct copies of all material management agreements referred to in Section 4.0l(d)(iv) of the Credit Agreement.

          11. Attached hereto as Annex H are true and correct copies of all material employment agreements referred to in Section 4.01(d)(v) of the Credit Agreement.

          12. Attached hereto as Annex I are true and correct copies of all tax sharing agreements, tax allocation and other similar agreements referred to in Section 4.01(d)(vi) of the Credit Agreement.

          13. Attached hereto as Annex J are true and correct copies of all New Senior Note Documents.

          14. Attached hereto as Annex K is a true and correct copy of the documentation delivered in connection with the Refinancing pursuant to Section 4.01(l)(ii) of the Credit Agreement.

          15. Attached hereto as Annex L is a true and correct copy of the pro forma consolidated balance sheet of the Borrower referred to in Section 5.10(b) of the Credit Agreement.

                                                                       EXHIBIT E
                                                                          Page 3

          16. On the date hereof, the representations and warranties contained in the Credit Agreement or in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof, both before and after giving effect to the incurrence of Loans and the issuance of Letters of Credit on the date hereof and the application of the proceeds thereof, unless stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

          17. On the date hereof, no Default or Event of Default has occurred and is continuing or would result from the making of any Loans or the issuance of Letters of Credit on the date hereof or from the application of the proceeds thereof.

          18. There is no proceeding for the dissolution or liquidation of any Credit Party or threatening its existence.

          IN WITNESS WHEREOF, I have hereunto set my hand this 6th day of March, 2003.

                                     FAIRPOINT COMMUNICATIONS, INC.

                                     (f/k/a MJD Communications, Inc.)


                                     By:
                                        --------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT E
                                                                          Page 4

          I, the undersigned, [Secretary/Assistant Secretary] of the Company, do hereby certify that:

          1. [Name of Person making above certifications] is the duly elected and qualified [President/Vice President] of the Company and the signature above is his genuine signature.

          2. The certifications made by [name of Person making above certifications] on behalf of the Company in Items 2, 3, 4, 5 and 18 above are true and correct.

          IN WITNESS WHEREOF, I have hereunto set my hand this 6th day of March, 2003.

                                     FAIRPOINT COMMUNICATIONS, INC.

                                     (f/k/a MJD Communications, Inc.)


                                     By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT F

                    AMENDED AND RESTATED SUBSIDIARY GUARANTY

          AMENDED AND RESTATED SUBSIDIARY GUARANTY, dated as of March 30, 1998 and amended and restated as of March 6, 2003 (as so amended and restated and as the same may be further amended, amended and restated, modified or supplemented from time to time, this "GUARANTY"), made by each of the undersigned (each, a "GUARANTOR" and together with any other entity that becomes a party hereto pursuant to Section 26 hereof, collectively, the "GUARANTORS"). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

                              W I T N E S S E T H:

          WHEREAS, FairPoint Communications, Inc. (f/k/a MJD Communications, Inc.) (the "BORROWER"), the lenders from time to time party thereto (the "LENDERS"), Bank of America, N.A., as Syndication Agent (the "SYNDICATION AGENT"), Wachovia Bank, N.A., as Documentation Agent (the "DOCUMENTATION AGENT"), and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Administrative Agent (the "ADMINISTRATIVE AGENT", and together with the Lenders, the Syndication Agent, the Documentation Agent, each Letter of Credit Issuer and the Collateral Agent, the "LENDER CREDITORS"), have entered into a Credit Agreement, dated as of March 30, 1998 and amended and restated as of March 6, 2003 (as so amended and restated and as the same may be further amended, amended and restated, modified or supplemented from time to time, the "CREDIT AGREEMENT"), providing for the continuation and/or making of Loans and the issuance and/or continuation of Letters of Credit as contemplated therein;

          WHEREAS, the Borrower may from time to time be party to one or more Interest Rate Agreements (each such Interest Rate Agreement with an Interest Rate Creditor (as defined below), a "SECURED INTEREST RATE AGREEMENT") with Deutsche Bank Trust Company Americas, in its individual capacity ("DBTCA"), any Lender or a syndicate of financial institutions organized by DBTCA or such Lender or an affiliate of DBTCA or such Lender (even if DBTCA or any such Lender ceases to be a Lender under the Credit Agreement for any reason), and any institution that participates therein, and in each case their subsequent assigns (collectively, the "INTEREST RATE CREDITORS", and together with the Lender Creditors, collectively, the "CREDITORS");

          WHEREAS, each Guarantor is a wholly-owned direct or indirect Subsidiary of the Borrower;

          WHEREAS, the Guarantors have heretofore entered into a Subsidiary Guaranty, dated as of March 30, 1998 (as amended, modified or supplemented to but not including the date hereof, the "ORIGINAL SUBSIDIARY GUARANTY");

          WHEREAS, the Guarantors desire to amend and restate the Original Subsidiary Guaranty in the form of this Guaranty;

          WHEREAS, it is a condition to the continuation and/or making of Loans and the issuance and/or continuation of Letters of Credit under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty; and

                                                                       EXHIBIT F
                                                                          Page 2

          WHEREAS, each Guarantor will obtain benefits from the incurrence and/or continuation of Loans by the Borrower and the issuance and/or continuation of Letters of Credit for the account of the Borrower under the Credit Agreement and the entering into of Interest Rate Agreements and, accordingly, desires to execute this Guaranty in order to satisfy the conditions described in the preceding paragraph and to induce the Lenders to continue and/or make Loans to the Borrower, the Interest Rate Creditors to enter into and/or maintain Secured Interest Rate Agreements and the respective Letter of Credit Issuer(s) to issue and/or continue Letters of Credit for the account of the Borrower;

          NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Creditors and hereby covenants and agrees with each Creditor as follows:

          1. Each Guarantor irrevocably and unconditionally, and jointly and severally, guarantees:

          (i) to the Lender Creditors, the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (a) the principal of and interest on the Notes issued by, and the Loans made to, the Borrower under the Credit Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit and (b) all other obligations (including obligations which, but for any automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Borrower to the Lender Creditors under the Credit Agreement and the other Credit Documents (including, without limitation, indemnities, Fees and interest thereon) now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any other Credit Document and the due performance and compliance with the terms of the Credit Documents by the Borrower (all such principal, interest, liabilities and obligations, the "CREDIT DOCUMENT OBLIGATIONS"); and

          (ii) to the Interest Rate Creditors, the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for any automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Borrower under any Secured Interest Rate Agreement, whether now in existence or hereafter arising, and the due performance and compliance by the Borrower with all terms, conditions and agreements contained therein (all such obligations and liabilities, the "INTEREST RATE OBLIGATIONS", and the Interest Rate Obligations together with the Credit Document Obligations, collectively, the "GUARANTEED OBLIGATIONS").

Each Guarantor understands, agrees and confirms that the Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against each Guarantor without proceeding against the Borrower, any other Guarantor or any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations. All payments by each Guarantor under this Guaranty shall be made on the same basis as payments by the Borrower under Sections 3.03 and 3.04 of the Credit Agreement.

                                                                       EXHIBIT F
                                                                          Page 3

          2. Additionally, each Guarantor, jointly and severally, unconditionally and irrevocably, guarantees the payment of any and all Guaranteed Obligations to the Creditors whether or not due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in Section 8.05 of the Credit Agreement, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Creditors, on demand, in lawful money of the United States of America.

          3. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of the Borrower, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower or (e) any payment made to any Creditor on the indebtedness which any Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          4. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor or the Borrower and whether or not any other Guarantor, any other guarantor of the Borrower or the Borrower is joined in any such action or actions.

          5. Each Guarantor hereby waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Creditor against, and any other notice to, any party liable thereon (including such Guarantor or any other guarantor of the Borrower).

          6. Any Creditor may at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

          (i) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

                                                                       EXHIBIT F
                                                                          Page 4

          (ii) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (iii) exercise or refrain from exercising any rights against the Borrower, any other guarantor or others or otherwise act or refrain from acting;

          (iv) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower (other than the Creditors);

          (v) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Creditors regardless of what liabilities of the Borrower remain unpaid;

          (vi) consent to or waive any breach of, or any act, omission or default under, any of the Credit Documents, the Secured Interest Rate Agreements or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Credit Documents, the Secured Interest Rate Agreements or any of such other instruments or agreements; and/or

          (vii) act or fail to act in any manner referred to in this Guaranty which may deprive such Guarantor of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Guaranty.

          7. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations.

          8. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Creditor to any other or further action in any circumstances without

                                                                       EXHIBIT F
                                                                          Page 5

notice or demand. It is not necessary for any Creditor to inquire into the capacity or powers of the Borrower or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          9. Any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated to the indebtedness of the Borrower to the Creditors; and such indebtedness of the Borrower to any Guarantor, if the Collateral Agent so requests after an Event of Default (as hereinafter defined) has occurred, shall be collected, enforced and received by such Guarantor as trustee for the Creditors and be paid over to the Creditors on account of the indebtedness of the Borrower to the Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of the Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

          10. (a) Each Guarantor hereby waives any right (except as shall be required by applicable statute and cannot be waived) to require the Creditors to: (i) proceed against the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party; (ii) proceed against or exhaust any security held from the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party; or (iii) pursue any other remedy in the Creditors' power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the other Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder, except to the extent the Guaranteed Obligations have been paid in full. Each Guarantor waives any defense arising out of any such election by the Administrative Agent, the Collateral Agent and the other Creditors, even though such election may operate to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower, any other Guarantor or any other party or any security.

          (b) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which any Guarantor assumes and incurs hereunder, and

                                                                       EXHIBIT F
                                                                          Page 6

agrees that the Creditors shall have no duty to advise such Guarantor of information known to them regarding such circumstances or risks.

          (c) Until such time as the Guaranteed Obligations have been paid in full in cash or Cash Equivalents, each Guarantor hereby waives all rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Creditors against the Borrower, any other Guarantor or any other guarantor of the Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Borrower or any other Guarantor which it may at any time otherwise have as a result of this Guaranty.

          11. If and to the extent that any Guarantor makes any payment to any Creditor or to any other Person pursuant to or in respect of this Guaranty, any claim which such Guarantor may have against the Borrower by reason thereof shall be subject and subordinate to the prior payment in full of the Guaranteed Obligations to each Creditor. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of the Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

          12. Each Guarantor covenants and agrees that on and after the date hereof and until the Total Commitment and all Secured Interest Rate Agreements have been terminated, no Note or Letter of Credit remains outstanding and all Guaranteed Obligations have been paid in full, such Guarantor shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Section 6 or 7 of the Credit Agreement, and so that no Event of Default, is caused by the actions of such Guarantor or any of its Subsidiaries.

          13. Each Guarantor hereby jointly and severally agrees to pay, to the extent not paid pursuant to Section 11.01 of the Credit Agreement, all reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and disbursements of counsel) of each Creditor in connection with the enforcement of this Guaranty and of the Administrative Agent in connection with any amendment, waiver or consent relating to this Guaranty.

          14. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Creditors and their successors and assigns to the extent permitted under the Credit Agreement.

          15. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of the Required Lenders (or to the extent required by Section 11.12 of the Credit Agreement, with the written consent of each Lender) and each Guarantor affected thereby (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released), PROVIDED that (x) no such change, waiver, modification or variance shall be made to this Section 15 without the consent of each Creditor affected thereby and (y) any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Creditors (and not all Creditors in a

                                                                       EXHIBIT F
                                                                          Page 7

like or similar manner) shall require the written consent of the Requisite Creditors (as defined below) of such Class. For the purpose of this Guaranty, the term "CLASS" shall mean each class of Creditors, i.e., whether (i) the Lender Creditors as holders of the Credit Document Obligations or (ii) the Interest Rate Creditors as holders of the Interest Rate Obligations. For the purpose of this Guaranty, the term "REQUISITE CREDITORS" of any Class shall mean
(i) with respect to the Credit Document Obligations, the Required Lenders and
(ii) with respect to the Interest Rate Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Secured Interest Rate Agreements.

          16. Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents and the Secured Interest Rate Agreements has been made available to its principal executive officers and such officers are familiar with the contents thereof.

          17. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term shall mean and include any "Event of Default" as defined in the Credit Agreement or any payment default under any Secured Interest Rate Agreement continuing after any applicable grace period), each Creditor is hereby authorized, at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Creditor to or for the credit or the account of any Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Creditor under this Guaranty, irrespective of whether or not such Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured. Each Creditor agrees to promptly notify the relevant Guarantor after any such set off and application, PROVIDED that the failure to give such notice shall not affect the validity of such set off and application.

          18. All notices, requests, demands or other communications provided for hereunder made in writing (including communications by facsimile transmission) shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at (i) in the case of any Lender Creditor, as provided in the Credit Agreement, (ii) in the case of each Guarantor, at its address set forth opposite its signature below and (iii) in the case of any Interest Rate Creditor, at such address as such Interest Rate Creditor shall have specified in writing to the Guarantors; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

          19. If claim is ever made upon any Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any such Creditor repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Creditor or any of its property or (ii) any settlement or compromise of any such claim effected by such Creditor with any such claimant (including the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor,

                                                                       EXHIBIT F
                                                                          Page 8

notwithstanding any revocation hereof or other instrument evidencing any liability of the Borrower, and each Guarantor shall be and remain liable to such Creditor hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such Creditor.

          20. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. Any legal action or proceeding with respect to this Guaranty or any other Credit Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of any of the Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Guarantor in any other jurisdiction.

          (b) Each Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

          (c) Each Guarantor and each Creditor hereby irrevocably waive all rights to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Guaranty, the other Credit Documents or the transactions contemplated hereby or thereby.

          21. (a) After the Termination Date (as defined below), this Guaranty shall terminate (provided that all indemnities set forth herein shall survive any such termination) and the Administrative Agent, at the request and expense of the respective Guarantor, will execute and deliver to such Guarantor a proper instrument or instruments acknowledging the satisfaction and termination of this Guaranty as provided above. As used in this Guaranty, "TERMINATION DATE" shall mean the date upon which the Total Commitment and all Secured Interest Rate Agreements have been terminated, no Note or Letter of Credit under the Credit Agreement is outstanding (and all Loans have been paid in full) and all other Obligations (as defined in the Credit Agreement) have been paid in full (other than arising from indemnities for which no request has been made).

          (b) In the event that (x) all of the equity interests of one or more Guarantors are sold or otherwise disposed of (including by way of the merger or consolidation of such Guarantor with or into another Person) or liquidated, in any such case in compliance with the

                                                                       EXHIBIT F
                                                                          Page 9

requirements of Section 7.02 of the Credit Agreement (or such sale or other disposition or liquidation has been approved in writing by the Required Lenders (or all Lenders if required by Section 11.12 of the Credit Agreement)), and the proceeds of such sale, disposition or liquidation are applied, to the extent applicable, in accordance with the provisions of the Credit Agreement, such Guarantor shall be released from this Guaranty and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock, partnership interests or other equity interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 21(b)).

          22. Each Guarantor, in addition to the subrogation rights it shall have against the Borrower under applicable law as a result of any payment it makes hereunder, shall also have a right of contribution against all other Guarantors in respect of any such payment PRO RATA among same based on their respective net fair values as enterprises, PROVIDED any such right of contribution shall be subject and subordinate to the prior payment in full of the Guaranteed Obligations (and such Guarantor's obligations in respect thereof). It is the desire and intent of each Guarantor and the Creditors that this Guaranty shall be enforced to the full extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If and to the extent that the obligations of any Guarantor under this Guaranty would, in the absence of this sentence, be adjudicated to be invalid or unenforceable because of any applicable state or federal law relating to fraudulent conveyances or transfers, then the amount of such Guarantor's liability hereunder in respect of the Guaranteed Obligations shall be deemed to be reduced AB INITIO to that maximum amount which would be permitted without causing such Guarantor's obligations hereunder to be so invalidated.

          23. The Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Lenders and that no other Creditor shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Pledge Agreement, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent for the benefit of the Creditors upon the terms of this Guaranty and the Pledge Agreement. The Creditors further agree that this Guaranty may not be enforced against any director, officer or employee of any Guarantor.

          24. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

          25. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense.

          26. It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Guaranty pursuant to the Credit Agreement shall

                                                                       EXHIBIT F
                                                                         Page 10

automatically become a Guarantor hereunder by executing a counterpart hereof and delivering the same to the Administrative Agent.

          IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

c/o FAIRPOINT COMMUNICATIONS, INC.              FAIRPOINT BROADBAND, INC.,
521 East Morehead Street                        as a Guarantor
Suite 250
Charlotte, NC 28202                             By
                                                  ------------------------------
                                                   Title:


c/o FAIRPOINT COMMUNICATIONS, INC.              MJD VENTURES, INC.,
521 East Morehead Street                        as a Guarantor
Suite 250
Charlotte, NC 28202                             By
                                                  ------------------------------
                                                   Title:


c/o FAIRPOINT COMMUNICATIONS, INC.              MJD SERVICES CORP.,
521 East Morehead Street                        as a Guarantor
Suite 250
Charlotte, NC 28202                             By
                                                  ------------------------------
                                                   Title:


c/o FAIRPOINT COMMUNICATIONS, INC.              ST ENTERPRISES, LTD.
521 East Morehead Street                        as a Guarantor
Suite 250
Charlotte, NC 28202                             By
                                                  ------------------------------
                                                   Title:

Accepted and Agreed to:

DEUTSCHE BANK TRUST COMPANY AMERICAS
  as Administrative Agent for the Lenders


By
  ----------------------------------------
   Title:

                                                                       EXHIBIT G

                  FORM OF AMENDED AND RESTATED PLEDGE AGREEMENT

          AMENDED AND RESTATED PLEDGE AGREEMENT, dated as of March 30, 1998 and amended and restated as of March 6, 2003 (as so amended and restated and as the same may be further amended, amended and restated, modified or supplemented from time to time, the "AGREEMENT"), made by each of the undersigned (each, a "PLEDGOR" and together with any other entity that becomes a party hereto pursuant to Section 24 hereof, collectively, the "PLEDGORS"), in favor of DEUTSCHE BANK TRUST COMPANY AMERICAS (f/k/a Bankers Trust Company), as Collateral Agent (including any successor collateral agent, the "PLEDGEE") for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

                              W I T N E S S E T H :

          WHEREAS, FairPoint Communications, Inc., (f/k/a MJD Communications, Inc.) (the "BORROWER"), the lenders from time to time party thereto (the "LENDERS"), Bank of America, N.A., as Syndication Agent (the "SYNDICATION AGENT"), Wachovia Bank, N.A., as Documentation Agent (the "DOCUMENTATION AGENT"), and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Administrative Agent (the "ADMINISTRATIVE AGENT" and together with the Lenders, the Syndication Agent, the Documentation Agent, the Collateral Agent, each Letter of Credit Issuer and the Pledgee, the "LENDER CREDITORS"), have entered into a Credit Agreement, dated as of March 30, 1998 and amended and restated as of March 6, 2003 (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the "CREDIT AGREEMENT"), providing for the making and/or continuation of Loans and the issuance and/or continuation of Letters of Credit as contemplated therein;

          WHEREAS, the Borrower may from time to time be a party to one or more Interest Rate Agreements (each such Interest Rate Agreement with an Interest Rate Creditor (as defined below), a "SECURED INTEREST RATE AGREEMENT") with Deutsche Bank Trust Company Americas, in its individual capacity ("DBTCA"), any Lender or a syndicate of financial institutions organized by DBTCA or such Lender or an affiliate of DBTCA or such Lender (even if DBTCA or any such Lender ceases to be a Lender under the Credit Agreement for any reason), and any institution that participates therein, and in each case their subsequent assigns (collectively, the "INTEREST RATE CREDITORS," and together with the Lender Creditors, collectively, the "SECURED CREDITORS");

          WHEREAS, the Pledgors have heretofore entered into a Pledge Agreement, dated as of March 30, 1998 (as amended, modified or supplemented to but not including the date hereof, the "ORIGINAL PLEDGE AGREEMENT");

          WHEREAS, it is a condition precedent to the making and/or continuation of Loans and the issuance and/or continuation of Letters or Credit under the Credit Agreement that each Pledgor shall have executed and delivered to the Pledgee this Agreement; and

                                                                       EXHIBIT G
                                                                          Page 2

          WHEREAS, each Pledgor desires to execute this Agreement to satisfy the conditions described in the preceding paragraph and to amend and restate the Original Pledge Agreement in the form of this Agreement;

          NOW, THEREFORE, in consideration of the benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee and hereby covenants and agrees with the Pledgee as follows: 1.

          1. SECURITY FOR OBLIGATIONS. This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:

          (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Borrower (in the case of the Borrower or an NSG Pledgor) or such Pledgor (in the case of a Pledgor that is a Subsidiary Guarantor), now existing or hereafter incurred under, arising out of or in connection with any Credit Document to which the Borrower or such Pledgor, as the case may be, is a party (including, in the case of a Pledgor that is a Subsidiary Guarantor, all such obligations of such Pledgor under its Subsidiary Guaranty) and the due performance of and compliance by the Borrower or such Pledgor, as the case may be, with the terms of each such Credit Document (all such obligations and liabilities under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Secured Interest Rate Agreements, being herein collectively called the "CREDIT DOCUMENT OBLIGATIONS");

          (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Borrower (in the case of an NSG Pledgor) or such Pledgor (in the case of any Pledgor that is a Subsidiary Guarantor), now existing or hereafter incurred under, arising out of or in connection with any Secured Interest Rate Agreement (all such obligations and liabilities under this clause (ii) being herein collectively called the "INTEREST RATE OBLIGATIONS");

          (iii) any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) and/or its security interest therein;

          (iv) in the event of any proceeding for the collection of the Obligations (as defined below) or the enforcement of this Agreement, after an Event of Default (such term, as used in this Agreement, shall mean any Event of Default under the Credit Agreement or any payment default by the Borrower under any Secured Interest Rate Agreement after the expiration of any applicable grace period) shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the

                                                                       EXHIBIT G
                                                                          Page 3

     Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs; and

          (v) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 11 of this Agreement;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (v) of this Section 1 being herein collectively called the "OBLIGATIONS".

          2. DEFINITION OF STOCK, NOTES, PARTNERSHIP INTERESTS, MEMBERSHIP INTERESTS, SECURITIES, ETC. The following capitalized terms used herein shall have the definitions specified below:

          "CERTIFICATED SECURITY" shall have the meaning given such term in
Section 8-102(a)(4) of the UCC.

          "CLEARING CORPORATION" shall have the meaning given such term in
Section 8-102(a)(5) of the UCC.

          "COLLATERAL" shall have the meaning provided in Section 3.1.

          "COLLATERAL ACCOUNTS" shall mean any and all accounts established and maintained by the Pledgee in the name of any Pledgor to which Collateral may be credited.

          "EXCLUDED ENTITY" shall mean (x) any corporation, partnership, limited liability company or association which is not a Parent Company, an Intermediary Holding Company or a TelCo and (y) any TelCo acquired or created pursuant to a Permitted Acquisition after the Original Effective Date if (I) the relevant Pledgor has not obtained the appropriate regulatory approval to pledge the capital stock or other equity interests of such Telco in compliance with Section
6.10 of the Credit Agreement and (II) after giving effect to the acquisition or creation of such TelCo, the Pro Forma EBITDA Test is satisfied.

          "EXEMPTED FOREIGN ENTITY" shall mean any Foreign Corporation, limited liability company or partnership organized under the laws of a jurisdiction other than the United States or any State or Territory thereof that, in any such case, is treated as a corporation or an association taxable as a corporation for U.S. Federal income tax purposes.

          "FINANCIAL ASSET" shall have the meaning given such term in Section 8-102(a)(9) of the UCC.

          "INSTRUMENT" shall have the meaning given such term in Section 9-102(a)(47) of the UCC.

          "INVESTMENT PROPERTY" shall have the meaning given such term in
Section 9-102(a)(49) of the UCC.

          "LOCATION" of any Pledgor has the meaning given such term in Section 9-307 of the UCC.

                                                                       EXHIBIT G
                                                                          Page 4

          "MEMBERSHIP INTEREST" shall mean (x) the entire membership interest at any time owned by any Pledgor in any limited liability company (other than (I) an Excluded Entity and (II) a limited liability company that is not organized under the laws of the United States or any State or territory thereof (a "FOREIGN LLC")) and (y) with respect to a Foreign LLC (other than an Excluded Entity), the entire membership interest at any time owned by any Pledgor in such Foreign LLC, PROVIDED that such Pledgor shall not be required to pledge hereunder (and the term "Membership Interest" shall not include) more than 65% of the total voting power of all classes of the membership interests of any Foreign LLC (that is an Exempted Foreign Entity) entitled to vote (with any limited liability company (other than an Excluded Entity) in which any Pledgor owns a membership interest being herein called a "PLEDGED LLC").

          "NOTES" shall mean all promissory notes at any time issued to, or held by, any Pledgor.

          "NSG PLEDGOR" shall mean each Pledgor which is not a Subsidiary Guarantor.

          "PARTNERSHIP INTEREST" shall mean (x) the entire partnership interest (whether general and/or limited partnership interests) at any time owned by any Pledgor in any partnership (other than (I) an Excluded Entity and (II) a partnership that is not organized under the laws of the United States or any State or territory thereof (a "FOREIGN PARTNERSHIP")) and (y) with respect to a Foreign Partnership (other than an Excluded Entity), the entire partnership interest at any time owned by any Pledgor in such Foreign Partnership, PROVIDED that such Pledgor shall not be required to pledge hereunder (and the term "Partnership Interest" shall not include) more than 65% of the total voting power of all classes of partnership interests of any Foreign Partnership (that is an Exempted Foreign Entity) entitled to vote (with any partnership (other than an Excluded Entity) in which any Pledgor owns a partnership interest being herein called a "PLEDGED PARTNERSHIP").

          "PLEDGED MEMBERSHIP INTERESTS" shall mean all Membership Interests at any time pledged or required to be pledged hereunder.

          "PLEDGED NOTES" shall mean all Notes at any time pledged or required to be pledged hereunder.

          "PLEDGED PARTNERSHIP INTERESTS" shall mean all Partnership Interests at any time pledged or required to be pledged hereunder.

          "PLEDGED SECURITIES" shall mean all Pledged Stock, Pledged Notes, Pledged Partnership Interests and Pledged Membership Interests.

          "PLEDGED STOCK" shall mean all Stock at any time pledged or required to be pledged hereunder.

          "PROCEEDS" shall have the meaning given such term in Section 9-102(a)(64) of the UCC.

          "REGISTERED ORGANIZATION" shall have the meaning given such term in
Section 9-102(a)(70) of the UCC.

                                                                       EXHIBIT G
                                                                          Page 5

          "SECURITIES" shall mean all of the Stock, Notes, Partnership Interests and Membership Interests.

          "SECURITIES INTERMEDIARY" shall have the meaning given such term in
Section 8-102(14) of the UCC.

          "SECURITY ENTITLEMENT" shall have the meaning given such term in
Section 8-102(a)(17) of the UCC.

          "STOCK" shall mean (x) all of the issued and outstanding shares of stock at any time owned by any Pledgor of any corporation (other than (I) any Excluded Entity and (II) a corporation that is not organized under the laws of the United States or any State or territory thereof (a "FOREIGN CORPORATION")) and (y) with respect to a Foreign Corporation that is a first-tier Subsidiary (other than any Excluded Entity), all of the issued and outstanding shares of capital stock at any time owned by any Pledgor of such Foreign Corporation, PROVIDED that such Pledgor shall not be required to pledge hereunder (and the term "Stock" shall not include) more than 65% of the total combined voting power of all classes of capital stock of any Exempted Foreign Entity entitled to vote.

          "TRANSMITTING UTILITY" has the meaning given such term in Section 9-102(a)(80) of the UCC.

          "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time; PROVIDED that all references herein to specific Sections or subsections of the UCC are references to such Sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

          "UNCERTIFICATED SECURITY" shall have the meaning given such term in
Section 8-102(a)(18) of the UCC.

          3.      PLEDGE OF SECURITIES, ETC.

          3.1 PLEDGE. To secure the Obligations now or hereafter owed or to be performed by such Pledgor, each Pledgor does hereby grant, pledge, hypothecate, mortgage, charge and assign to the Pledgee for the benefit of the Secured Creditors, and does hereby create a continuing security interest (subject to those Liens permitted to exist with respect to the Collateral pursuant to the terms of all Secured Debt Agreements then in effect) in favor of the Pledgee for the benefit of the Secured Creditors in, all of its right, title and interest in and to the following, whether now existing or hereafter from time to time acquired (collectively, the "COLLATERAL"):

          (i) all of the Securities owned or held by such Pledgor from time to time and all options and warrants owned by such Pledgor from time to time to purchase Securities (and all certificates or instruments evidencing such Securities);

          (ii) each Collateral Account, including any and all assets of whatever type or kind deposited by such Pledgor in any such Collateral Account, whether now owned or

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                                                                       EXHIBIT G
                                                                          Page 6

     hereafter acquired, existing or arising (including, without limitation, all Financial Assets, Investment Property, monies, checks, drafts, Instruments or interests therein of any type or nature deposited or required by the Credit Agreement or any other Secured Debt Agreement to be deposited in such Collateral Account, and all investments and all certificates and other instruments (including depository receipts, if any) from time to time representing or evidencing the same, and all dividends, interest, distributions, cash and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing);

          (iii) all of such Pledgor's (x) Partnership Interest and all of such Pledgor's right, title and interest in each Pledged Partnership and (y) Membership Interest and all of such Pledgor's right, title and interest in each Pledged LLC, in each case including, without limitation:

                  (a) all the capital thereof and its interest in all profits, losses and other distributions to which such Pledgor shall at any time be entitled in respect of such Partnership Interest and/or Membership Interest;

                  (b) all other payments due or to become due to such Pledgor in respect of such Partnership Interest and/or Membership Interest, whether under any partnership agreement, limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

                  (c) all of its claims, rights, powers, privileges, authority, options, security interest, liens and remedies, if any, under any partnership agreement, limited liability company agreement or at law or otherwise in respect of such Partnership Interest and/or Membership Interest;

                  (d) all present and future claims, if any, of the Pledgor against any Pledged Partnership and any Pledged LLC for moneys loaned or advanced, for services rendered or otherwise;

                  (e) all of such Pledgor's rights under any partnership agreement or limited liability company agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to the Partnership Interest and/or Membership Interest, including any power to terminate, cancel or modify any partnership agreement or any limited liability company agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of any Partnership Interest or Membership Interest and any Pledged Partnership and any Pledged LLC to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

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                                                                       EXHIBIT G
                                                                          Page 7

                  (f) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

          (iv) all Security Entitlements owned by such Pledgor from time to time in any and all of the foregoing; and

          (v)     all Proceeds of any and all of the foregoing.

          3.2 PROCEDURES. (a) To the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by such Pledgor) be pledged pursuant to Section 3.1 of this Agreement and, in addition thereto, such Pledgor shall (to the extent provided below) forthwith take the following actions as set forth below:

          (i) with respect to a Certificated Security (other than a Certificated Security credited on the books of a Clearing Corporation or Securities Intermediary), such Pledgor shall physically deliver such Certificated Security to the Pledgee, endorsed to the Pledgee or endorsed in blank;

          (ii) with respect to an Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing Corporation or Securities Intermediary), such Pledgor shall cause the issuer of such Uncertificated Security to duly authorize, execute, and deliver to the Pledgee, an agreement for the benefit of the Pledgee and the other Secured Creditors substantially in the form of Annex E hereto (appropriately completed to the satisfaction of the Pledgee and with such modifications, if any, as shall be satisfactory to the Pledgee) pursuant to which such issuer agrees to comply with any and all instructions originated by the Pledgee without further consent by the registered owner and not to comply with instructions regarding such Uncertificated Security (and any Partnership Interests and Membership Interests issued by such issuer) originated by any other Person other than a court of competent jurisdiction;

          (iii) with respect to a Certificated Security, Uncertificated Security, Partnership Interest or Membership Interest credited on the books of a Clearing Corporation or Securities Intermediary (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company), such Pledgor shall promptly notify the Pledgee thereof and shall promptly take (x) all actions required (i) to comply with the applicable rules of such Clearing Corporation or Securities Intermediary and (ii) to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 9-314(a), (b) and (c), 9-106 and 8-106(d) of the
     UCC) and (y) such other actions as the Pledgee deems necessary or desirable to effect the foregoing;

          (iv) with respect to a Partnership Interest or a Membership Interest (other than a Partnership Interest or Membership Interest credited on the books of a Clearing

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                                                                       EXHIBIT G
                                                                          Page 8

     Corporation or Securities Intermediary), (1) if such Partnership Interest or Membership Interest is represented by a certificate and is a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(i) hereof, and (2) if such Partnership Interest or Membership Interest is not represented by a certificate or is not a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(ii) hereof;

          (v) with respect to any Note, physical delivery of such Note to the Pledgee, endorsed in blank, or, at the request of the Pledgee, endorsed to the Pledgee; and

          (vi) with respect to cash proceeds from any of the Collateral described in Section 3.1 hereof, (i) the establishment by the Pledgee of a cash account in the name of such Pledgor over which the Pledgee shall have "control" within the meaning of the UCC and, at any time any Event of Default is in existence, no withdrawals or transfers may be made therefrom by any Person except with the prior written consent of the Pledgee and (ii) the deposit of such cash in such cash account.

          (b)     In addition to the actions required to be taken pursuant to
Section 3.2(a) hereof, each Pledgor shall take the following additional actions with respect to the Collateral:

          (i) with respect to all Collateral of such Pledgor whereby or with respect to which the Pledgee may obtain "control" thereof within the meaning of Section 8-106 of the UCC (or under any provision of the UCC as same may be amended or supplemented from time to time, or under the laws of any relevant State other than the State of New York), such Pledgor shall take all actions as may be requested from time to time by the Pledgee so that "control" of such Collateral is obtained and at all times held by the Pledgee; and

          (ii) each Pledgor shall from time to time cause appropriate financing statements (on appropriate forms) under the Uniform Commercial Code as in effect in the various relevant States, covering all Collateral hereunder (with the form of such financing statements to be satisfactory to the Pledgee), to be filed in the relevant filing offices so that at all times the Pledgee's security interest in all Investment Property and other Collateral which can be perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the laws of the relevant States, including, without limitation, Section 9-312(a) of the UCC) is so perfected.

          3.3 SUBSEQUENTLY ACQUIRED COLLATERAL. If any Pledgor shall acquire (by purchase, stock dividend or otherwise) any additional Collateral at any time or from time to time after the date hereof, such Pledgor will forthwith thereafter take (or cause to be taken) all action with respect to such Collateral in accordance with the procedures set forth in Section 3.2 hereof, and will promptly thereafter deliver to the Pledgee a certificate executed by a principal executive officer of such Pledgor describing such Collateral and certifying that the same have been duly pledged with the Pledgee hereunder. Each Pledgor further agrees to provide an opinion of counsel reasonably satisfactory to the Pledgee with respect to any pledge of Collateral constituting Uncertificated Securities promptly upon request of the Pledgee. No Pledgor shall be

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                                                                       EXHIBIT G
                                                                          Page 9

required at any time to pledge hereunder any Securities which constitute more than 65% of the total combined voting power of all classes of ownership interests of any Exempted Foreign Entity entitled to vote.

          3.4 CERTAIN REPRESENTATIONS AND WARRANTIES CONCERNING THE COLLATERAL. Each Pledgor represents and warrants that on the date hereof: (a) each Subsidiary of such Pledgor whose equity interest is required to be pledged hereunder, and the direct ownership thereof, is listed on Annex A hereto; (b) the Stock held by such Pledgor consists of the number and type of shares of the stock of the corporations as described in Annex B hereto; (c) such Stock constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as set forth in Annex B hereto; (d) the Notes held by such Pledgor consist of the promissory notes described in Annex C hereto; (e) such Pledgor is the holder of record and sole beneficial owner of the Stock and Notes held by such Pledgor and there exists no options or preemption rights in respect of any of the Stock; (f) the Partnership Interests and Membership Interests, as the case may be, held by such Pledgor constitute that percentage of the entire interest of the respective Pledged Partnership or Pledged LLC, as the case may be, as is set forth under its name in Annex D hereto; (g) on the date hereof, such Pledgor owns or possesses no other Securities except as described on Annexes B, C and D hereto; and (h) the Pledgor has complied with the respective procedure set forth in Section 3.2(a) hereof with respect to each item of Collateral described in Annexes B, C and D hereto.

          4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Securities, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

          5. VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default, each Pledgor shall be entitled to exercise all voting rights attaching to any and all Pledged Securities owned by it, and to give consents, waivers or ratifications in respect thereof, PROVIDED that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate, result in breach of any covenant contained in, or be inconsistent with, any of the terms of this Agreement, the Credit Agreement, any other Credit Document or any Secured Interest Rate Agreement (collectively, the "SECURED DEBT AGREEMENTS"), or which would have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee or any other Secured Creditor therein. All such rights of a Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default shall occur and be continuing and Section 7 hereof shall become applicable.

          6. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until an Event of Default shall have occurred and be continuing, all cash dividends, distributions or other amounts payable in respect of the Pledged Securities shall be paid to the respective Pledgor, PROVIDED that all dividends, distributions or other amounts payable in respect of the Pledged Securities which are determined by the Pledgee, in its absolute discretion, to represent in whole or in part an extraordinary, liquidating or other distribution in return of capital not permitted by

                                                                       EXHIBIT G
                                                                         Page 10

the Credit Agreement shall be paid, to the extent so determined to represent an extraordinary, liquidating or other distribution in return of capital not permitted by the Credit Agreement, to the Pledgee and retained by it as part of the Collateral (unless such cash dividends or distributions are applied to repay the Obligations pursuant to Section 9 of this Agreement). The Pledgee shall also be entitled to receive directly, and to retain as part of the Collateral:

          (i) all other or additional stock, notes, membership interests, partnership interests or other securities or property (other than cash) paid or distributed by way of dividend or otherwise in respect of the Collateral;

          (ii) all other or additional stock, notes, membership interests, partnership interests or other securities or property (including cash) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

          (iii) all other or additional stock, notes, membership interests, partnership interests or other securities or property (including cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization (other than the Net Cash Proceeds from any Asset Sale applied to repay Loans and/or reinvested in accordance with the relevant provisions of the Credit Agreement).

Nothing contained in this Section 6 shall limit or restrict in any way the Pledge's right to receive the proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. All dividends, distributions or other payments which are received by the respective Pledgor contrary to the provisions of this Section 6 or Section 7 shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

          7. REMEDIES IN CASE OF AN EVENT OF DEFAULT. (a) In case an Event of Default shall have occurred and be continuing, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement or any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, including, without limitation, all the rights and remedies of a secured party upon default under the Uniform Commercial Code of the State of New York, and the Pledgee shall be entitled, without limitation, to exercise any or all of the following rights, which each Pledgor hereby agrees to be commercially reasonable:

          (i) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 to such Pledgor;

          (ii) to transfer all or any part of the Collateral into the Pledgee's name or the name of its nominee or nominees;

                                                                       EXHIBIT G
                                                                         Page 11

          (iii) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);

          (iv) to vote all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do
     so);

          (v) to set off any and all Collateral against any and all Obligations, and to withdraw any and all cash or other Collateral from any and all Collateral Accounts and to apply such cash and other Collateral to the payment of any and all Obligations; and

          (vi) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, PROVIDED that at least 10 days' notice of the time and place of any such sale shall be given to such Pledgor. The Pledgee shall not be obligated to make such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each purchaser at any such sale shall hold the property so sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise, and all rights, if any, of stay and/or appraisal which it now has or may at any time in the future have under rule of law or statute now existing or hereafter enacted. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of all Secured Creditors (or certain of them) may bid for and purchase (by bidding in Obligations or otherwise) all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto.

          8. REMEDIES, ETC., CUMULATIVE. Each right, power and remedy of the Pledgee provided for in this Agreement or any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other

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                                                                       EXHIBIT G
                                                                         Page 12

rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. Unless otherwise required by the Credit Documents, no notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other further action in any circumstances without demand or notice. The Secured Creditors agree that this Agreement may be enforced only by the action of the Administrative Agent or the Pledgee, in each case acting upon the instructions of the Required Lenders (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least the majority of the outstanding Interest Rate Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Pledgee or the holders of at least a majority of the outstanding Interest Rate Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Agreement.

          9. APPLICATION OF PROCEEDS. (a) All moneys collected by the Pledgee or the Collateral Agent upon any sale or other disposition of the Collateral, together with all other moneys received by the Pledgee or the Collateral Agent hereunder, shall be applied as follows:

          (i) FIRST, to the payment of all Obligations owing to the Pledgee or the Collateral Agent of the type described in clauses (iii) and (iv) of the definition of "Obligations" contained in Section 1 hereof;

          (ii) SECOND, to the extent proceeds remain after the application pursuant to preceding clause (1), an amount equal to the outstanding Obligations to the Secured Creditors shall be paid to the Secured Creditors as provided in Section 9(c) with each Secured Creditor receiving an amount equal to its Outstanding Obligations or, if the proceeds are insufficient to pay in full all such Obligations, its PRO RATA Share of the amount remaining to be distributed to be applied, with respect to the Credit Document Obligations, firstly to the payment of interest in respect of the unpaid principal amount of Loans outstanding, secondly to the payment of principal of Loans outstanding, then to the other Credit Document Obligations; and

          (iii) THIRD, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii) and following the termination of this Agreement pursuant to Section 18 hereof, to the relevant Pledgor or, to the extent directed by such Pledgor or a court of competent jurisdiction, to whomever may be lawfully entitled to receive such surplus.

          (b) For purposes of this Agreement, "PRO RATA SHARE" shall mean, when calculating a Secured Creditor' s portion of any distribution or amount, the amount (expressed as a percentage) equal to a fraction the numerator of which is the then outstanding amount of the relevant Obligations owed such Secured Creditor and the denominator of which is the then outstanding amount of all Obligations.

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                                                                       EXHIBIT G
                                                                         Page 13

          (c) All payments required to be made to the (i) Lender Creditors hereunder shall be made to the Administrative Agent for the account of the respective Lender Creditors and (ii) Interest Rate Creditors hereunder shall be made to the paying agent under the applicable Secured Interest Rate Agreement or, in the case of Secured Interest Rate Agreements without a paying agent, directly to the applicable Interest Rate Creditor.

          (d) For purposes of applying payments received in accordance with this Section 9, the Pledgee and the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent for a determination (which the Administrative Agent agrees to provide upon request to the Pledgee and the Collateral Agent) of the outstanding Credit Document Obligations and (ii) any Interest Rate Creditor for a determination (which each Interest Rate Creditor agrees to provide upon request to the Pledgee and the Collateral Agent) of the outstanding Interest Rate Obligations owed to such Interest Rate Creditor. Unless it has actual knowledge (including by way of written notice from a Secured Creditor) to the contrary, the Administrative Agent under the Credit Agreement, in furnishing information pursuant to the preceding sentence, and the Pledgee and the Collateral Agent, in acting hereunder, shall be entitled to assume that (x) no Credit Document Obligations other than principal, interest and regularly accruing fees are owing to any Lender Creditor and (y) no Secured Interest Rate Agreements or Interest Rate Obligations with respect thereto are in existence.

          (e) It is understood that the Pledgors shall remain jointly and severally liable to the extent of any deficiency between (x) the amount of the Obligations for which it is liable directly or as a Guarantor that are satisfied with proceeds of the Collateral and (y) the aggregate outstanding amount of the Obligations.

          10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

          11. INDEMNITY. Each Pledgor jointly and severally agrees (i) to indemnify and hold harmless the Pledgee and the other Secured Creditors from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse the Pledgee for all reasonable costs and expenses, including reasonable attorneys' fees, arising in connection with any amendment, waiver or modification to this Agreement and the Pledgee and the other Secured Creditors for all reasonable costs and expenses (including reasonable attorney's fees) growing out of or resulting from the exercise by the Pledgee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement except, with respect to clauses (i) and (ii) above, for those arising from the Pledgee's gross negligence or willful misconduct. In no event shall the Pledgee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for moneys or other property actually received by it in accordance with the terms hereof. If and to the extent that the

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                                                                       EXHIBIT G
                                                                         Page 14

obligations of any Pledgor under this Section 11 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

          12. FURTHER ASSURANCES; POWER OF ATTORNEY. (a) Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor's own expense, file and refile under the Uniform Commercial Code such financing statements, continuation statements and other documents in such offices as the Pledgee may deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee' s security interest in the Collateral hereunder and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder or thereunder.

          (b) Each Pledgor hereby appoints the Pledgee, such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default, in the Pledgee' s reasonable discretion to take any action and to execute any instrument which the Pledgee may reasonably deem necessary or advisable to accomplish the purposes of this Agreement.

          13. THE PLEDGEE AS COLLATERAL AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Section 10 of the Credit Agreement.

          14. TRANSFER BY THE PLEDGORS. No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except in accordance with the terms of this Agreement and the other Secured Debt Agreements).

          15. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. (a) Each Pledgor represents, warrants and covenants that:

          (i) it is, or at the time when pledged hereunder will be, the legal, beneficial and record owner of, and has (or will have) good and marketable title to, all Securities pledged by it hereunder, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except (x) the liens and security interests created by this Agreement and (y) liens permitted by Section 7.03(a) of the Credit Agreement;

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                                                                       EXHIBIT G
                                                                         Page 15

          (ii) it has full power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Agreement;

          (iii) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

          (iv) except to the extent already obtained or made, no consent of any other party (including, without limitation, any stockholder, limited or general partner, member or creditor of such Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with (a) the execution, delivery or performance of this Agreement, (b) the validity or enforceability of this Agreement,
     (c) the perfection or enforceability of the Pledgee' s security interest in the Collateral or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein;

          (v) the execution, delivery and performance of this Agreement by such Pledgor will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to such Pledgor, or of the certificate of incorporation, certificate of formation, by-laws, certificate of limited partnership, partnership agreement or limited liability company agreement, as the case may be, of such Pledgor or of any securities issued by such Pledgor or any of its Subsidiaries, or of any mortgage, indenture, lease, loan agreement, credit agreement or other material contract, agreement or instrument or undertaking to which such Pledgor or any of its Subsidiaries is a party or which purports to be binding upon such Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of such Pledgor or any of its Subsidiaries except as contemplated by this Agreement;

          (vi) all the shares of the Stock have been duly and validly issued, are fully paid and non-assessable and are subject to no options to purchase or similar rights;

          (vii) each of the Pledged Notes constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

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                                                                       EXHIBIT G
                                                                         Page 16

          (viii) the pledge, assignment and delivery to the Pledgee of the Securities (other than those constituting Uncertificated Securities) pursuant to this Agreement creates a valid and, assuming such Securities are held in the continued possession of the Collateral Agent in the State of New York, perfected first priority Lien in the Securities and the proceeds thereof, subject to no other Lien or to any agreement purporting to grant to any third party a Lien on the property or assets of such Pledgor which would include the Securities (other than Liens permitted by Section 7.03(a) of the Credit Agreement);

          (ix) it has the unqualified right to pledge and grant a security interest in the Partnership Interests and Membership Interests as herein provided without the consent of any other Person, firm, association or entity which has not been obtained;

          (x) the Partnership Interests and the Membership Interests pledged by it pursuant to this Agreement have been validly acquired and are fully paid for and are duly and validly pledged hereunder;

          (xi) it is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any partnership agreement or limited liability company agreement to which such Pledgor is a party, and such Pledgor is not in violation of any other material provisions of any partnership agreement or limited liability company agreement to which such Pledgor is a party, or otherwise in default or violation thereunder, no Partnership Interest or Membership Interest is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any Person with respect thereto and as of the Closing Date, there are no certificates, instruments, documents or other writings (other than the partnership agreements and certificates, if any, delivered to the Collateral Agent) which evidence any Partnership Interest or Membership Interest of such Pledgor;

          (xii) the pledge and assignment of the Partnership Interests and the Membership Interests pursuant to this Agreement, together with the relevant filings, consents or recordings (which filings, consents and recordings have been made or obtained), creates a valid, perfected and continuing first security interest in such Partnership Interests and Membership Interest and the proceeds thereof, subject to no prior lien or encumbrance or to any agreement purporting to grant to any third party a lien or encumbrance on the property or assets of such Pledgor which would include the Collateral;

          (xiii) there are no currently effective financing statements under the UCC covering any property which is now or hereafter may be included in the Collateral and such Pledgor will not, without the prior written consent of the Pledgee, execute and, until the Termination Date (as hereinafter defined), there will not ever be on file in any public office, any enforceable financing statement or statements covering any or all of the Collateral, except financing statements filed or to be filed in favor of the Pledgee as secured party;

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                                                                       EXHIBIT G
                                                                         Page 17

          (xiv) it shall give the Pledgee prompt notice of any written claim relating to the Collateral and shall deliver to the Pledgee a copy of each other demand, notice or document received by it which may adversely affect the Pledgee's interest in the Collateral promptly upon, but in any event within 10 days after, such Pledgor' s receipt thereof;

          (xv) it shall not withdraw as a partner of any Pledged Partnership or member of any Pledged LLC, or file or pursue or take any action which may, directly or indirectly, cause a dissolution or liquidation of or with respect to any Pledged Partnership or Pledged LLC or seek a partition of any property of any Pledged Partnership or Pledged LLC, except as permitted by the Credit Agreement;

          (xvi) as of the date hereof, all of its Partnership Interests and Membership Interests are uncertificated and each Pledgor covenants and agrees that it will not approve of any action by any Pledged Partnership or Pledged LLC to convert such uncertificated interests into certificated interests;

          (xvii) it will take no action which would violate or be inconsistent with any of the terms of any Secured Debt Agreement, or which would have the effect of impairing the position or interests of the Pledgee or any other Secured Creditor under any Secured Debt Agreement except as permitted by the Credit Agreement; and

          (xviii) "control" (as defined in Section 8-106 of the UCC) has been obtained by the Pledgee over all of such Pledgor's Collateral consisting of Securities (including, without limitation, Notes which are Securities) with respect to which such "control" may be obtained pursuant to Section 8-106 of the UCC, except to the extent that the obligation of the applicable Pledgor to provide the Pledgee with "control" of such Collateral has not yet arisen under this Agreement; PROVIDED that in the case of the Pledgee obtaining "control" over Collateral consisting of a Security Entitlement, such Pledgor shall have taken all steps in its control so that the Pledgee obtains "control" over such Security Entitlement.

          16. PLEDGORS' OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:

          (i) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from any of the Secured Debt Agreements, or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

          (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Agreement;

                                                                       EXHIBIT G
                                                                         Page 18

          (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee;

          (iv) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or

          (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Pledgor or any Subsidiary of such Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

          17. REGISTRATION, ETC. (a) If an Event of Default shall have occurred and be continuing and any Pledgor shall have received from the Pledgee a written request or requests that such Pledgor cause any registration, qualification or compliance under any Federal or state securities law or laws to be effected with respect to all or any part of the Pledged Stock, such Pledgor as soon as practicable and at its expense will use its best efforts to cause such registration to be effected (and be kept effective) and will use its best efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Pledged Stock, including, without limitation, registration under the Securities Act of 1933, as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other governmental requirements, provided that the Pledgee shall furnish to such Pledgor such information regarding the Pledgee as such Pledgor may request in writing and as shall be required in connection with any such registration, qualification or compliance. Each Pledgor will cause the Pledgee to be kept reasonably advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars and other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify, to the extent permitted by law, the Pledgee, each other Secured Creditor and all others participating in the distribution of such Pledged Stock against all claims, losses, damages or liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to such Pledgor by the Pledgee or such other Secured Creditor expressly for use therein.

          (b) If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Pledged Securities pursuant to Section 7, and such Pledged Securities or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Pledged Securities or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may

                                                                       EXHIBIT G
                                                                         Page 19

legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion, (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Securities or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the registration as aforesaid.

          18. TERMINATION; RELEASE. (a) After the Termination Date (as defined below), this Agreement shall terminate (PROVIDED that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination) and the Pledgee, at the request and expense of the respective Pledgor, will execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement as provided above, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee hereunder and, with respect to any Collateral consisting of an Uncertificated Security, a Partnership Interest or a Membership Interest (other than an Uncertificated Security, Partnership Interest or Membership Interest credited on the books of a Clearing Corporation or Securities Intermediary), a termination of the agreement relating thereto executed and delivered by the issuer of such Uncertificated Security pursuant to
Section 3.2(a)(ii) or by the respective partnership or limited liability company pursuant to Section 3.2(a)(iv)(2). As used in this Agreement, "TERMINATION DATE" shall mean the date upon which the Total Commitment and all Secured Interest Rate Agreements have been terminated, no Note under the Credit Agreement is outstanding (and all Loans have been paid in full) and all other Obligations have been paid in full (other than arising from indemnities for which no request has been made).

          (b) In the event that any part of the Collateral is sold or otherwise disposed of in connection with a sale or other disposition permitted by Section 7.02 of the Credit Agreement or is otherwise released at the direction of the Required Lenders (or all the Lenders if required by Section
11.12 of the Credit Agreement), and the proceeds of such sale or other disposition or from such release are applied in accordance with the terms of the Credit Agreement to the extent required to be so applied, the Pledgee, at the request and expense of the respective Pledgor, will release such Collateral from this Agreement, duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold, disposed of or released and as may be in possession of the Pledgee and has not theretofore been released pursuant to this Agreement.

          (c) At any time that any Pledgor desires that Collateral be released as provided in the foregoing Section 18(a) or (b), it shall deliver to the Pledgee a certificate signed

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                                                                       EXHIBIT G
                                                                         Page 20

by a principal executive officer stating that the release of the respective Collateral is permitted pursuant to Section 18(a) or (b). The Pledgee shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it in accordance with (or which the Pledgee in the absence of gross negligence and willful misconduct believes to be in accordance with) this
Section 18.

          19. NOTICES, ETC. All notices and other communications hereunder shall be in writing (including telegraphic, telex, telecopier, facsimile or cable communication) and shall be delivered, telegraphed, telexed, telecopied, faxed, cabled, or mailed (by first class mail, postage prepaid):

          (i) if to any Pledgor, at its address set forth opposite its signature below;

          (ii)    if to the Pledgee, at:

          Deutsche Bank Trust Company Americas
          31 West 52nd Street
          New York, New York 10019
          Attention: [____________]
          Tel: [____________]
          Fax: [____________]

          (iii) if to any Bank Creditor (other than the Pledgee), either (x) to the Administrative Agent, at the address of the Administrative Agent specified in the Credit Agreement or (y) at such address as such Bank Creditor shall have specified in the Credit Agreement;

          (iv) if to any Interest Rate Creditor, at such address as such Interest Rate Creditor shall have specified in writing to the Pledgors and the Pledgee;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

          20. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Pledgee (with the consent of the Required Lenders or, to the extent required by Section 11.12 of the Credit Agreement, all of the Lenders) and each Pledgor affected thereby, PROVIDED that (i) no such change, waiver, modification or variance shall be made to Section 9 hereof or this Section 20 without the consent of each Secured Creditor adversely affected thereby and (ii) any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors (as defined below) of such Class of Secured Creditors. For the purpose of this Agreement, the term "CLASS" shall mean each class of Secured Creditors, i.e., whether (x) the Lender Creditors as holders of the Credit Document Obligations or (y) the Interest Rate Creditors as holders of the Interest Rate Obligations. For the purpose of this Agreement, the term "REQUISITE CREDITORS" of

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                                                                       EXHIBIT G
                                                                         Page 21

any Class shall mean each of (x) with respect to each of the Credit Document Obligations, the Required Lenders and (y) with respect to the Interest Rate Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Secured Interest Rate Agreements.

          21. PLEDGEE NOT BOUND. (a) Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a general partner or limited partner of any Pledged Partnership or a member of any Pledged LLC or a shareholder of any corporation, and neither the Pledgee nor any Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a general partner or limited partner of any Pledged Partnership or a member of any Pledged LLC or a stockholder of any corporation. The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of a Partnership Interest, a Membership Interest or Stock pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture or membership agreement among the Pledgee, any other Secured Creditor and/or a Pledgor.

          (b) Except as provided in the last sentence of paragraph (a) of this Section 21, the Pledgee, by accepting this Agreement, did not intend to become a general partner or limited partner of any Pledged Partnership or a member of any Pledged LLC or a shareholder of any corporation or otherwise be deemed to be a co-venturer with respect to any Pledgor or any Pledged Partnership or a member of any Pledged LLC or a shareholder of any corporation either before or after an Event of Default shall have occurred. The Pledgee shall have only those powers set forth herein and shall assume none of the duties, obligations or liabilities of a general partner or limited partner of any Pledged Partnership or of a member of any Pledged LLC or of a Pledgor.

          (c) The Pledgee shall not be obligated to perform or discharge any obligation of a Pledgor as a result of the collateral assignment hereby effected.

          (d) The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

          22. MISCELLANEOUS. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 18, (ii) be binding upon each Pledgor, its successors and assigns; PROVIDED that no Pledgor shall assign any of its rights or obligations hereunder without the prior written consent of the Pledgee (with the prior written consent of the Required Lenders or to the extent required by Section 11.12 of the Credit Agreement, all of the Lenders), and (iii) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee, the other Secured Creditors and their respective successors, transferees and assigns. The headings of the several sections and subsections in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which

                                                                       EXHIBIT G
                                                                         Page 22

together shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

          23. GOVERNING LAW, ETC. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE SECURED CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each NSG Pledgor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each NSG Pledgor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each NSG Pledgor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of any of the Secured Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Pledgor in any other jurisdiction.

          (b) Each NSG Pledgor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

          (c) Each Pledgor and the Pledgee hereby irrevocably waive all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby.

          24. ADDITIONAL PLEDGORS. It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Agreement pursuant to the Credit Agreement shall become a Pledgor hereunder by executing a counterpart hereof and delivering the same to the Pledgee and Annexes A, B, C and D will be modified at such time in a manner acceptable to the Pledgee to give effect to such additional Pledgor.

          25. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with each Pledgor and the Pledgee.

          26. CONTRIBUTION. At any time a payment is made by any Pledgor (other than the Borrower) (each, a "SUBSIDIARY PLEDGOR") in respect of the Obligations from the

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                                                                       EXHIBIT G
                                                                         Page 23

proceeds of any sale or other disposition of Collateral owned by such Subsidiary Pledgor (each, a "RELEVANT PAYMENT"), the right of contribution of each Subsidiary Pledgor hereunder against each other such Subsidiary Pledgor shall be determined as provided in the immediately following sentence, with the right of contribution of each Subsidiary Pledgor to be revised and restated as of each date on which a Relevant Payment is made. At any time that a Relevant Payment is made by a Subsidiary Pledgor that results in the aggregate payments made by such Subsidiary Pledgor hereunder in respect of the Obligations to and including the date of the Relevant Payment exceeding such Subsidiary Pledgor's Contribution Percentage (as defined below) of the aggregate payments made by all Subsidiary Pledgors hereunder in respect of the Obligations from the proceeds of any sale or other disposition of Collateral owned by the Subsidiary Pledgors to and including the date of the Relevant Payment (such excess, the "AGGREGATE EXCESS AMOUNT"), each such Subsidiary Pledgor shall have a right of contribution against each other Subsidiary Pledgor who has made (or whose Collateral has been used to make) payments hereunder in respect of the Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Subsidiary Pledgor's Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Subsidiary Pledgors hereunder in respect of the Obligations from the proceeds of any sale or other disposition of Collateral owned by the Subsidiary Pledgors (the aggregate amount of such deficit, the "AGGREGATE DEFICIT AMOUNT") in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Subsidiary Pledgor and the denominator of which is the Aggregate Excess Amount of all Subsidiary Pledgors multiplied by (y) the Aggregate Deficit Amount of such other Subsidiary Pledgor. A Subsidiary Pledgor's right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of any subsequent computation; PROVIDED, that no Subsidiary Pledgor may take any action to enforce such right until the Obligations have been paid in full and the Total Commitment has been terminated, it being expressly recognized and agreed by all parties hereto that any Subsidiary Pledgor's right of contribution arising pursuant to this Agreement against any other Subsidiary Pledgor shall be expressly junior and subordinate to such other Subsidiary Pledgor's obligations and liabilities in respect of the Obligations and any other obligations owing under this Agreement. As used in this Section 26: (i) each Subsidiary Pledgor's "CONTRIBUTION PERCENTAGE" shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Subsidiary Pledgor by (y) the aggregate Adjusted Net Worth of all Subsidiary Pledgors; (ii) the "ADJUSTED NET WORTH" of each Subsidiary Pledgor shall mean the greater of (x) the Net Worth (as defined below) of such Subsidiary Pledgor and (y) zero; and (iii) the "NET WORTH" of each Subsidiary Pledgor shall mean the amount by which the fair salable value of such Subsidiary Pledgor's assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any obligations arising under this Agreement) on such date. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 26, each Subsidiary Pledgor who makes (or whose Collateral has been used to make) any payment in respect of the Obligations shall have no right of contribution or subrogation against any other Subsidiary Pledgor in respect of such payment. Each of the Subsidiary Pledgors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Subsidiary Pledgor has the right to waive its contribution right against any Subsidiary Pledgor to the extent that after giving effect

                                                                       EXHIBIT G
                                                                         Page 24

to such waiver such Subsidiary Pledgor would remain solvent, in the determination of the Required Lenders.

          27. LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION AND/OR A TRANSMITTING UTILITY); JURISDICTION OF ORGANIZATION; LOCATION; ORGANIZATIONAL IDENTIFICATION NUMBERS; CHANGES THERETO; ETC. No Pledgor shall change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its status as a Transmitting Utility or as a Person which is not a Transmitting Utility, as the case may be, its jurisdiction of organization, its Location, or its organizational identification number (if any), except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Secured Debt Agreements and so long as same do not involve (x) a Registered Organization ceasing to constitute same or (y) any Pledgor changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Collateral Agent not less than 10 days' prior written notice of each change to its legal name, its type of organization, whether or not it is a Registered Organization, its jurisdiction of organization, its Location, its organizational identification number (if any), and whether or not it is a Transmitting Utility, and (ii) in connection with the respective such change or changes, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that any Pledgor does not have an organizational identification number on the date hereof and later obtains one, such Pledgor shall promptly thereafter deliver a notification of the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.

          28. CHANGE OF CONTROL. The Pledgee acknowledges that, under existing law, a change of control of a Subsidiary whose equity interests are pledged hereunder as a result of a proposed exercise of remedies hereunder may require the prior approval of the FCC and a PUC.

          29. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          30. HEADINGS DESCRIPTIVE. The headings of the several Sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                                     * * * *

          IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

Address:                                 FAIRPOINT COMMUNICATIONS, INC
521 East Morehead Street, Suite 250        (f/k/a MJD Communications, Inc.),
Charlotte, NC 28202                      as a Pledgor

                                         By
                                           -------------------------------------
                                            Title:


Address:                                 ST ENTERPRISES, LTD.
c/o Fairpoint Communications, Inc.            as a Pledgor
521 East Morehead Street, Suite 250
Charlotte, NC 28202                      By
                                           -------------------------------------
                                            Title:


Address:                                 MJD HOLDINGS, CORP.
c/o Fairpoint Communications, Inc.            as a Pledgor
521 East Morehead Street, Suite 250
Charlotte, NC 28202                      By
                                           -------------------------------------
                                            Title:


Address:                                 MJD SERVICES CORP.,
c/o Fairpoint Communications, Inc.            as a Pledgor
521 East Morehead Street, Suite 250
Charlotte, NC 28202                      By
                                           -------------------------------------
                                            Title:


Address:                                 MJD VENTURES, INC.
c/o Fairpoint Communications, Inc.            as a Pledgor
521 East Morehead Street, Suite 250
Charlotte, NC 28202                      By
                                           -------------------------------------
                                            Title:


Address:                                 MJD VENTURES, INC.
c/o Fairpoint Communications, Inc.            as a Pledgor
521 East Morehead Street, Suite 250
Charlotte, NC 28202                      By
                                           -------------------------------------
                                            Title:

Address:                                 C-R COMMUNICATIONS, INC.,
c/o Fairpoint Communications, Inc.            as a Pledgor
521 East Morehead Street, Suite 250
Charlotte, NC 28202                      By
                                           -------------------------------------
                                            Title:


Address:                                 COMERCO, INC.,
c/o Fairpoint Communications, Inc.            as a Pledgor
521 East Morehead Street, Suite 250
Charlotte, NC 28202                      By
                                           -------------------------------------
                                            Title:


Address:                                 GTC COMMUNICATIONS, INC.,
c/o Fairpoint Communications, Inc.            as a Pledgor
521 East Morehead Street, Suite 250
Charlotte, NC 28202                      By
                                           -------------------------------------
                                            Title:


Address:                                 RAVENSWOOD COMMUNICATIONS, INC.,
c/o Fairpoint Communications, Inc.            as a Pledgor
521 East Morehead Street, Suite 250
Charlotte, NC 28202                      By
                                           -------------------------------------
                                            Title:


Address:                                 UTILITIES, INC.,
c/o Fairpoint Communications, Inc.            as a Pledgor
521 East Morehead Street, Suite 250
Charlotte, NC 28202                      By
                                           -------------------------------------
                                            Title:

Accepted and Agreed to:

DEUTSCHE BANK TRUST COMPANY AMERICAS
(f/k/a Bankers Trust Company) as Collateral Agent and
Pledgee


By
  ---------------------------------------
   Name:
   Title:

                                                                         ANNEX A

                         LIST OF PLEDGED SUBSIDIARIES OF
                         FAIRPOINT COMMUNICATIONS, INC.

A.   ST ENTERPRISES, LTD.

          1.   Sunflower Telephone Company, Inc.

          2. STE/NE Acquisition Corp., d/b/a/ Northland Telephone Company of Vermont

          3.   Northland Telephone Company of Maine, Inc.

          4.   ST Computer Resources, Inc.

          5.   ST Long Distance, Inc.

B.   MJD VENTURES, INC.

          1.   The Columbus Grove Telephone Company

          2.   C-R Communications, Inc.

          a.   C-R Telephone Company.

          3.   Taconic Telephone Corp.

          4.   Ellensburg Telephone Company

          5.   Sidney Telephone Company

          6.   Utilities, Inc.

          a.   Standish Telephone Company

          b.   China Telephone Company

          c.   Maine Telephone Company

          7.   Telephone Service Company

          8.   Chouteau Telephone Company

          9.   Chautauqua and Erie Telephone Corporation

          10.  The Orwell Telephone Company

          11.  GTC Communications, Inc. (f/k/a TPG Communications, Inc.)

          a.   St. Joe Communications, Inc.

                                                                         ANNEX A
                                                                          Page 2

          12.  Peoples Mutual Telephone Company

          13.  Fremont Telcom Co.

          14.  Comerco, Inc.

          a.   YCOM Networks, Inc.

C.   MJD SERVICES CORP.

          1.   Bluestem Telephone Company

          2.   Big Sandy Telecom, Inc.

          3.   Odin Telephone Exchange, Inc.

          4.   Kadoka Telephone Company

          5.   Columbine Telecom Company (f/k/a Columbine Acquisition Corp.)

          6.   Ravenswood Communications, Inc.

          a.   The El Paso Telephone Company.

          7.   Armour Independent Telephone Co.

          8.   Union Telephone Company of Hartford

          9.   WMW Cable TV Co.

          10.  Yates City Telephone Company

D.   FAIRPOINT BROADBAND, INC. (f/k/a MJD HOLDINGS CORP.)

                                                                         ANNEX B

                              LIST OF PLEDGED STOCK

I.   FAIRPOINT COMMUNICATIONS, INC. (f/k/a MJD COMMUNICATIONS, INC.)(3)

              Name of Issuing                            Type of        Number of          Percentage
              Corporation                                Shares         Shares             Owned
              ---------------                            -------        ---------          ----------
     1.   FairPoint Broadband, Inc.                      Common         100                100%

     2.   MJD Services Corp.                             Common         100                100%

     3.   MJD Ventures, Inc.                             Common         100                100%

A.   MJD SERVICES CORP.

              Name of Issuing                            Type of        Number of          Percentage
              Corporation                                Shares         Shares             Owned
              ---------------                            -------        ---------          ----------
     1.   Bluestem Telephone Company                     Common         100                100%

     2.   Big Sandy Telecom, Inc.                        Common         100                100%

     3.   Odin Telephone Exchange, Inc.                  Common         95.2857            100%(4)

     4.   Kadoka Telephone Company                       Common         1,212              100%

     5.   Columbine Telecom Company                      Common         100                100%

     6.   Ravenswood Communications, Inc.                Common         405                100%

     7.   Armour Independent Telephone Co.               Common         2,330              100%(5)

     8.   Union Telephone Company Of Hartford            Common         174                100%

     9.   WMW Cable Co.                                  Common         500                100%

     10.  Yates City Telephone Company                   Common         252                100%

----------
(3)  FairPoint Communications, Inc. stock will not be pledged.

(4)  Of the 101 shares issued and outstanding, 5.7143 are held in treasury.

(5) MJD Services Corp. owns 100% of the Common Stock issued and outstanding; however, of the 200 shares of Preferred Stock issued and outstanding, Union Telephone Company of Hartford owns 200 shares.

                                                                         ANNEX B
                                                                          Page 2

B.   MJD VENTURES, INC.

              Name of Issuing                            Type of        Number of          Percentage
              Corporation                                Shares         Shares             Owned
              ---------------                            -------        ---------          ----------
     1.  The Columbus Grove Telephone Company            Common         318                100%

     2.  C-R Communications, Inc.                        Common         750                100%

     3.  Taconic Telephone Corp.                         Common         100                100%(6)

     4.  Ellensburg Telephone Company                    Common         100                100%

     5.  Sidney Telephone Company                        Common         100                100%

     6.  Utilities, Inc.                                 Common         100                100%

     7.  Chouteau Telephone Company                      Common         100                100%(7)

     8.  Chautauqua and Erie Telephone Corporation       Common         100                100%

     9.  The Orwell Telephone Company                    Common         4,795.7461         100%

     10.  Telephone Service Company                      Common         100                100%

     11.  GTC Communications, Inc.                       Common         1,000,000          100%

     12.  Peoples Mutual Telephone Company               Common         9,832              100%

     13.  Fremont Telcom Co.                             Common         5,155.5            100%

     14.  Comerco, Inc.                                  Common         31,250             100%

----------
(6)  Of the 101 shares issued and outstanding, 5.7143 are held in treasury.

(7) MJD Services Corp. owns 100% of the Common Stock issued and outstanding; however, of the 200 shares of Preferred Stock issued and outstanding, Union Telephone Company of Hartford owns 200 shares.

                                                                         ANNEX B
                                                                          Page 3

C.   ST ENTERPRISES, LTD.(8)

              Name of Issuing                            Type of        Number of          Percentage
              Corporation                                Shares         Shares             Owned
              ---------------                            -------        ---------          ----------
     1.   Sunflower Telephone Company, Inc.              Common         684                99.7%

     2.   STE/NE   Acquisition   Corp.   (dba
            Northland Telephone Company of Vermont)      Common         1000                100%

     3.   Northland Telephone Company of Maine, Inc.     Common         100                 100%

     4.   ST Computer Resources, Inc.                    Common         500                 100%

     5.   ST Long Distance, Inc.                         Common         100                 100%

D.   C-R COMMUNICATIONS, INC.

              Name of Issuing                            Type of        Number of          Percentage
              Corporation                                Shares         Shares             Owned
              ---------------                            -------        ---------          ----------
     1.   C-R Telephone Company                          Common         100                100%

E.   UTILITIES, INC.

              Name of Issuing                            Type of        Number of          Percentage
              Corporation                                Shares         Shares             Owned
              ---------------                            -------        ---------          ----------
     1.   Standish Telephone Company                     Common         23,560             100%

     2.   China Telephone Company                        Common         20,000             100%

     3.   Maine Telephone Company                        Common         100                100%

----------
(8) ST Enterprises, Ltd. stock will not be pledged. Warrants outstanding for the purchase of Common Stock.

                                                                         ANNEX B
                                                                          Page 4

F.   RAVENSWOOD COMMUNICATIONS, INC.

              Name of Issuing                            Type of        Number of          Percentage
              Corporation                                Shares         Shares             Owned
              ---------------                            -------        ---------          ----------
     1.   The El Paso Telephone Company                  Common         405                100%

G.   GTC COMMUNICATIONS, INC.

              Name of Issuing                            Type of        Number of          Percentage
              Corporation                                Shares         Shares             Owned
              ---------------                            -------        ---------          ----------
     1.   St. Joe Communications, Inc.                   Common         1,000              100%

H.   COMERCO, INC.

              Name of Issuing                            Type of        Number of          Percentage
              Corporation                                Shares         Shares             Owned
              ---------------                            -------        ---------          ----------
     1.   YCOM Networks, Inc.                            Common         294                100%

                                                                         ANNEX C

                                  LIST OF NOTES

None.

                                                                         ANNEX D

PART I

                          LIST OF PARTNERSHIP INTERESTS

A.   None.

PART II

                          LIST OF MEMBERSHIP INTERESTS

A.   None.

                                                                         ANNEX E

 FORM OF AGREEMENT REGARDING UNCERTIFICATED SECURITIES, MEMBERSHIP INTERESTS AND
                              PARTNERSHIP INTERESTS

          AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this "AGREEMENT"), dated as of [_______ __, 200_], among the undersigned pledgor (the "PLEDGOR"), [____________], not in its individual capacity but solely as Collateral Agent (the "PLEDGEE"), and [__________], as the issuer of the Uncertificated Securities, Membership Interests and/or Partnership Interests (each as defined below) (the "ISSUER").

                              W I T N E S S E T H :

          WHEREAS, the Pledgor, certain of its affiliates and the Pledgee have entered into an Amended and Restated Pledge Agreement, dated as of March 30, 1998 and amended and restated as of March 6, 2003 (as so amended and restated and as the same may be further amended, modified, restated and/or supplemented from time to time, the "PLEDGE AGREEMENT"), under which, among other things, in order to secure the payment of the Obligations (as defined in the Pledge Agreement), the Pledgor has or will pledge to the Pledgee for the benefit of the Secured Creditors (as defined in the Pledge Agreement), and grant a security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of the right, title and interest of the Pledgor in and to any and all [Uncertificated Securities (as defined in the Pledge Agreement)] [Partnership Interests (as defined in the Pledge Agreement)] [Membership Interests (as defined in the Pledge Agreement)], from time to time by the Issuer, whether now existing or hereafter from time to time acquired by the Pledgor (with all of such [Uncertificated Securities] [Partnership Interests] [Membership Interests] being herein collectively called the "ISSUER PLEDGED INTERESTS"); and

          WHEREAS, the Pledgor desires the Issuer to enter into this Agreement in order to perfect the security interest of the Pledgee under the Pledge Agreement in the Issuer Pledged Interests, to vest in the Pledgee control of the Issuer Pledge Interests and to provide for the rights of the parties under this Agreement;

          NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. The Pledgor hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees, to comply with any and all instructions and orders originated by the Pledgee (and its successors and assigns) regarding any and all of the Issuer Pledged Interests without the further consent by the registered owner (including the Pledgor), and, following its receipt of a notice from the Pledgee stating that the Pledgee is exercising exclusive control of the Issuer Pledged Interests, not to comply with any instructions or orders regarding any or all of the Issuer Pledged Interests originated by any person or entity other than the Pledgee (and its successors and assigns) or a court of competent jurisdiction.

          2. The Issuer hereby certifies that (i) no notice of any security interest, lien or other encumbrance or claim affecting the Issuer Pledged Interests (other than the security interest

                                                                         ANNEX E
                                                                          Page 2

of the Pledgee) has been received by it, and (ii) the security interest of the Pledgee in the Issuer Pledged Interests has been registered in the books and records of the Issuer.

          3. The Issuer hereby represents and warrants that (i) the pledge by the Pledgor of, and the granting by the Pledgor of a security interest in, the Issuer Pledged Interests to the Pledgee, for the benefit of the Secured Creditors, does not violate the charter, by-laws, partner-ship agreement, membership agreement or any other agreement governing the Issuer or the Issuer Pledged Interests, and (ii) the Issuer Pledged Interests consisting of capital stock of a corporation are fully paid and nonassessable.

          4. All notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to the Pledgor by the Issuer in respect of the Issuer will also be sent to the Pledgee at the following address:

          [______________________]
          [______________________]
          Attention:  [______________]
          Telephone No.:  [______________]
          Telecopier No.:  [______________]

          5. Following its receipt of a notice from the Pledgee stating that the Pledgee is exercising exclusive control of the Issuer Pledged Interests and until the Pledgee shall have delivered written notice to the Issuer that all of the Obligations have been paid in full and this Agreement is terminated, the Issuer will send any and all redemptions, distributions, interest or other payments in respect of the Issuer Pledged Interests from the Issuer for the account of the Pledgee only by wire transfers to such account as the Pledgee shall instruct.

          6. Except as expressly provided otherwise in Sections 4 and 5, all notices, instructions, orders and communications hereunder shall be sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all such notices and communications shall, when mailed, telexed, telecopied, cabled or sent by overnight courier, be effective when deposited in the mails or delivered to overnight courier, prepaid and properly addressed for delivery on such or the next Business Day, or sent by telex or telecopier, except that notices and communications to the Pledgee or the Issuer shall not be effective until received. All notices and other communications shall be in writing and addressed as follows:

          (a)     if to the Pledgor, at:

          ______________________
          ______________________
          Attention: _________
          Telephone No.:
          Fax No.:

                                                                         ANNEX E
                                                                          Page 3

          (b)     if to the Pledgee, at the address given in Section 4 hereof;

          (c)     if to the Issuer, at:

          ______________________
          ______________________
          ______________________

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder. As used in this
Section 6, "BUSINESS DAY" means any day other than a Saturday, Sunday, or other day in which banks in New York are authorized to remain closed.

          7. This Agreement shall be binding upon the successors and assigns of the Pledgor and the Issuer and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in writing signed by the Pledgee, the Issuer and the Pledgor.

          8. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflict of laws.

                                                                         ANNEX E
                                                                          Page 4

          IN WITNESS WHEREOF, the Pledgor, the Pledgee and the Issuer have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

                                 [__________________________],
                                     as Pledgor


                                 By
                                   ---------------------------------------------
                                     Name:
                                     Title:


                                 [__________________________],
                                    not in its individual capacity but solely as Collateral Agent and Pledgee


                                 By
                                   ---------------------------------------------
                                     Name:
                                     Title:


                                 [__________________________],
                                     as the Issuer


                                 By
                                   ---------------------------------------------
                                     Name:
                                     Title:

                                                                       EXHIBIT H

                         OFFICER'S SOLVENCY CERTIFICATE

To the Agents and each of the Lenders party to the Credit Agreement referred to below:

          I, the undersigned, the Chief Financial Officer of FairPoint Communications, Inc. (f/k/a MJD Communications, Inc.), a Delaware corporation (the "BORROWER"), do hereby certify that:

          1.      This Certificate is furnished to the Lenders pursuant to
Section 4.01(j) of the Credit Agreement, dated as of March 30, 1998 and amended and restated as of March 6, 2003, among the Borrower, the lenders from time to time party thereto (each, a "LENDER" and, collectively, the "LENDERS"), Bank of America, N.A., as Syndication Agent, Wachovia Bank, N.A., as Documentation Agent, and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Administrative Agent (such Credit Agreement, as in effect on the date of this Certificate, the "CREDIT AGREEMENT"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

          2. For purposes of this Certificate, the terms below shall have the following definitions:

          (a)     "FAIR VALUE"

          The amount at which the assets, in their entirety, of the Borrower and its Subsidiaries taken as whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

          (b)     "PRESENT FAIR SALABLE VALUE"

          The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the Borrower and its Subsidiaries taken as a whole are sold with reasonable promptness in an arm's-length transaction under present conditions for the sale of comparable business enterprises.

          (c)     "NEW FINANCING"

          The Indebtedness incurred or to be incurred by the Borrower and its Subsidiaries under the Credit Documents (assuming the full utilization by the Borrower of the Commitments under the Credit Agreement) and all other financings contemplated by the Credit Documents (including the issuance of the New Senior Notes), in each case after giving effect to the Transaction and the incurrence of all financings in connection therewith.

                                                                       EXHIBIT H
                                                                          Page 2

          (d)     "STATED LIABILITIES"

          The recorded liabilities (including contingent liabilities that would be recorded in accordance with generally accepted accounting principles ("GAAP")) of the Borrower and its Subsidiaries taken as a whole as of the date hereof after giving effect to the consummation of the Transaction, determined in accordance with GAAP consistently applied, together with the amount of all New Financing.

          (e)     "IDENTIFIED CONTINGENT LIABILITIES"

          The maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of the Borrower and its Subsidiaries taken as a whole after giving effect to the Transaction (including all fees and expenses related thereto but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), as identified and explained to me as the Chief Financial Officer in terms of their nature and estimated magnitude by responsible officers of the Borrower or that have been identified to me as the Chief Financial Officer as such by an officer of the Borrower.

          (f) "WILL BE ABLE TO PAY THEIR RESPECTIVE STATED LIABILITIES AND IDENTIFIED CONTINGENT LIABILITIES AS THEY MATURE"

          For the period from the date hereof through the stated maturity of all New Financing, the Borrower and its Subsidiaries taken as a whole will have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or otherwise become payable.

          (g)     "DO NOT HAVE UNREASONABLY SMALL CAPITAL"

          For the period from the date hereof through the stated maturity of all New Financing, the Borrower and its Subsidiaries taken as a whole after consummation of the Transaction and all Indebtedness (including the Loans and the New Senior Notes) being incurred, issued or assumed and Liens created by the Borrower and its Subsidiaries in connection therewith, is a going concern and has sufficient capital to ensure that they will continue to be a going concern for such period and to remain a going concern.

          3. For purposes of this Certificate, I, or senior officers of the Borrower with whom I have consulted ("DESIGNATED OFFICERS"), have performed the following procedures as of and for the periods set forth below.

     (a) I have reviewed the financial statements referred to in Section 5.10(b) of the Credit Agreement.

     (b) I and/or certain Designated Officers have made inquiries of certain officers of the Borrower and its Subsidiaries who have responsibility for financial and

                                                                       EXHIBIT H
                                                                          Page 3

          accounting matters regarding the existence and amount of Identified Contingent Liabilities associated with the Borrower and its Subsidiaries.

     (c) I have knowledge of and have reviewed to my satisfaction the Credit Documents and the respective Schedules and Exhibits thereto.

     (d)  With respect to Identified Contingent Liabilities, I and/or Designated
          Officers:

          1. inquired of certain officers of each of the Borrower and its Subsidiaries who have responsibility for legal, financial and accounting matters as to the existence and estimated liability with respect to all contingent liabilities associated with each of the Borrower and its Subsidiaries;

          2. confirmed with officers of each of the Borrower and its Subsidiaries that to such officers' knowledge, (i) all appropriate items were included in Stated Liabilities or Identified Contingent Liabilities and (ii) the amounts relating thereto were the maximum estimated amount of liabilities reasonably likely to result therefrom as of the date hereof; and

          3. hereby certify that, to my knowledge, all material Identified Contingent Liabilities that may arise from any pending litigation, asserted claims and assessments, guarantees, uninsured risks and other Identified Contingent Liabilities of each of the Borrower and its Subsidiaries (exclusive of such Identified Contingent Liabilities to the extent reflected in Stated Liabilities) have been considered (after giving effect to the consummation of the Transaction and the incurrence of all financings in connection therewith) in making the certification set forth in paragraph 4 below, and with respect to each such Identified Contingent Liability, the estimable maximum amount of liability with respect thereto was used in making such certification.

     (e) I have had the projections relating to the Borrower and its Subsidiaries (the "PROJECTIONS") which have been previously delivered to the Lenders, prepared under my direction, and have re-examined the Projections on the date hereof and considered the effect thereon of any changes since the date of the preparation thereof on the results projected therein. After such review, I hereby certify that in my opinion the Projections are reasonable.

     (f) I and/or Designated Officers have made inquiries of certain officers of each of the Borrower and its Subsidiaries who have responsibility for financial reporting and accounting matters regarding whether they were aware of any events or conditions that, as of the date hereof, would cause the Borrower and its Subsidiaries taken as a whole, after giving effect to the consummation of the Transaction and the related financing transactions (including the incurrence of the New Financing), to (i) have assets with a Fair Value or Present Fair Salable Value that are less than the sum of Stated Liabilities and Identified Contingent

                                                                       EXHIBIT H
                                                                          Page 4

          Liabilities; (ii) have Unreasonably Small Capital; or (iii) not be able to pay their respective Stated Liabilities and Identified Contingent Liabilities as they mature or otherwise become payable.

          4. Based on and subject to the foregoing, I hereby certify on behalf of the Borrower that, after giving effect to the consummation of the Transaction and the related financing transactions (including the incurrence of the New Financing), it is my opinion that (i) the Fair Value and Present Fair Salable Value of the assets of the Borrower and its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities taken as a whole;
(ii) the Borrower and its Subsidiaries taken as a whole do not have Unreasonably Small Capital; and (iii) the Borrower and its Subsidiaries taken as a whole will be able to pay their respective Stated Liabilities and Identified Contingent Liabilities as they mature.

                                                                       EXHIBIT H
                                                                          Page 5

          IN WITNESS WHEREOF, I have hereto set my hand this 6th day of March, 2003.

                                          FAIRPOINT COMMUNICATIONS, INC.
                                         (f/k/a MJD Communications, Inc.)


                                         --------------------------------

                                         Name:

                                         Title:


          By accepting this certificate, the Administrative Agent acknowledges, on its own behalf and on the behalf of the Lenders from time to time party to the Credit Agreement, that (i) the foregoing certification is rendered solely in the executing party's capacity as an officer of the Borrower and its Subsidiaries and (ii) in the absence of fraud on the part of the executing party, no claim shall be asserted against the executing party in its individual capacity in connection with or arising out of this certificate or its execution or delivery.


ACKNOWLEDGED:

DEUTSCHE BANK TRUST COMPANY AMERICAS
 as Administrative Agent
 on behalf of the Lenders


----------------------------
Name:
Title:

                                                                       EXHIBIT I


                          FORM OF ASSIGNMENT AGREEMENT

                                                            DATE: _________, ___

          Reference is made to the Credit Agreement described in Item 2 of Annex I annexed hereto (as such Credit Agreement may hereafter be further amended, amended and restated, modified or supplemented from time to time, the "CREDIT AGREEMENT"). Unless defined in Annex I attached hereto, terms defined in the Credit Agreement are used herein as therein defined. _______________ (the "ASSIGNOR") and ________________ (the "ASSIGNEE") hereby agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I (the "ASSIGNED SHARE") of all of the outstanding rights and obligations under the Credit Agreement relating to the Facilities indicated in Item 4 of Annex I, including, without limitation, (w) in the case of any assignment of outstanding A Term Loans, all rights and obligations with respect to the Assigned Share of all then outstanding A Term Loans, (x) in the case of any assignment of outstanding C Term Loans-Floating Rate, all rights and obligations with respect to the Assigned Share of all then outstanding C Term Loans, (y) in the case of any assignment of outstanding C Term Loans-Fixed Rate, all rights and obligations with respect to the Assigned Share of all then outstanding C Term Loans-Fixed Rate and (z) in the case of any assignment of all or any portion of the Total Revolving Commitment, all rights and obligations with respect to the Assigned Share of the Total Revolving Commitment and of all then outstanding RF Loans. After giving effect to such sale and assignment, the Assignee's Revolving Commitment and the amount of the outstanding A Term Loans, C Term Loans-Floating Rate and C Term Loans-Fixed Rate owing to the Assignee will be as set forth in Item 4 of Annex I hereto.

          2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any liens or security interests; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any other Credit Party of any of its obligations under the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto.

          3. The Assignee (i) represents and warrants that it is duly authorized to enter into and perform the terms of this Assignment Agreement;
(ii) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has

                                                                       EXHIBIT I
                                                                          Page 2

deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Syndication Agent, the Documentation Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Administrative Agent, the Syndication Agent, the Documentation Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent, the Syndication Agent, the Documentation Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; (v) makes the representations and warranties required to be made by the Assignee under Section 11.04(d) of the Credit Agreement; [and] (vi) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender [; and (viii) attaches the forms described in Section 11.04(b) of the Credit Agreement].(9)

          4. Following the execution of this Assignment Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment Agreement shall be (x) the date upon which all of the following conditions have been satisfied: (i) the execution hereof by the Assignor and the Assignee, (ii) to the extent required by Section 11.04(b) of the Credit Agreement, the consent hereto by the Administrative Agent and the Borrower (which consent, in either case, shall not be unreasonably withheld or delayed), (iii) the receipt by the Administrative Agent of the assignment fee referred to in Section 11.04(b) of the Credit Agreement and (iv) the recordation of the assignment effected hereby by the Administrative Agent in the Lender Register as provided in Section 11.16 of the Credit Agreement or (y) such later date as is otherwise specified in Item 5 of Annex I hereto (the "SETTLEMENT DATE").

          5. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

          6. It is agreed that upon the effectiveness hereof, the Assignee shall be entitled to (x) all interest on the Assigned Share of the A Term Loans, C Term Loans-Floating Rate, C Term Loans-Fixed Rate and/or RF Loans at the rates specified in Item 6 of Annex I and (y) all Commitment Commission (if applicable) on the Assigned Share of the Total Revolving Commitment at the rate specified in
Item 7 of Annex I which, in each case, accrues on and after the Settlement Date, such interest and, if applicable, Commitment Commission, to be paid by the Administrative Agent, upon receipt thereof from the Borrower, directly to the Assignee. It is

----------
(9) Include if the Assignee is organized under the laws of a jurisdiction outside the United States.

                                                                       EXHIBIT I
                                                                          Page 3

further agreed that all payments of principal made by the Borrower on the Assigned Share of the A Term Loans, C Term Loans-Floating Rate, C Term Loans-Fixed Rate and/or RF Loans which occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assignee's Assigned Share of the principal amount of the A Term Loans, C Term Loans-Floating Rate, C Term Loans-Fixed Rate and/or RF Loans which are outstanding on the Settlement Date, net of any closing costs. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves.

          7. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                                   *    *    *

                                                                       EXHIBIT I
                                                                          Page 4

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                         [NAME OF ASSIGNOR],
                                           as Assignor


                                         By
                                           ------------------------
                                             Title:

                                         [NAME OF ASSIGNEE],
                                             as Assignee


                                         By
                                           ------------------------
                                             Title:


[Acknowledged and Agreed:

DEUTSCHE BANK TRUST COMPANY AMERICAS
  as Administrative Agent

By
  ----------------------
   Title:

FAIRPOINT COMMUNICATIONS, INC.
    (f/k/a MJD Communications, Inc.),
    as Borrower

By
  ----------------------
    Title:](10)


----------
(10) The consent of the Administrative Agent and, so long as no Default under
Section 8.01 or 8.05 of the Credit Agreement or Event of Default is then in existence, the Borrower is required in connection with any assignment to an Eligible Transferee pursuant to clause (y) of the first sentence of Section 11.04(b) of the Credit Agreement (which consent, in either case, shall not be unreasonably withheld or delayed).

                                                                         ANNEX I


                         ANNEX FOR ASSIGNMENT AGREEMENT

1.   The Borrower:     FairPoint Communications, Inc. (f/k/a MJD Communications,
                       Inc.)

2.   Name and Date of Credit Agreement:

          Credit Agreement, dated as of March 30, 1998 and amended and restated as of March 6, 2003, among the Borrower, the lenders from time to time party thereto, Bank of America, N.A., as Syndication Agent, Wachovia Bank, N.A., as Documentation Agent and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Administrative Agent.

3.   Date of Assignment Agreement:

          ____________ ___, ______

4.   Amounts (as of date of item #3 above):

                                    Outstanding     Outstanding
                    Outstanding     Principal of    Principal of        Total
                    Principal of    C Term Loans-   C Term Loans-       Revolving
                    A Term Loans    Floating Rate   Fixed Rate          Commitment
                    ------------    -------------   ----------------    ----------
a. Aggregate
Amount for all
Lenders             $_________      $_________      $_________          $_________

b. Assigned Share   __________%     __________%     __________%         __________%

c. Amount of
Assigned Share      $_________      $_________      $_________          $_________

5.   Settlement Date:

          ____________ ___, ______

6.   Rate of Interest to the Assignee:        As set forth in Section 1.08 of
                                              the Credit Agreement (unless
                                              otherwise agreed to by the
                                              Assignor and the Assignee).(11)

7.   Commitment Commission to the Assignee:   As set forth in Section 2.01(a) of
                                              the Credit Agreement (unless
                                              otherwise agreed to by the
                                              Assignor and the Assignee).(12)

----------
(11) The Borrower and the Administrative Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in Section 1.08 of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of interest through payments by the Assignee to the Assignor.

                                                                         ANNEX I
                                                                          Page 2

8.   Notices:

     ASSIGNOR:

          __________________
          __________________
          __________________
          __________________

          Attention:
          Telephone No.:
          Facsimile No.:
          Reference:

     ASSIGNEE:

          __________________
          __________________
          __________________
          __________________

          Attention:
          Telephone No.:
          Facsimile No.:
          Reference:

9.   Payment Instructions:

     ASSIGNOR:

          __________________
          __________________
          __________________
          __________________

          ABA No.:
          Account No.:
          Reference:
          Attention:

----------
(...continued)
(12) Insert "Not Applicable" in lieu of text if no portion of the Total Revolving Commitment is being assigned. Otherwise, the Borrower and the Administrative Agent shall direct the entire amount of the Commitment Commission to the Assignee at the rate set forth in Section 2.01(a) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the Commitment Commission through payment by the Assignee to the Assignor.

                                                                         ANNEX I
                                                                          Page 3

     ASSIGNEE:

          __________________
          __________________
          __________________
          __________________

          ABA No.:
          Account No.:
          Reference:
          Attention:

Accepted and Agreed:

[NAME OF ASSIGNEE], as Assignee            [NAME OF ASSIGNOR], as Assignor


By:                                        By:
   ----------------------                     ----------------------
     Name:                                    Name:
     Title:                                   Title:

                                                                       EXHIBIT J

                        FORM OF LETTER OF CREDIT REQUEST

                                             Dated ________________ __, 200_(13)


Deutsche Bank Trust Company Americas
(f/k/a Bankers Trust Company),
as Administrative Agent under the
Credit Agreement referred to below
31 West 52nd Street
New York, New York 10019

Attention: __________________

[Insert Name and Address of
Letter of Credit Issuer](14)

Ladies and Gentlemen:

          The undersigned, FairPoint Communications, Inc. (f/k/a MJD Communications, Inc.) (the "BORROWER"), refers to the Credit Agreement, dated as of March 30, 1998 and amended and restated as of March 6, 2003 (as so amended and restated and as the same may be further amended, amended and restated, modified or supplemented from time to time, the "CREDIT AGREEMENT", the capitalized terms defined therein being used herein as therein defined), among the Borrower, the lenders from time to time party thereto (the "LENDERS"), Bank of America, N.A., as Syndication Agent, Wachovia Bank, N.A., as Documentation Agent, and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Administrative Agent.

          The undersigned hereby requests that [insert name of respective Letter of Credit Issuer] issue a Letter of Credit for the account of the undersigned on _______________ ___, ______ (the "DATE OF ISSUANCE") in the aggregate Stated Amount of $_________.


----------
(13) Shall be prior to 1:00 p.m. (New York time) at least three Business Days prior to the proposed Date of Issuance (or such shorter period as may be acceptable to the respective Letter of Credit Issuer in any given case).

(14) In the case of DBTCA as Letter of Credit Issuer, address is Global Loan Operations, Standby Letter of Credit Unit, 60 Wall Street, New York, NY 10005-MS NYC 60- 2708.

                                                                       EXHIBIT J
                                                                          Page 2

          The beneficiary of the requested Letter of Credit will be ____________,(15) and such Letter of Credit will be in support of____________________(16) and will have a stated expiration date of ___________.(17)

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Date of Issuance:

          (A) the representations and warranties contained in the Credit Agreement and the other Credit Documents are and will be true and correct in all material respects, before and after giving effect to the issuance of the Letter of Credit requested hereby, as though made on the Date of Issuance, unless stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects only as of such earlier date; and

          (B) no Default or Event of Default has occurred and is continuing, or would result after giving effect to the issuance of the Letter of Credit requested hereby.

          Copies of all documentation with respect to the supported transaction are attached hereto.

                                         FAIRPOINT COMMUNICATIONS, INC.
                                        (f/k/a MJD Communications, Inc.)


                                        By:
                                           ---------------------------
                                           Name:
                                           Title:


--------

(15) Insert name and address of beneficiary.

(16) Insert description of the supported obligations, name of agreement and/or the commercial transaction to which this Letter of Credit Request relates.

(17) Insert last date upon which drafts may be presented (which may not be later than the earlier of twelve months after the Date of Issuance or beyond the tenth Business Day preceding the Final Maturity Date).